As filed with the Securities and Exchange Commission on July 7, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE

SECURITIES ACT OF 1933 OF SECURITIES

OF CERTAIN REAL ESTATE COMPANIES

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

One Crescent Drive, Suite 203

Philadelphia, Pennsylvania 19112

(215) 231-7050

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Alan F. Feldman

Chief Executive Officer

Resource Real Estate Opportunity REIT, Inc.

One Crescent Drive, Suite 203

Philadelphia, Pennsylvania 19112

(215) 231-7050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

R. Neil Miller, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $0.01 par value per share (2)	75,000,000	$10.00	$750,000,000	$41,850
Common Stock, $0.01 par value per share (3)	7,500,000	$ 9.50	$ 71,250,000	$ 3,976

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457.
(2)	Represents shares issuable pursuant to the registrant’s primary offering.
(3)	Represents shares issuable pursuant to the registrant’s distribution reinvestment plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission and various states is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED July 7, 2009

Maximum Offering – 82,500,000 Shares of Common Stock

      Minimum Offering – 200,000 Shares of Common Stock

Resource Real Estate Opportunity REIT, Inc. is a recently formed Maryland corporation that intends to purchase a diversified portfolio of U.S. commercial real estate and real estate related debt that has been significantly discounted due to the effects of economic events and high levels of leverage, including properties that may benefit from extensive renovations intended to increase their long-term values. We have a particular focus on operating multifamily assets, and we intend to target this asset class while also purchasing interests in other types of commercial property assets consistent with our investment objectives. Our targeted portfolio will consist principally of: (i) non-performing or distressed loans, including first- and second-priority mortgage loans, mezzanine loans, B-Notes and other loans, (ii) real estate owned by financial institutions, usually as a result of foreclosure, (iii) value-add multifamily rental properties and (iv) discounted investment-grade commercial mortgage-backed securities. Because we have not yet identified any specific assets to acquire, we are considered a blind pool. We intend to qualify as a real estate investment trust (“REIT”), beginning with the taxable year that will end December 31, 2009.

We are offering up to 75,000,000 shares of common stock in our primary offering for $10 per share, with volume discounts available to investors who purchase more than $1,000,000 of shares through the same participating broker-dealer. Discounts are also available for other categories of investors. We are also offering up to 7,500,000 shares pursuant to our distribution reinvestment plan at a purchase price initially equal to $9.50 per share. This offering will terminate on or before              (unless extended by our board of directors for an additional year or as otherwise permitted by applicable securities law).

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 25 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•

No public market currently exists for our shares of common stock, and we have no current plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	We set the offering price of our shares arbitrarily. This price is unrelated to the book or net value of our assets or to our expected operating income.

•

We have no operating history, and our total assets consist of $200,000 cash and we have approximately $300,000 of deferred offering costs. We have not identified any investments to acquire from the proceeds of this offering.

•

We are dependent on our advisor and its affiliates to select investments and conduct our operations and this offering. Our advisor has no operating history and no experience operating a public company.

•	We will pay substantial fees and expenses to our advisor, its affiliates and broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•

Our executive officers, some of our directors and other key real estate professionals are also officers, managers, directors and key professionals of our advisor, our dealer manager and other affiliated Resource Real Estate entities. As a result, they will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Resource Real Estate-sponsored programs.

•	We may lack diversification if we do not raise substantially more than the minimum offering.

•	We may borrow funds, issue new securities or sell assets to make distributions, all or a portion of which could be deemed a return of capital.

•	Disruptions in the financial markets and deteriorating economic conditions could adversely affect our ability to implement our business strategy and generate returns to you.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public		Selling Commissions		Dealer Manager Fee		Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	*	$0.70	*	$0.30	*	$9.00
Total Minimum	$2,000,000	*	$140,000	*	$60,000	*	$1,800,000
Total Maximum	$750,000,000	*	$52,500,000	*	$22,500,000	*	$675,000,000
Distribution Reinvestment Plan
Per Share	$9.50		$0.00		$0.00		$9.50
Total Maximum	$71,250,000		$0.00		$0.00		$71,250,000

*	Discounts are available for some categories of investors. Reductions in commissions and fees will result in corresponding reductions in the purchase price.

The dealer manager, Chadwick Securities, Inc., our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is $2,500. We will not sell any shares unless we raise gross offering proceeds of $2,000,000 from persons who are not affiliated with us or our advisor by             . Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, TD Bank, N.A., in trust for our subscribers’ benefit, pending release to us. If we do not raise gross offering proceeds of $2,000,000 by             , we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. We will not deduct any fees if we return funds from the escrow account.

We will not sell any shares to Pennsylvania investors unless we raise $25 million in gross offering proceeds (including sales made to residents of other jurisdictions) from persons not affiliated with us or our advisor. If we do not raise this amount by             , we will promptly return all funds held in escrow for the benefit of Pennsylvania investors.

The date of this prospectus is             , 2009.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•

Kansas – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Alabama, Iowa, Kentucky, Massachusetts, Michigan, Pennsylvania and Tennessee – Investors must have a liquid net worth of at least 10 times their investment in us.

•	Ohio – Investors must have a liquid net worth of at least 10 times their investment in us and our affiliates.

In addition, because the minimum offering amount is less than $50,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including the information set forth in “Risk Factors,” for a more complete understanding of this offering. Except where the context suggests otherwise, the terms “we,” “us” and “our” refer to Resource Real Estate Opportunity REIT, Inc. and its subsidiaries; “Operating Partnership” refers to our operating partnership, Resource Real Estate Opportunity OP, LP; “advisor” refers to Resource Real Estate Opportunity Advisor, LLC; “Resource Real Estate Opportunity Manager” refers to our property manager, Resource Real Estate Opportunity Manager, LLC; “Resource Real Estate” refers to our sponsor, Resource Real Estate, Inc.; and “Resource America” refers to Resource America, Inc., the parent corporation of our sponsor.

What is Resource Real Estate Opportunity REIT, Inc.?

Resource Real Estate Opportunity REIT, Inc. is a recently formed Maryland corporation that intends to purchase a diversified portfolio of U.S. commercial real estate and real estate related assets in order to generate gains to you from the potential appreciation in the value of the assets and to generate current income for you by distributing cash flow from our investments. We intend to acquire real estate related debt and equity that has been significantly discounted due to the effects of economic events and high levels of leverage, including properties that may benefit from extensive renovations intended to increase their long-term values. We have a particular focus on operating multifamily assets, and we intend to target this asset class while also purchasing interests in other types of commercial property assets consistent with our investment objectives. Our targeted portfolio will consist of commercial real estate assets, principally (i) non-performing or distressed loans, including but not limited to first- and second-priority mortgage loans, mezzanine loans, B-Notes and other loans, (ii) real estate owned by financial institutions (“REO”), (iii) value-add multifamily rental properties, (iv) discounted investment-grade commercial mortgage-backed securities and (v) and other real estate related assets we purchase either directly or with a co-investor or joint venture partner. Our mailing address is One Crescent Drive, Suite 203, Philadelphia, Pennsylvania 19112. Our telephone number is (215) 231-7050 our fax number is (215) 640-6320 and our email address is info@resourcereit.com. We also maintain an Internet site at http://www.resourcereit.com at which there is additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We intend to qualify as a REIT beginning with the taxable year that will end December 31, 2009.

We were incorporated in the State of Maryland on June 3, 2009 and we currently do not own any real estate assets. Because we have not yet identified any specific assets to acquire, we are considered to be a blind pool.

Our external advisor, Resource Real Estate Opportunity Advisor, LLC, will conduct our operations and manage our portfolio of real estate investments, all subject to the supervision of our board of directors. We have no paid employees.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 25, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include the following:

•

No public market currently exists for our shares of common stock and we have no current plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•

We established the offering price of our shares on an arbitrary basis. This price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded, and this price bears no relationship to the book or net value of our assets or to our expected operating income.

•

We have no operating history and, as of the date of this prospectus, our total assets consist of $200,000 of cash and we have approximately $300,000 of deferred offering costs. Because we have not identified any real estate assets to acquire with proceeds from this offering, you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.

•

We are dependent on our advisor to select investments and conduct our operations. Our advisor has no operating history and no experience operating a public company. This inexperience makes our future performance difficult to predict.

•	We will pay substantial fees to and expenses of our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•

Our executive officers, some of our directors and other key real estate professionals are also officers, directors, managers and/or key professionals of our advisor, our dealer manager and other affiliated Resource Real Estate entities. As a result, they will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other programs sponsored by Resource Real Estate and conflicts in allocating time among us and these other programs. These conflicts could result in action or inaction that is not in the best interests of our stockholders.

•

Our advisor and its affiliates will receive fees in connection with transactions involving the acquisition and management of our investments. These fees will be based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

•

Prior to the commencement of this offering, our advisor will exchange 4,900 shares of common stock for 49,000 shares of our convertible stock, which we may also refer to as “convertible stock” or “promote shares,” at $1.00 per share. Under limited circumstances, these shares may be converted into shares of our common stock, resulting in dilution of our stockholders’ interest in us. Generally, our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 10% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 10% return threshold for our common stockholders. Our advisor can influence whether and when our common stock is listed for trading on a national securities exchange or our assets are liquidated, and their interests in our convertible stock could influence their judgment with respect to listing or liquidation.

•	We may lack property diversification if we do not raise substantially more than the minimum offering.

•	We may borrow funds, issue new securities or sell assets to make distributions, all or a portion of which could be deemed a return of capital.

•	Disruptions in the financial markets and deteriorating economic conditions could adversely affect our ability to implement our business strategy and generate returns to you.

•	Our failure to qualify as a REIT for federal income tax purposes would reduce the amount of income we have available for distribution and limit our ability to make distributions to our stockholders.

What are your investment objectives?

Our principal investment objectives are to:

•	preserve, protect and return your capital contribution;

•	realize growth in the value of our investments;

•	increase cash distributions to you through increased cash flow from operations or targeted asset sales; and

•

enable you to realize a return of your investment by either liquidating our assets or listing our shares on a national securities exchange within three to six years after the termination of this primary offering.

See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We will have five members of our board of directors, three of which will be independent of our advisor and its affiliates. Our charter requires that a majority of our directors be independent of our advisor and creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. See “Conflicts of Interest—Certain Conflict Resolution Measures.” Our directors are elected annually by the stockholders.

Who is your advisor?

Resource Real Estate Opportunity Advisor, LLC is our advisor. Our advisor is a recently organized limited liability company that was formed in the State of Delaware on June 8, 2009. Our advisor has no operating history and no experience managing a public company.

Will your advisor make an investment in us?

Yes. In order to more closely align our investment objectives and goals with those of our advisor, prior to the termination of this offering, our advisor will invest at least 1% of the amount invested from the sale of shares to non-affiliated investors up to investments totaling $250,000,000. Previously, our advisor invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10.00 per share. Prior to the commencement of this offering, our advisor will exchange 4,900 shares of common stock for 49,000 shares of our convertible stock at $1.00 per share.

What will the advisor do?

Our advisor will manage our day-to-day operations and our portfolio of real estate investments, and will provide asset-management, marketing, investor relations and other administrative services on our behalf, all subject to the supervision of our board of directors. Our advisor may cause us to enter into a property management agreement with Resource Real Estate Opportunity Manager, our affiliate, to provide property management services, as applicable, for most, if not all, of the properties or other assets in each case where our advisor is able to control the operational management of such properties. Resource Real Estate Opportunity Manager may subcontract with an affiliate or third-party to provide day-to-day property management, construction management and/or other property specific functions, as applicable, for the properties it manages.

Our sponsor, Resource Real Estate, and its team of real estate professionals, including Jonathan Z. Cohen, Alan F. Feldman and Kevin M. Finkel, acting through our advisor, will make most of the decisions regarding the selection, negotiation, financing and disposition of real estate investments. A majority of our board of directors and a majority of the conflicts committee approves all proposed real estate property investments and certain significant real estate related debt investments.

What is the experience of your sponsor?

Resource Real Estate and its affiliates have a significant amount of experience in buying, managing, operating and disposing of discounted real estate investments and a number of relationships in the real estate and financial services markets that together put our advisor in a unique position to operate and manage our company. Specifically, our advisor believes that the following entities and factors highlight the resources that it may use to compete in the discounted real estate asset marketplace:

•

Resource Real Estate and its affiliates have been active in the discounted real estate asset market since 1991, representing over $600 million in value. Historically, Resource Real Estate’s affiliates’ operations focused on the purchase of non-performing commercial real estate loans at discounts to their outstanding loan balances and the appraised value of their underlying properties. Resource Real Estate and its affiliates have formed joint ventures with a number of institutional investors which have invested approximately $116.3 million in assets similar to those which will be acquired by us. As a result of many programs and products, Resource Real Estate has a breadth of experience in the acquisition, ownership, management and resolution of discounted real estate assets. Our advisor intends to use Resource Real Estate’s knowledge and experience in the discounted real estate asset marketplace to assist us in meeting our investment objectives.

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Resource Real Estate manages a portfolio of over $1.0 billion in aggregate principal amount of mortgage assets, discounted mortgage loans and related property interests as of March 31, 2009 in addition to its $666.8 million portfolio of multifamily rental properties and other real estate assets. Resource Real Estate will provide our advisor with institutional knowledge and operational support necessary to underwrite, acquire, manage and dispose of the discounted real estate assets we intend to acquire.

•

Resource Real Estate has a staff of real estate professionals, including acquisition professionals, asset managers, property managers, attorneys and accountants with significant experience in acquiring, operating and disposing of discounted real estate assets. Many of the senior managers and attorneys who will be working with our advisor are the same individuals who worked on the acquisition and resolution of the discounted real estate assets acquired in the early 1990’s by affiliates of our sponsor.

•

Resource Financial Institutions Group, Inc. (“Resource Financial”), an affiliate of our sponsor, is a specialized asset management company that invests in banks, thrifts and other financial services companies. As of March 31, 2009, Resource Financial and its affiliates manage $4.1 billion in bank investments. Resource Financial will provide our advisor with several sources of contacts in the financial services industry, including investment banks, brokerage firms, commercial banks and loan originators. Our advisor believes these contacts may also be a source of appropriate real estate investments for us.

•

Resource Real Estate Management, Inc., d/b/a “Resource Residential,” an affiliate of our sponsor, is a property management company that manages over 50 multifamily rental properties for our sponsor in 14 states with over 12,000 units. It has over 300 employees. The senior managers and employees of Resource Residential, acting through Resource Real Estate Opportunity Manager, will assist in providing property management as well as construction management services to us.

Who is the parent of your sponsor?

Resource America is the parent corporation of our sponsor. Resource America is a publicly traded corporation listed on the Nasdaq Global Select Market under the symbol “REXI.” Resource America is a specialized asset management company that evaluates, originates, services and manages investment opportunities through its commercial finance, real estate and financial fund management operating segments. As a specialized asset manager, Resource America seeks to develop investment funds for outside investors for which it provides asset management services, typically under long-term management and operating arrangements either through a contract with, or as the manager or general partner of the sponsored fund. As of March 31, 2009, Resource America managed $16.7 billion in assets.

What is Resource America’s experience with sponsoring other REITs?

Resource America has sponsored two publicly traded REITs, Resource Capital Corp. (“Resource Capital”) in 2005 and RAIT Financial Trust, Inc. in 1998. Resource Capital is listed on the New York Stock Exchange under the symbol “RSO” and is externally managed by affiliates of our sponsor. RAIT Financial Trust, Inc. is listed on the New York Stock Exchange under the symbol “RAS,” and is no longer managed or owned by Resource America.

Why is your sponsor focusing this program on multifamily rental property investments?

Our sponsor has focused on the multifamily sector, which includes student housing and senior residential, with its last 10 funds and will focus this program on multifamily rental property investments because apartments have traditionally produced the highest risk-adjusted investment returns compared to other property sectors. Over the past 30 years, apartments have produced higher returns with lower volatility than the other major real estate sectors, which includes office, retail, industrial, hospitality and healthcare. Furthermore, multifamily rental properties have demonstrated returns during recessionary periods that are higher than those of other major property classes, and have been an effective inflation hedge due to the short term of the typical apartment lease, which is generally 12 months or less. Our sponsor also believes that one of the key factors for investing in multifamily rental properties include stable access to debt, due in part to the lending activities of the Fannie Mae and Freddie Mac, government-sponsored entities, lower cost of debt capital and the ability to support more debt with the same level of risk.

Our sponsor also has an affiliated property management subsidiary with experience in leasing, managing, and rehabilitating multifamily rental properties. We believe that, in general, the multifamily property management industry generally has not maintained pace with the increasing demands of multifamily residents for higher levels of customer services and the need to deploy more technology and modern sales and marketing techniques to acquire new residents. Therefore, in 2007, our sponsor introduced our “Experience-Based Managementsm” (“EBMsm”) strategy through Resource Residential, our multifamily property management affiliate. Our EBMsm strategy offers multifamily property management that is based around the overall experience provided to potential and existing residents, in addition to the first-class services provided to them. We believe that the customer service leaders in the hospitality and retail industries provide applicable templates for the types of experiences and customer services that today’s renters demand. Some of the notable property management initiatives include:

•

A well planned “leasing experience” for potential renters that is provided by choreographing the visual experience in leasing centers and model apartments through architectural, lighting and design improvements, specifically chosen music and clean and fresh scents during the leasing process to increase sales closure rates; and

•

Web-based leasing portals with real-time unit availability, pricing and virtual tours that allow prospective renters to lease apartments online. Furthermore, our web based portals offer existing residents online options such as the ability to pay rent with credit cards or direct withdrawals from their savings or checking accounts.

In addition, we believe revenue enhancing and cost cutting technologies can improve the overall operating efficiencies of our properties and contribute to stronger profitability.

What is your investment approach for this real estate program?

Our investment approach is to purchase the following types of real estate investments from banks, mortgage companies, brokers, sellers, other REITs and other financial institutions in order to generate gains to you from the potential appreciation in the value of our commercial real estate assets, principally: (i) non-performing or distressed loans, including but not limited to first- and second-priority mortgage loans, mezzanine loans, B-Notes and other loans; (ii) real estate owned by financial institutions; (iii) value-add multifamily rental properties, (iv) discounted investment-grade commercial mortgage-backed securities and (v) other real estate related assets we purchase either directly or with a co-investor or joint venture partner. We seek to acquire these assets at a discount to their perceived value and we may sell or refinance them when market conditions warrant. With respect to the discounted loans, we may either negotiate full or discounted payoffs with the borrowers, restructure the loans or acquire title to the underlying properties through receipt of a deed in lieu or through a foreclosure proceeding. With respect to value-add properties, selected REO properties and properties we acquire or control through foreclosure or restructuring, we expect to enhance their value by instituting significant renovations to update their appearance, aggressively market them, and increase occupancy in order to realize significant capital appreciation as well as increased current income. Upon stabilization, we may refinance or sell the properties. We expect to hold the commercial mortgage-backed securities until their maturity, a beneficial selling opportunity or the earlier liquidation of our assets.

What types of real estate related debt investments do you expect to make?

When acquiring real estate related debt investments, we expect to focus on acquiring or originating first mortgages, second mortgages, mezzanine loans, B-Notes and other subordinate loans, with acquisition costs of between $5 million and $100 million each that are secured directly or indirectly by multifamily rental or other properties. As part of our investment strategy, we intend to focus on acquiring non-performing and distressed loans on a discounted basis with the intent of acquiring the underlying property and, if appropriate, repositioning the underlying property to enhance the value of the property and our overall portfolio. We may also acquire commercial mortgage-backed securities, including whole- or partial-pool interests directly or with co-investors issued by commercial entities and government-sponsored entities. Although we have no present intention to do so, we may also acquire or originate bridge loans, wraparound mortgage loans, construction loans and loans on leasehold interests.

What types of real property might you acquire?

We intend to focus on acquiring equity ownership interests in multifamily rental properties or in entities owning such properties. We expect to invest across the United States, including Alaska and Hawaii, because of the broad experience and the background of our advisor and its affiliates’ management in acquiring, managing and disposing of real estate investments. We may also invest in properties other than multifamily rental properties. For example, some of the properties may include a building (or a portion of a building) that serves as a hotel and/or includes a certain portion of units as condominiums. In these cases, we may find an opportunity where the building’s value may be significantly increased if the hotel is converted to apartments, condominiums are converted to apartments or some other combination that involves a conversion of the current building’s use into an alternative, more attractive use. Lastly, if we believe we can enhance a property’s value and generate an attractive return for our stockholders, we may also consider acquiring office, retail, industrial, mixed-use, hospitality and healthcare.

Will you use leverage?

We may use leverage for our acquisitions and may obtain such leverage in one of three ways: (1) REIT level financing, (2) individual investment financing and (3) seller financing. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing in excess of 75% of the aggregate value of our assets unless a majority of our independent directors find substantial justification for borrowing a greater amount.

First, we may obtain REIT level financing through a line of credit from third-party financial institutions or other commercial lenders. Our advisor anticipates that our assets will serve as collateral for this type of debt incurred to acquire real estate investments. We have not yet entered into negotiations or agreements with any lenders with respect to providing debt financing and therefore have no current sources of financing. Our REIT level financing may be recourse financing.

Second, we may also finance the acquisition costs of individual real estate investments, as well as the acquisition costs of all or a group of real estate investments acquired by us, by causing our subsidiaries to borrow directly from third-party financial institutions or other commercial lenders. Under these circumstances, our advisor anticipates that certain properties acquired will serve as collateral for the debt we incur to acquire those particular properties and that we will seek to obtain nonrecourse financing for the acquisition of the properties. However, there is no guarantee that our advisor will be successful in obtaining financing arrangements on a property-by-property basis and that the loans would be nonrecourse to us. Finally, we may also obtain seller financing at the property level with respect to specific assets that we acquire.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through Resource Real Estate Opportunity OP, LP, which we refer to as our Operating Partnership in this prospectus. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, RRE Opportunity Holdings, LLC, is the sole limited partner of the Operating Partnership. Because we plan to conduct substantially all of our operations through the Operating Partnership, we are considered an UPREIT.

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner and/or limited partner interest, approximately equal to the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement.

What conflicts of interest will your advisor face?

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. All of our executive officers, our non-independent directors and our key real estate professionals will face these conflicts because of their affiliation with our advisor and other Resource Real Estate-sponsored programs. Some of the material conflicts that our advisor and its affiliates will face include the following:

•

Our sponsor and its team of real estate professionals at our advisor must determine which investment opportunities to recommend to us or another Resource Real Estate-sponsored program or joint venture or affiliate of our sponsor;

•

Our sponsor, Resource America, Resource Capital and our company employ many of the same real estate professionals and, from time to time, those individuals will serve in their capacities at those other entities;

•	Our sponsor and its team of real estate professionals at our advisor may structure the terms of joint ventures between us and other Resource Real Estate-sponsored programs;

•

Our advisor and its affiliates must determine which property and leasing managers to retain and may retain Resource Real Estate Manager, an affiliate, to manage and lease some or all of our properties;

•

Our sponsor and its team of real estate professionals at our advisor and its affiliates (including our dealer manager, Chadwick Securities) will have to allocate their time between us and other real estate programs and activities in which they are involved;

•

Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our assets regardless of the quality of the asset acquired or the services provided to us;

•	Our advisor and its affiliates, including our dealer manager, Chadwick Securities, will also receive fees in connection with our public offerings of equity securities;

•	The negotiations of the advisory agreement and the dealer manager agreement (including the substantial fees our advisor and its affiliates will receive thereunder) will not be at arm’s length; and

•

We may seek stockholder approval to internalize our management by acquiring assets and the key real estate professionals at our advisor and its affiliates for consideration that would be negotiated at that time. The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, the real estate professionals at our advisor that become our employees may receive more compensation than they receive from our advisor or its affiliates. These possibilities may provide incentives to our advisor or these individuals to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

What is the ownership structure of the company and the Resource Real Estate entities that perform service for you?

The following chart shows the ownership structure of the various Resource Real Estate entities that perform or are likely to perform important services for us.

What are the fees that you will pay to the advisor and its affiliates?

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and assumes a $9.50 price for each share sold through our distribution reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan.

Form of Compensation	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering

Organization and Offering Stage

Selling Commissions	Up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except no selling commissions are payable on shares sold under the distribution reinvestment plan. Chadwick Securities, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$140,000/$52,500,000

Dealer Manager Fee	Up to 3.0% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the distribution reinvestment plan. Chadwick Securities may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance. See “Plan of Distribution.”	$60,000/$22,500,000

Other Organization and Offering Expenses	With respect to our primary offering, we will reimburse our advisor for organization and offering expenses it may incur on our behalf but only to the extent that the reimbursement of the organization and offering expenses will not exceed 3.5% of gross offering proceeds. Should we sell more than $250,000,000 in gross offering proceeds through this primary offering, the organization and offering expenses for the remainder of the offering attributable to offering proceeds raised in excess of $250,000,000 will not exceed 2.5% of gross offering proceeds. If we raise the maximum offering amount in the primary offering and under the distribution reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $11,046,576 or 1.35% of gross offering proceeds. These organization and offering expenses include all actual expenses (other than selling commissions and the dealer manager fee) to be incurred on our behalf and paid by us in connection with the offering.	$70,000/$11,046,576

Acquisition and Development Stage

Acquisition Fees	2.0% of the cost of investments acquired by us, or the amount funded by us to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments. Acquisition fees will also include any amounts incurred or reserved for capital expenditures that will be used to provide funds for capital improvements and repairs applied to any real property investment acquired where we plan to add value.	$33,922 (minimum offering and no debt)/ $13,026,905 (maximum offering and no debt)/ $52,107,621 (maximum offering assuming leverage of 75% of the cost of our investment)

Form of Compensation	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering

Acquisition Expenses	Reimbursement for all out-of-pocket expenses incurred in connection with the selection and acquisition of properties and making loans or other real estate related debt investments, whether or not we ultimately acquire the property or make the loan or other real estate related debt investment.	Actual amounts are dependent upon acquisition activity and therefore cannot be determined at the present time.

Debt Financing Fee	1.0% of the amount of any debt financing obtained or assumed by us or made available to us on a property acquired or our pro rata share of any debt financing obtained or assumed by or made available to any of our joint ventures on a property acquired. In no event will the debt financing fee be paid more than once in respect of the same debt. For example, upon refinancing, our advisor would only receive 1.0% of the incremental amount of additional debt financing obtained in the refinancing.	Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at the present time.

Construction Management Fee	5.0% of actual aggregate cost of the redevelopment construction; provided, however, that the sum of the construction management fee paid to our property manager and its affiliates and the acquisition fee described above and acquisition expenses may not exceed 6.0% of the contract price of the property unless our board of directors determines that such fee is commercially competitive, fair and reasonable to us.	Actual amounts are dependent upon usual and customary construction management fees for particular projects and therefore the amount cannot be determined at the present time.

Operational Stage

Property Management/Debt Servicing Fees

With respect to real property investments, 4.75% of the actual gross cash receipts from the operation of the property; provided that for properties that are less than 75% occupied, the property manager will receive a minimum property management fee for the first 12 months of ownership in an amount equal to $40 per unit per month for multifamily rental properties or $0.05 per square foot for other types of properties per month.

With respect to real estate related debt investments managed by our property manager or its affiliates, 2.75% of gross interest paid on these investments. The fee attributable on our real estate related debt investments will cover our property manager’s services in monitoring the performance of our real estate related debt investments, including (i) collecting amounts owed to us, (ii) reviewing on an as-needed basis the properties serving, directly or indirectly, as collateral for the real estate related debt investments, the owners of those properties and the markets in general and (iii) maintaining escrow accounts, monitoring advances, monitoring loan covenants, and reviewing insurance compliance.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees or will be dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at the present time.

Form of Compensation	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering

For properties or debt investments managed by third parties, the property manager will receive the property management fee and pay the third party directly from that fee amount received for managing the property or debt investment. Our property manager or its affiliates will not collect both a fee for managing a debt investment and a separate fee for managing the real estate property underlying such debt investment for the same time period. Our property manager may, in its discretion, from time to time defer payment of and accrue all or any portion of these property management fees.

Asset Management Fee	Monthly fee equal to one-twelfth of 1.0% of the higher of the cost or independently appraised value of each asset, without deduction for depreciation, bad debts or other non-cash reserves. For purposes of this calculation, “cost” will equal the amount actually paid and/or budgeted (excluding acquisition fees and expenses) to purchase each asset we acquire, including any debt attributable to the asset, provided that, with respect to any properties we develop, construct or improve, cost will include the amount expended by us for the development, construction or improvement of an asset. For purposes of this calculation, “value” will equal the value of an asset established by the most recent independent valuation report, if available. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all or a majority of an asset, do not manage or control the asset, and do not provide substantial services in the management of the asset.	The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses	We reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of costs for advisor personnel and overhead. We will not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Disposition Fees	For substantial assistance in connection with the sale of investments, we will pay our advisor or its affiliates the lesser of (i) one-half of the aggregate brokerage commission paid or, if none is paid, the amount that customarily would be paid at a market rate or (ii) 2.75% of the contract sales price of each real estate investment, loan, debt-related security, or other investment sold (including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction). The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with	Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Form of Compensation	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering

the sale of an asset. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other real estate related debt investment; however, if we take ownership of a property as a result of a workout or foreclosure of a loan or we provide substantial assistance during the course of a workout, we will pay a disposition fee upon the sale of such property or disposition of such loan or other real estate related debt investment.

Common Stock Issuable Upon Conversion of Convertible Stock	Our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 10% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 10% return threshold for our common stockholders. Each of these two events is a “Triggering Event.” Upon a Triggering Event, our convertible stock will, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into shares of common stock with a value equal to the lesser of (A) 25% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (B) 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor.	Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and therefore cannot be determined at the present time.

How many real estate investments do you currently own?

We currently do not own any properties or other real estate investments. Because we have not yet identified any specific assets to acquire, we are considered to be a blind pool. As acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our common stock. We will also describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

Will you acquire properties or other assets in joint ventures?

Probably. Among other reasons, joint venture investments permit us to own interests in large assets without unduly restricting the diversity of our portfolio. We may also want to acquire properties and other investments through joint ventures in order to diversify our portfolio by investment size, investment type or investment risk. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria as our other investments. We may enter into joint ventures with affiliates of our advisor or with third parties.

What steps will you take to make sure you purchase environmentally compliant properties?

We will attempt to obtain or review a Phase I environmental assessment of each property we purchase or with respect to a property underlying a real estate related debt investment that we purchase and, in our discretion, may obtain additional or alternative environmental assessments. In addition, we will attempt to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials. We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property.

Will you register as an investment company?

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), because we expect that most of our investments will be held by our Operating Partnership through wholly owned or majority-owned subsidiaries that will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act. (With this ownership structure, we believe that neither we nor our Operating Partnership is likely to be considered an investment company under Section 3(a)(1) of the Investment Company Act.) The position of the Securities and Exchange Commission (“SEC”) staff generally requires entities relying on Section 3(c)(5)(C) of the Investment Company Act to maintain at least 55% of their assets in “qualifying real estate assets” (that is, real estate, mortgage loans and other qualifying interests in real estate) and at least another 25% of their assets in “real estate related assets.” Depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, preferred equity investments, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets. Our ownership of these investments, therefore, may be limited by provisions of the Investment Company Act and SEC staff interpretations.

If I buy shares, will I receive distributions and how often?

We will make distributions in our discretion. Once we begin making distributions, we will declare daily distributions that will be paid on a monthly basis. Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, to the extent permitted by Maryland law, we expect to use the proceeds from this offering or the proceeds from the issuance of securities in the future to pay distributions. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor’s and property manager’s deferral of its management fees, although we have no present intention to do so.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations—Taxation of Resource Real Estate Opportunity REIT, Inc.—Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

May I reinvest my distributions in shares of Resource Real Estate Opportunity REIT, Inc.?

Yes. We have adopted a distribution reinvestment plan. You may participate in our distribution reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the distribution reinvestment plan will initially be $9.50. Once we establish an estimated value per share that is not based on the price to acquire a share in the primary offering, shares issued pursuant to our distribution reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in the primary offering no later than 18 months after the completion of our offering stage; however, the time frame before which we establish an estimated value per share may be different depending on regulatory requirements or if necessary to assist broker dealers who sell shares in this offering. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. No selling commissions or dealer manager fees will be payable on shares sold under our distribution reinvestment plan. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ written notice to the participants. For more information regarding the distribution reinvestment plan, see “Description of Shares—Distribution Reinvestment Plan.”

Will the distributions I receive be taxable as ordinary income?

Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions will not be subject to tax in the year in which it is received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. Because multifamily rental properties are depreciated over 27.5 years, versus 39 years for other types of commercial real estate properties, the amount of taxable income in your distributions will be reduced as compared to companies holding other types of commercial real estate properties. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

How will you use the proceeds raised in this offering?

We intend to use substantially all of the net proceeds from our primary offering of 75,000,000 shares to acquire a diversified portfolio of discounted U.S. commercial real estate assets, principally (i) non-performing or distressed loans, including but not limited to first- and second-priority mortgage loans, mezzanine loans, B-Notes and other loans, (ii) real estate owned by financial institutions, (iii) value-add multifamily rental properties, (iv) discounted investment-grade commercial mortgage-backed securities and (v) other real estate related assets. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use 84.80% to 86.85% of the gross proceeds from the primary offering, or between $8.48 and $8.69 per share, for investments, assuming the minimum and maximum offering amounts, respectively. We will use the remainder to pay offering expenses, including selling commissions and the dealer manager fee, to maintain a working capital reserve and to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments. Until we invest the proceeds of this offering in real estate investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we may not be able to invest the proceeds in real estate promptly.

We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; capital expenditures, resident amenities, unit improvement costs and leasing costs related to our investments in multifamily value add or other properties; reserves required by any financings of our investments; future funding obligations under any real estate loan receivable we acquire; acquisition of assets, which would include payment of acquisition fees to our advisor; and the repayment of debt.

	200,000 Shares		82,500,000 Shares
	Minimum Offering ($10.00/share)		Primary Offering (75,000,000 shares) ($10.00/share)			Div. Reinv. Plan (7,500,000 shares) ($9.50/share)
	$	%	$		%	$	%
Gross Offering Proceeds	2,000,000	100.00	750,000,000		100.00	71,250,000	100.00
Selling Commissions	140,000	7.00	52,500,000		7.00	0	0.00
Dealer Manager Fee	60,000	3.00	22,500,000		3.00	0	0.00
Other Organization and Offering Expenses	70,000	3.50	10,627,826		1.42	418,750	0.59
Acquisition Fees (1)	33,922	1.70	13,026,905	(1)	1.74	0	0.00
Initial Working Capital Reserve	0	0.00	0		0.00	0	0.00
Amount Available for Investment	1,696,078	84.80	651,345,269		86.85	70,831,250	99.41

(1)	If we raise the maximum offering amount and our debt financing is equal to 75% of the cost of our real estate investments, then acquisition fees would be $52,107,621.

What kind of offering is this?

We are offering up to 82,500,000 shares of common stock on a “best efforts” basis. We are offering 75,000,000 of these shares in our primary offering at $10 per share, with volume discounts available to investors who purchase more than $1,000,000 in shares through the same participating broker-dealer. Discounts are also available for investors who purchase shares through certain distribution channels. We are also offering up to 7,500,000 shares of common stock under our distribution reinvestment plan at a purchase price initially equal to $9.50 per share.

Prior to the commencement of this offering, we will exchange 4,900 shares of common stock held by our advisor for 49,000 shares of our non-participating, non-voting, convertible stock at $1.00 per share. The convertible stock is non-voting, is not entitled to any distributions and is a separate class of stock from the common stock to be issued in this offering. Any reference in this prospectus to our “common stock” means the class of common stock offered hereby. Any reference in this prospectus to our “convertible stock” means the class of non-participating, non-voting, convertible stock to be issued to our advisor.

How does a “best efforts” offering work? What happens if you don’t raise at least $2,000,000 in gross offering proceeds?

When shares are offered on a “best efforts” basis, the dealer manager will be required to use only its best efforts to sell the shares in the offering and has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

We will not sell any shares unless we raise a minimum of $2,000,000 in gross offering proceeds from persons who are not affiliated with us or our advisor. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent in trust for our subscribers’ benefit, pending release to us. You are entitled to receive the interest earned on your subscription payment while it is held in the escrow account. Once we have raised the minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares will be distributed to us and the escrow agent will disburse directly to you any interest earned on your subscription payment while it was held in the escrow account. If we do not raise $2,000,000 in gross offering proceeds by                     , we will terminate this offering and promptly return all subscribers’ funds in the escrow account (plus interest). Funds in escrow will be invested in short-term investments that mature on or before the termination of the escrow period or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. We will not deduct any fees if we return funds from the escrow account. Because of the higher minimum offering requirement for Pennsylvania investors (described below), subscription payments made by Pennsylvania investors will not count toward the $2,000,000 minimum offering for all other jurisdictions.

Notwithstanding our $2,000,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $25 million in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all subscription payments by Pennsylvania investors will be placed in a separate account held by the escrow agent in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not reached this $25 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to promptly return by check your subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $25 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. In the event we do not raise gross offering proceeds of $25 million by                     , we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Purchases by persons affiliated with us or our advisor will not count toward the Pennsylvania minimum.

How long will this offering last?

We expect to sell the 75,000,000 shares offered in our primary offering over a two-year period, or by                     . If we have not sold all of the shares within two years, we may continue this offering until                     . Under rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as                     . If we continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond two years from the date of this prospectus until we have sold 7,500,000 shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for certain investors. See “Suitability Standards.”

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation, seek to receive current income and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of at least $2,500. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Our charter also limits your ability to sell your shares unless (i) the prospective purchaser meets the suitability standards regarding income or net worth and (ii) unless you are transferring all of your shares and the transfer complies with the minimum purchase requirements.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read this section of the prospectus.

We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account (“IRA”), a simplified employee pension (“SEP”) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate UBTI to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as Appendix B) for a specific number of shares and pay for the shares at the time of your subscription.

If I buy shares in this offering, how may I later sell them?

Our board of directors has adopted a share redemption program that may enable you to sell your shares to us after you have held them for at least one year, subject to the significant conditions and limitations of the program. In its sole discretion, our board of directors could choose to terminate the program or to amend its provisions without stockholder approval. The purchase price for such shares redeemed under the redemption program will be as set forth below until we establish an estimated value per share of our common stock. We expect to establish an estimated value per share no later than 18 months after the completion of our offering stage; however, the time frame before which we establish an estimated value per share may be different depending on regulatory requirements or if necessary to assist broker-dealers who sell shares in this offering. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. Except for redemptions sought upon a stockholder’s death or qualifying disability or redemptions sought upon a stockholder’s confinement to a long-term care facility, the purchase price for shares redeemed under the redemption program will equal:

•

prior to the time we establish an estimated value per share, the amount by which (a) the lesser of (1) 90% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the offering price of shares in our most recent primary offering, exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments; or

•

after we establish an estimated value per share, the lesser of (1) 100% of the average issue price per share for all of your shares (as adjusted for any stock combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the estimated value per share, as determined by our advisor or another firm chosen for that purpose.

Subject to the limitations described in this prospectus and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we will also waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the disability of a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder. Our board of directors reserves the right in its sole discretion at any time to (1) waive the one-year holding period in the event of other exigent circumstances affecting a stockholder such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our redemption share program.

The purchase price per share for shares redeemed upon the death or qualifying disability of the stockholder or upon such stockholder’s confinement to a long-term care facility, until we establish an estimated value per share of our common stock, will be equal to the amount by which (a) the average issue price per share for all of your shares (as adjusted for any stock combinations, splits, recapitalizations and the like, with respect to the shares of common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments. Thereafter, the purchase price will be the estimated value per share, as determined by our advisor or another firm chosen for that purpose.

We intend to redeem shares quarterly under the program. We will not redeem in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the effective date of redemption. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous fiscal year. These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange.

In general, a stockholder or his estate, heir or beneficiary may present to us fewer than all of the shares then owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. However, as little as 10% of a stockholder’s shares may be presented for redemption if the holder’s redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability, who is deemed by our board of directors to be permanently disabled or who is seeking redemption upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the issue price per share of all shares owned by such stockholder through the dates of each redemption.

In connection with a request for redemption, the stockholder or his estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be repurchased either (1) directly from us or (2) from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (ii) a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law. See “Description of Shares—Share Redemption Program.”

When will the company seek to liquidate its assets or list its shares of common stock?

We anticipate providing our stockholders with a liquidity event or events by some combination of the following: (i) liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders; or (ii) listing of our shares for trading on an exchange. Our board anticipates evaluating a liquidity event within three to six years after we terminate this primary offering, subject to then prevailing market conditions. If we do not begin the process of liquidating our assets or listing our shares within six years of the termination of this primary offering, our charter requires that we hold a stockholder meeting to vote on a proposal for our orderly liquidation unless a majority of our board of directors and a majority of our independent directors vote to defer the meeting beyond the sixth anniversary of the termination of this offering. Prior to any stockholder meeting, our directors would evaluate whether to recommend the proposal to our stockholders and, if they so determine, would recommend the proposal and their reasons for doing so. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

Once we commence liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales will depend on the prevailing real estate and financial markets, the economic conditions in the areas where our properties are located and the federal income tax consequences to our stockholders. In making the decision to liquidate or apply for listing of our shares, our directors will try to determine whether liquidating our assets or listing our shares will result in greater value for stockholders.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly dividend reports;

•	an annual report;

•	supplements to the prospectus, provided periodically; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our web site at www.resourcereit.com.

To assist the Financial Industry Regulatory Authority (“FINRA”) members and their associated persons that participate in this offering of our common stock, we are required to disclose in each annual report distributed to stockholders a per-share estimated value of our common stock, the method by which it was developed, and the date of the data used to develop the estimated value. In addition, our advisor prepares annual statements of estimated share values to assist fiduciaries of retirement plans subject to the annual reporting requirements of ERISA in the preparation of their reports relating to an investment in our shares. Our advisor has indicated that it intends to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. However, this estimated value is likely to be higher than the price at which you could resell your shares because (1) our public offering involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sales price than could otherwise be obtained, and (2) there is no public market for our shares. Moreover, this estimated value is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares as well as the recent reduction in the demand for real estate as a result of recent credit market disruptions and economic events. Our advisor expects to continue to use the most recent public offering price for a share of our common stock as the estimated per share value reported in our annual reports on Form 10-K until 18 months have passed after we have completed our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

After the 18-month period described above (or possibly sooner if our board so directs), we expect the estimated share values provided by our advisor and reported in our annual reports will be based on estimates of the values of our assets net of our liabilities. We do not currently anticipate that our advisor will obtain new or updated appraisals for our properties in connection with such estimates, and accordingly, its estimated share values should not be viewed as estimates of the amount of net proceeds that would result from a sale of our properties at that time. We expect that any estimates of the value of our properties will be performed by our advisor; however, our board of directors could direct our advisor to engage one or more third-party valuation firms in connection with such estimates.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who is your transfer agent for the common stock?

The transfer agent and registrar for our common stock is The Bank of New York Mellon Corporation.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Chadwick Securities, Inc.

1845 Walnut Street, 10th Floor

Philadelphia, Pennsylvania 19103

Telephone: (866) 469-0129

Fax: (866) 545-7693

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares.

There is no current public market for our shares and we currently have no plans to list our shares on a national securities exchange. You may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share redemption program without notice. We describe these restrictions in detail under “Description of Shares — Share Redemption Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of Resource Real Estate Opportunity Advisor, our advisor, in the acquisition of our investments, including the determination of any financing arrangements, and the ability of our advisor to source loan origination opportunities for us. Competition from competing entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. This lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. We will also depend upon the performance of our property managers to effectively manage our properties and real estate related assets. Rising vacancies across real estate properties have resulted in increased pressure on real estate investors and their property managers to maintain adequate occupancy levels. In order to do so, we may have to offer inducements, such as free rent and resident amenities, to compete for residents. We are also subject to competition in seeking to acquire real estate related debt investments. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for investments that may be described in one or more supplements to this prospectus, you will have no opportunity to evaluate the economic merits or the terms of our investments. You must rely entirely on the management abilities of Resource Real Estate Opportunity Advisor, the property managers Resource Real Estate Opportunity Advisor selects and the oversight of our board of directors. We can give no assurance that Resource Real Estate Opportunity Advisor will be successful in obtaining suitable investments on financially attractive terms or that, if Resource Real Estate Opportunity Advisor makes investments on our behalf, our objectives will be achieved. If we, through Resource Real Estate Opportunity Advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

Disruptions in the financial markets and deteriorating economic conditions could adversely impact our ability to implement our business strategy and generate returns to you.

As of the date of this prospectus, the capital and credit markets have been experiencing extreme volatility and disruption for nearly two years. Turmoil in the capital markets has constrained equity and debt capital available for investment in the commercial real estate market, resulting in fewer buyers seeking to acquire commercial properties, increases in cap rates and lower property values. Furthermore, deteriorating economic conditions have negatively impacted commercial real estate fundamentals. As of the date of this prospectus, risks of defaults on loans and foreclosures on mortgages have increased over the past two years. Financial market and economic conditions may deteriorate further; we cannot foresee when these conditions will stabilize or improve.

We intend to acquire a diversified portfolio of real estate properties and real estate related assets that has been significantly discounted. Current economic conditions greatly increase the risks of these investments. The value of collateral securing any loan investment we may make could decrease further. In addition, revenues on the properties and other assets underlying any loan investments we may make could decrease, making it more difficult for borrowers to meet their payment obligations to us. More generally, the risks arising from the current financial market and economic conditions are applicable to all of the investments we may make, including commercial real estate related debt. They apply to mortgage-backed securities, the performance of which depends on the performance non-performance and ability to successfully restructure or foreclose upon the underlying loans. They also apply to the debt and equity securities of companies that have investment objectives similar to ours.

A protracted economic downturn could have a negative impact on our portfolio. Borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. Although our discount and value-add investment strategies do not rely on precisely the same concepts, if real property or other real estate related asset values continue to decline after we acquire them, we may have a difficult time making new acquisitions or generating returns on your investment.

We expect to finance some of our investments in part with debt. As a result of the ongoing credit market turmoil, we may not be able to obtain debt financing on attractive terms. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions and originations, reducing the number of investments we would otherwise make. If the current debt market environment persists, we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor to locate suitable investments for us at times when the management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Delays we encounter in the selection, acquisition and development of income-producing properties would likely limit our ability to pay distributions to our stockholders and reduce our stockholders’ overall returns.

Because this is a blind-pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific properties or other investments that we may acquire, except for investments that may be described in one or more supplements to this prospectus. We will seek to invest substantially all of the offering proceeds available for investment from the primary offering, after the payment of fees and expenses, in the acquisition of or investment in interests in real estate properties and real estate related assets. However, because you will be unable to evaluate the economic merit of specific real estate projects before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness and you will not have the opportunity to evaluate potential residents, principally due to the short-lease term nature of multifamily rental properties, or tenants in the case of other property classes, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

If we do not raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any of our stock. The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would materially reduce our overall profitability will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. In addition, any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our net income and the distributions we make to stockholders would be reduced.

Neither we nor our advisor have a prior operating history and our sponsor, Resource Real Estate, has only limited experience operating a public company, which makes our future performance difficult to predict.

We are a recently formed company, as is our advisor. Neither of us has an operating history. We were incorporated in the State of Maryland on June 3, 2009. As of the date of this prospectus, we have not made any investments in real estate or otherwise, and our total assets consist of $200,000 cash and we have approximately $300,000 of deferred offering costs. You should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by affiliates of our advisor. Although the parent of our sponsor, Resource America, has extensive public company experience by sponsoring two NYSE-listed REITs, and our sponsor has experience sponsoring one public real estate fund, we are the first publicly offered blind pool real estate investment program sponsored by our sponsor. For this reason, you should be especially cautious when drawing conclusions about our future performance and you should not assume that it will be similar to the prior performance of other Resource America- or Resource Real Estate-sponsored programs. Our lack of an operating history and differences from other Resource America- or Resource Real Estate-sponsored programs significantly increase the risk and uncertainty you face in making an investment in our shares.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investment.

We are dependent on Resource Real Estate Opportunity Advisor to manage our operations and our portfolio of real estate assets. Our advisor has no operating history and it will depend upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes in the financial condition of Resource Real Estate Opportunity Advisor or our relationship with Resource Real Estate Opportunity Advisor could hinder its ability to successfully manage our operations and our portfolio of investments.

Our ability to implement our investment strategy is dependent, in part, upon the ability of Chadwick Securities, our dealer manager, to successfully conduct this offering, which makes an investment in us more speculative.

We have retained Chadwick Securities, Inc., an affiliate of our advisor, to conduct this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of Chadwick Securities to build and maintain a network of broker-dealers to sell our shares to their clients. If Chadwick Securities is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we make distributions from sources other than our cash flow from operations, we will have less funds available for the acquisition of properties and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source. If we fund distributions from borrowings, sales of properties or the net proceeds from this offering, we will have less funds available for the acquisition of real estate properties and real estate related assets and your overall return may be reduced. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.

Future interest rate increases in response to inflation may inhibit our ability to conduct our business and acquire or dispose of real property, real estate-related debt investments or debt financing at attractive prices and your overall return may be reduced.

During 2007 and into 2009, the U.S. economy and financial markets have experienced periods of significant disruption. We will be exposed to inflation risk as income from any long-term leases on real property or real estate-related debt investments as these investments are expected to be a primary source of our cash flows from operations. Although inflation has been generally low in recent years, high inflation, based on certain items like government spending, may in the future tighten credit and increase prices.

Because a significant majority of our multifamily leases will be short-term, to the extent we acquire other types of properties, we expect that there will be provisions in certain of our resident leases that may offer some protection from the impact of inflation. However, these lease protections and certain protections we may utilize for other assets may not re-set frequently enough to cover inflation. Further, if interest rates rise, such as during an inflationary period, the cost of acquisition capital to purchasers may also rise, which could adversely impact our ability to dispose of our assets at attractive sales prices. Should we be required to acquire, hold or dispose of our assets during a period of inflation, our overall return may be reduced.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

We may change our targeted investments without stockholder consent.

We expect to allocate a majority of our portfolio to investments in multifamily rental properties, which includes student housing and senior residential, and debt secured by multifamily rental properties, but we may also purchase investments in condominium, office, retail, industrial, mixed-use, hospitality and healthcare properties and other real estate asset classes throughout the United States. Also, except as described in this prospectus, we are not restricted as to the following:

•	where we may acquire real estate investments in the United States;

•

the percentage of our proceeds that may be invested in properties as compared with the percentage of our proceeds that we may invest in real estate related debt investments, commercial mortgage-backed securities or mortgage loans, each of which may be leveraged and will have differing risks and profit potential; or

•

the percentage of our proceeds that may be invested in any one real estate investment (the greater the percentage of our subscription proceeds invested in one asset, the greater the potential adverse effect on us if that asset is unprofitable).

Though this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines could adversely affect the value of our common stock and our ability to make distributions to you.

Risks Related to Conflicts of Interest

Resource Real Estate Opportunity Advisor and its affiliates, including all of our executive officers, some of our directors and other key real estate professionals will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

All of our executive officers, some of our directors and other key real estate professionals are also officers, directors, managers and/or key professionals of our advisor, our dealer manager and other affiliated Resource Real Estate entities. Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the property management agreement;

•	public offerings of equity by us, which entitle Chadwick Securities to dealer manager fees and will likely entitle our advisor to increased acquisition and asset management fees;

•

sales of properties and other investments, which entitle our advisor to disposition fees and the possible issuance to our advisor of shares of our common stock through the conversion of our convertible stock;

•

acquisitions of properties and other investments and originations of loans, which entitle our advisor to acquisition and asset management fees, and, in the case of acquisitions or investments from other Resource Real Estate-sponsored programs, might entitle affiliates of our advisor to disposition fees in connection with its services for the seller;

•	borrowings to acquire properties and other investments and to originate loans, which borrowings will increase the acquisition and asset management fees payable to our advisor;

•

whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the issuance of shares of our common stock through the conversion of our convertible stock;

•

whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and negotiating compensation for real estate professionals at our advisor and its affiliates that may result in such individuals receiving more compensation from us than they receive from our advisor; and

•

whether and when we seek to sell the company or its assets, which sale could entitle our advisor to disposition fees and to the issuance of shares of our common stock through the conversion of our convertible stock.

The fees our advisor receives in connection with the acquisition and management of assets are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us. In addition, the conversion feature of our convertible stock could cause us to make different investment or disposition decisions than we would otherwise make, in order to avoid the stock conversion.

Our advisor will face conflicts of interest relating to the acquisition of assets and such conflicts may not be resolved in our favor, which could limit our ability to make distributions and reduce your overall investment return.

We rely on our sponsor and other key real estate professionals at our advisor to identify suitable investment opportunities for us. The executive officers and several of the other key real estate professionals at our advisor are also the key real estate professionals at the advisors to other Resource Real Estate-sponsored programs. As such, Resource Real Estate-sponsored programs rely on many of the same real estate professionals as will future programs. Many investment opportunities that are suitable for us may also be suitable for other Resource Real Estate programs. When these real estate professionals direct an investment opportunity to any Resource Real Estate-sponsored program, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless our advisor has recommended the investment to us. Thus, the real estate professionals of Resource Real Estate Opportunity Advisor could direct attractive investment opportunities to other entities. Such events could result in us investing in properties that provide less attractive returns, which may reduce our ability to make distributions to you. For a detailed description of the conflicts of interest that our advisor will face, see generally “Conflicts of Interest” and “Conflict of Interest—Certain Conflict Resolution Measures.”

Resource Real Estate Opportunity Advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of Resource Real Estate Opportunity Advisor, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by a majority of our independent directors, we may enter into joint venture agreements with other Resource Real Estate-sponsored programs or affiliated entities for the acquisition, development or improvement of properties or other investments. Resource Real Estate Opportunity Advisor, our advisor, and the advisors to the other Resource Real Estate-sponsored programs, have the same executive officers and key employees; and these persons will face conflicts of interest in determining which Resource Real Estate program or investor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Resource Real Estate-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Resource Real Estate-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Resource Real Estate-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Resource Real Estate Opportunity Advisor, the real estate professionals assembled by our advisor, their affiliates and our officers will face competing demands relating to their time and this may cause our operations and your investment to suffer.

We rely on Resource Real Estate Opportunity Advisor, the real estate professionals our advisor has assembled and their affiliates and officers for the day-to-day operation of our business. Resource Real Estate Opportunity Advisor, its real estate professionals and affiliates, including our officers and employees, have interests in other Resource Real Estate programs and engage in other business activities. As a result of their interests in other Resource Real Estate programs and the fact that they have engaged in and they will continue to engage in other business activities, they will face conflicts of interest in allocating their time among us, Resource Real Estate Opportunity Advisor and other Resource Real Estate-sponsored programs and other business activities in which they are involved. During times of intense activity in other programs and ventures, there is a risk that they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If this occurs, the returns on our investments, and the value of your investment, may decline.

Our executive officers, some of our directors and the key real estate professionals assembled by our advisor face conflicts of interest related to their positions in Resource Real Estate Opportunity Advisor and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you.

Our executive officers, some of our directors and the key real estate professionals assembled by our advisor are also executive officers, directors, managers and key professionals of our advisor, our dealer manager and other affiliated Resource Real Estate entities. As a result, they owe fiduciary duties to each of these entities, their members and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Your investment will be diluted upon conversion of the convertible stock.

Prior to the commencement of this offering, our advisor will exchange 4,900 shares of common stock for 49,000 shares of our convertible stock at $1.00 per share. Under limited circumstances, these shares may be converted into shares of our common stock, resulting in dilution of our stockholders’ interest in us. Our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 10% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 10% return threshold for our common stockholders. Each of these two events is a “Triggering Event.” Upon a Triggering Event, our convertible stock will, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into shares of common stock with a value equal to the lesser of (A) 25% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (B) 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor. As a result, following conversion, the holder of the convertible stock will be entitled to a portion of amounts distributable to our stockholders, which such amounts distributable to the holder could be significant. See “Description of Shares — Convertible Stock.”

Our advisor can influence whether we terminate the advisory agreement or allow it to expire without renewal, or whether our common stock is listed for trading on a national securities exchange. Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution of other stockholders’ interests.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all, or substantially all, of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all, or substantially all, of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.

We do not intend to register as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

We do not intend to register as an investment company under the Investment Company Act because we expect that most of our investments will be held by our Operating Partnership through wholly owned or majority-owned subsidiaries that will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act. (With this ownership structure, we believe that neither we nor our Operating Partnership is likely to be considered an investment company under Section 3(a)(1) of the Investment Company Act.) The position of the SEC staff generally requires entities relying on Section 3(c)(5)(C) of the Investment Company Act to maintain at least 55% of their assets in “qualifying real estate assets” (that is, real estate, mortgage loans and other qualifying interests in real estate) and at least another 25% of their assets in “real estate related assets.” Depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, preferred equity investments, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets. Our ownership of these investments, therefore, may be limited by provisions of the Investment Company Act and SEC staff interpretations. See “Investment Objectives and Policies—Investment Limitations to Avoid Registration as an Investment Company.”

To maintain compliance with the Investment Company Act exception described above, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, SEC staff interpretations with respect to various types of assets are subject to change and may not be determinative to a court, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

You may not be able to sell your shares under our share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Our board of directors approved the share redemption program, but may amend, suspend or terminate our share redemption program at any time without notice. Our board of directors may reject any request for redemption of shares. Further, there are many limitations on your ability to sell your shares pursuant to the share redemption program. Any stockholder requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such stockholder acquired the shares by either (1) a purchase directly from us or (2) a transfer from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the stockholder’s immediate or extended family, (ii) a transfer to a custodian, trustee or other fiduciary for the account of the stockholder or his or her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

In addition, our share redemption program contains other restrictions and limitations. Shares will be redeemed on a quarterly basis, pro rata among all stockholders requesting redemption in such quarter, with a priority given to redemptions upon the death or qualifying disability of a stockholder or redemptions sought upon a stockholder’s confinement to a long-term care facility; next, to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, to other redemption requests. You must hold your shares for at least one year prior to seeking redemption under the share redemption program, except that our board of directors may waive this one-year holding requirement with respect to redemptions sought upon the qualifying death or disability of a stockholder or redemptions sought upon a stockholder’s confinement to a long-term care facility or for other exigent circumstances and that if a stockholder is redeeming all of his or her shares the board of directors may waive the one-year holding requirement with respect to shares purchased pursuant to the distribution reinvestment plan. We will not redeem more than 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus 1% of the operating cash flow from the previous fiscal year (to the extent positive).

Other than redemptions following the death or qualifying disability of a stockholder or redemptions sought upon a stockholder’s confinement to a long-term care facility, the purchase price for such shares we repurchase under our proposed redemption program will equal (1) prior to the time we establish an estimated value per shares or our common stock, the amount by which (a) the lesser of (i) 90% of the average issue price for all of your shares (as adjusted for any stock combinations, splits, recapitalizations and the like with respect to our common stock) or (ii) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to stockholders prior to the redemption date as a result of the sale of one or more of our investments; or (2) after we establish an estimated value per share of common stock, the lesser of (a) 100% of the average issue price per share for all of your shares (as adjusted for any stock combinations, splits, recapitalizations and the like with respect to our common stock) or (b) 90% of estimated value per share, as determined by our advisor or another firm chosen for that purpose. Accordingly, you may receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation.

Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. For a more detailed description of the share redemption program, see “Description of Shares— Share Redemption Program.”

The offering price of our shares was established on an arbitrary basis; the actual value of your investment may be substantially less than what you pay.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, this estimated value is likely to be higher than the price at which you could resell your shares because (1) our public offering involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sales price than could otherwise be obtained, and (2) there is no public market for our shares. Moreover, this estimated value is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares, as well as the reduction in the demand for real estate as a result of the credit market disruptions and economic slowdown.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

The dealer manager, Chadwick Securities, is one of our affiliates and will not make an independent review of us or this offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter will authorize us to issue 1,010,050,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock, 50,000 shares are designated as convertible stock and 10,000,000 are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After you purchase shares in this offering, our board may elect to (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares of our common stock upon the exercise of the options we may grant to our independent directors or to Resource Real Estate Opportunity Advisor or Resource Real Estate Opportunity Manager employees; (4) issue shares to our advisor, its successors or assigns, in payment of an outstanding obligation or as consideration in a related-party transaction; (5) issue shares of common stock upon the conversion of our convertible stock; or (6) issue shares of our common stock to sellers of properties we acquire in connection with an exchange of limited partnership interests of Resource Real Estate Opportunity OP, LP. To the extent we issue additional equity interests after you purchase shares in this offering, your percentage ownership interest in us will be diluted. Further, depending upon the terms of such transactions, most notably the offering price per share, which may be less than the price paid per share in any offering under this prospectus, and the value of our properties, existing stockholders may also experience a dilution in the book value of their investment in us.

Payment of fees to Resource Real Estate Opportunity Advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Resource Real Estate Opportunity Advisor and its affiliates will perform services for us in connection with the selection and acquisition or origination of our investments, the management and leasing of our properties and the administration of our other investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering and a $9.50 purchase price for shares sold under the distribution reinvestment plan, we estimate that we will use 84.80% to 87.94% of our gross offering proceeds, or between $8.48 and $8.79 per share, for investments and the repurchase of shares of our common stock under our share redemption program.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders could be reduced and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from sources beyond our cash flow from operations, such as borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to you and could reduce the value of your investment.

Our board of directors could opt into certain provisions of the Maryland General Corporation Law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Shares – Business Combinations,” “Description of Shares – Control Share Acquisitions” and “Description of Shares – Subtitle 8.”

Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

The properties we acquire and their performance are subject to the risks typically associated with real estate, including:

•	downturns in national, regional and local economic conditions;

•	competition;

•	adverse local conditions, such as oversupply or reduction in demand and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	changes in the supply of or the demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in governmental regulations, including those involving tax, real estate usage, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

Any of the above factors, or a combination thereof, could result in a decrease in the value of our investments, which would have an adverse effect on our results of operations, reduce the cash available for distributions and the return on your investment.

We will be subject to the risks associated with acquiring discounted real estate assets.

We will be subject to the risks generally incident to the ownership of discounted real estate assets. Such assets may be purchased at a discount from historical cost due to substantial deferred maintenance, abandonment, undesirable locations or markets, or poorly structured financing of the real estate or debt instruments underlying the assets, which has since lowered their value. Further, the continuing instability in the financial markets has limited the availability of lines of credit and the degree to which people and entities have access to cash to pay rents or debt service on the underlying the assets. Such illiquidity has the effect of increasing vacancies, increasing bankruptcies and weakening interest rates commercial entities can charge consumers, which can all decrease the value of already discounted real estate assets. Should conditions worsen, the continued inability of the underlying real estate assets to produce income may weaken our return on our investments, which in turn, may weaken your return on investment.

Further, irrespective of the instability the financial markets may have on the return produced by discounted real estate assets, the evolving efforts to correct the instability make the valuation of such assets highly unpredictable. Though we intend to purchase real estate assets at a discount from historical cost, the fluctuation in market conditions make judging the future performance of such assets difficult. There is a risk that we may not purchase real estate assets at absolute discounted rates and that such assets may continue to decline in value.

We may have to make decisions on whether to invest in certain discounted real estate assets, with only limited due diligence.

The information available to us at the time of making any particular investment decision may be limited and we may not have access to certain detailed due diligence information regarding any particular real estate asset, such as physical characteristics and conditions, environmental matters, zoning regulations or other local conditions affecting the asset. We may not have access to the property or may need to rely solely on information provided by the sellers. Therefore, no assurance can be given that we will have knowledge of all circumstances that may adversely affect an investment. In addition, we may rely upon independent consultants in connection with their evaluation of proposed real estate assets for investment and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

Residents of multifamily rental properties or tenants of other property classes we intend to acquire as discounted real estate assets who have experienced personal financial problems or a downturn in their business may cause us delays in enforcing our rights and we may incur substantial costs attempting to protect our investment.

The discounted real estate assets may involve investments in commercial leases with residents or tenants who have experienced a downturn in their residential or business leases and with residents or tenants who have experienced difficulties with their personal financial situations such as a job loss, bankruptcy or bad credit rating, resulting in their failure to make timely rental payments or their default under their leases or debt instruments. In the event of any default by residents or tenants at our properties, we may experience delays in enforcing our rights and may incur substantial costs attempting to protect our investment.

The bankruptcy or insolvency of any resident or tenant also may adversely affect the income produced by our properties. If any resident or tenant becomes a debtor in a case under the U.S. Bankruptcy Code, our actions may be restricted by the bankruptcy court and our financial condition and results of operations could be adversely affected.

Our operating costs of our properties will not necessarily decrease if our income decreases.

Certain expenses associated with ownership and operation of a property may be intentionally increased to enhance the short- and long-term success of the property in the form of capital gain and current income, such as:

•	increased staffing levels;

•	enhanced technology applications; and

•	increased marketing efforts.

Certain expenses associated with the ownership and operation of a property are not necessarily reduced by events which adversely affect the income from the property, such as:

•	real estate taxes;

•	insurance costs; and

•	maintenance costs.

For example, if the leased property loses tenants or rents are reduced, then those costs described in the preceding sentence are not necessarily reduced. As a result, our cost of owning and operating leased properties may, in the future, exceed the income the property generates even though the property’s income exceeded its costs at the time it was acquired. This would decrease the amount of cash available to us to distribute to you and could negatively affect your return on investment.

We will be subject to the risks associated with acquiring bank-owned properties, commonly referred to as REO (“real estate owned” by a bank after foreclosure).

We will be subject to the risks generally incident to the acquisition and ownership of REO. REO assets include additional risks not necessarily present in a traditional real estate transaction. For example, such additional risks may include:

•

REO assets often will require certain additional planned capital expenditures to repair and maintain the property in order to prepare the tenant property for sale, due to the previous owners and potential mistreatment of the property;

•

REO assets may result in the purchaser discovering additional latent defects with the property requiring additional unplanned expenditures not initially budgeted for as part of the redevelopment and repositioning capital expenditures; and

•

The timing and closing of an REO acquisition may be delayed and we may incur additional costs because of the bank’s lack of adequate staff assigned to the bank’s REO portfolio or the deliberate process of following the bank’s specific rules and requirements for obtaining its approval prior to closing the transaction.

The risks associated with REO may adversely affect our results of operations, reduce the cash available for distributions and the return on your investment.

We will compete with third parties in acquiring, managing and selling properties and other investments, which could reduce our profitability and the return on your investment.

We believe that the current market for properties that meet our investment objectives is extremely competitive and many of our competitors have greater resources than we do. We will compete with numerous other entities engaged in real estate investment activities, including individuals, corporations, banks and insurance company investment accounts, other REITs, real estate limited partnerships and other entities, to acquire, manage and sell real estate properties and real estate related assets. Many of our expected competitors enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase.

Competition with these entities may result in the following:

•

greater demand for the acquisition of real estate properties and real estate related assets, which results in increased prices we must pay for our real estate properties and real estate related assets;

•	delayed investment of our capital;

•	decreased availability of financing to us; or

•	reductions in the size or desirability of the potential tenant base for one or more properties that we lease.

If such events occur, you may experience a lower return on your investment.

We may compete with the U.S. federal government and others for discounted real estate assets.

In light of the Emergency Economic Stabilization Act of 2008 or the EESA, we may also compete for the purchase of discounted real estate assets with the U.S. federal government. The EESA authorized the U.S. Secretary of the Treasury to create a Troubled Asset Relief Program (“TARP”), to among other things, purchase up to $700 billion in discounted residential and commercial mortgage related assets from financial institutions. The degree of U.S. federal government competition is yet unclear due to the evolving nature of the incentives and programs to be implemented, and the qualifications of the assets to be purchased as a part of the U.S. federal government’s efforts to ease the burden such discounted assets place on financial institutions. In addition, the American Recovery and Reinvestment Act of 2009 (“ARRA”), was signed into law in February 2009. ARRA includes a variety of programs intended to stimulate the economy, but also imposes certain new executive compensation and corporate expenditure limits on all current and future TARP recipients.

Like the possible entry of new competitors, including competitors that historically have focused on the acquisition of different asset types, and the expected increase in competition from current market participants, the potential increase in competition from the U.S. federal government may reduce our access to discounted real estate asset opportunities. Aggressive pricing by our competitors could raise the price of such discounted real estate assets above levels that we are willing to pay, which could reduce the amount of such assets suitable for us to purchase or, if purchased by us, reduce the profits, if any, generated by such assets. If we are unable to purchase discounted real estate assets at favorable prices or at all, our revenues and our ability to cover operating expenses may be adversely impacted and reduce your return on investment.

On March 23, 2009, the U.S. Treasury, in conjunction with the Federal Deposit Insurance Corporation (“FDIC”), announced the creation of the Public-Private Investment Program (“PPIP”). The PPIP is designed to encourage the transfer of certain illiquid legacy real estate related assets off of the balance sheets of financial institutions. Public-Private Investment Funds (“PPIFs”) under the Legacy Loans Program (“Legacy Loans PPIFs”) will be established to purchase troubled loans from insured depository institutions and PPIFs under the Legacy Securities Program (“Legacy Securities PPIFs”) will be established to purchase legacy non-agency residential mortgage-backed securities and commercial mortgage-backed securities that were originally rated AAA from financial institutions. Legacy Loans PPIFs and Legacy Securities PPIFs will have access to equity capital from the U.S. Treasury as well as debt financing provided or guaranteed by the U.S. government. The PPIP may increase competition from PPIFs and reduce our access to discounted real estate asset opportunities and commercial mortgage-backed securities. See “Risk Factors— We may not be able to take advantage of the new Term Asset-Backed Securities Loan Facility” and “—We may face competition from PPIFs.”

Our joint venture partners could take actions that decrease the value of an investment to us and lower our stockholders’ overall return.

We may enter into joint ventures to acquire properties and other assets. We may also purchase and renovate properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and therefore your return on investment.

Properties that have significant vacancies, especially discounted real estate assets, may experience delays in leasing up or could be difficult to sell, which could diminish our return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. Further, our potential investments in value-add multifamily rental properties or other types of discounted properties may have significant vacancies at the time of acquisition. If vacancies continue for a prolonged period of time beyond the expected lease up stage that we anticipate will follow any redevelopment or repositioning efforts, we may suffer reduced revenues resulting in less cash available for distributions. In addition, the resale value of the property could be diminished because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction on the resale value of a property could also reduce your return on investment.

We may have difficulty re-leasing underperforming or discounted properties because of the location or reputation of the property.

The nature of discounted real estate assets carries the risk that the properties underlying certain real estate investments may be located in areas of slow, stagnant, or declining economic growth. Such areas may experience high levels of crime and unemployment. In addition to the risks these conditions impose on the current tenants and owners of properties underlying the real estate investments, these conditions may harm the reputation of the property making it difficult to attract future more productive tenants and owners to the areas where the real estate properties are located. The inability to re-lease or re-sell property abandoned, foreclosed upon, or purchased in these areas may result in an unproductive use of our resources and could negatively affect our performance and your return on investment.

Because we will rely on Resource Real Estate Opportunity Manager, its affiliates and third parties to manage the day-to-day affairs of any properties we may acquire, should the staff of a particular property perform poorly, our operating results for that property will similarly be hindered and our net income may be reduced.

Poor performance by those sales, leasing and other management staff members operating a particular property will necessarily translate into poor results of operations for that particular property. Should Resource Real Estate Opportunity Manager fail to identify problems in the day-to-day management of a particular property and/or fail to take the appropriate corrective action in a timely manner, our operating results may be hindered and our net income reduced.

If we are unable to sell a property for the price, on the terms or within the time frame we desire, it could limit our ability to pay cash distributions to you.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to you and could reduce the value of your investment.

Government entities, community associations and contractors may cause unforeseen delays and increase costs to redevelop and reposition value-add properties that we may acquire, which may reduce our net income and cash available for distributions to you.

We may seek to or be required to incur substantial capital obligations to redevelop or reposition existing properties that we acquire at a discount as a result of neglect of the previous owners or tenants of the properties and to sell the properties. Our advisor and its key real estate professionals will do their best to acquire properties that do not require excessive redevelopment or modifications and that do not contain hidden defects or problems. There could, however, be unknown and excessive costs, expenses and delays associated with a discounted property’s redevelopment, repositioning or value-add upgrades. We will be subject to risks relating to the uncertainties associated with rezoning for redevelopment and other concerns of governmental entities, community associations and our construction manager’s ability to control costs and to build in conformity with plans and the established timeframe. We will pay a construction management fee to a construction manager which may be Resource Real Estate Opportunity Manager or its affiliates, if new capital improvements are required.

If we are unable to increase rental rates or sell the redeveloped property at a price consistent with our value-add projections due to local market or economic conditions to offset the cost of the redevelopment or repositioning the property, the return on your investment may suffer. To the extent we acquire discounted properties in major metropolitan areas where the local government has imposed rent controls, we may be prohibited from increasing the rental rates to a level sufficient to cover the particular property’s redevelopment costs and expenses.

Costs of responding to both known and previously undetected environmental contamination and hazardous conditions may decrease our cash flows and limit our ability to make distributions.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, current or previous owners or operators of real property for the costs to investigate or remediate contaminated properties, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

Environmental laws also may impose liens on a property or restrictions on the manner in which a property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Properties acquired by us may have toxic mold that could result in substantial liabilities to us.

Litigation and concern about indoor exposure to certain types of toxic molds has been increasing as the public becomes aware that exposure to mold can cause a variety of health effects and symptoms, including allergic reactions. It is impossible to eliminate all mold and mold spores in the indoor environment. Although we will attempt to acquire properties and loans secured by properties that do not contain mold, there can be no assurance that some of the properties acquired by us will contain mold. The difficulty in discovering indoor toxic mold growth could lead to an increased risk of lawsuits by affected persons and the risk that the cost to remediate toxic mold will exceed the value of the property. There is a risk that we may acquire properties that contain toxic mold and properties may negatively affect our performance and your return on investment.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on your investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions.

Our costs associated with and the risk of failing to comply with the Americans with Disabilities Act, the Fair Housing Act and other tax credit programs may adversely affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party to ensure compliance with such laws. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

The multifamily rental properties we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the Disabilities Act. Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas of our apartment communities where such removal is readily achievable. The Disabilities Act does not, however, consider residential properties, such as multifamily rental properties, to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as the leasing office, are open to the public.

We also must comply with the Fair Housing Amendment Act of 1988 (“FHAA”), which requires that multifamily rental properties first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily rental properties for compliance with the requirements of the FHAA and Disabilities Act and an increasing number of substantial enforcement actions and private lawsuits have been brought against multifamily rental properties to ensure compliance with these requirements. Noncompliance with the FHAA and Disabilities Act could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

Certain of our properties may be subject to the low income housing tax credits, historic preservation tax credits or other similar tax credit rules at the federal, state or municipal level. The application of these tax credit rules are extremely complicated and noncompliance with these rules may have adverse consequences for us. Noncompliance with applicable tax regulations may result in the loss of future or other tax credits and the fractional recapture of these tax credits already taken. Accordingly, noncompliance with these tax credit rules and related restrictions may adversely affect our ability to distribute any cash to our investors.

Our properties may be dispersed geographically and across various markets and sectors.

We may acquire and operate properties in different locations throughout the United States and in different markets and sectors. The success of our properties will depend largely on our ability to hire various managers and service providers in each area, market and sector where the properties are located or situated. See “Investment Objectives and Policies – Real Estate Asset Management Strategy.”

Newly constructed and existing multifamily rental properties or similar properties that compete with any properties we may acquire in any particular location could adversely affect the operating results of our properties and our cash available for distribution.

We may acquire properties in locations that experience increases in construction of multifamily rental or other properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find residents to lease units in our apartment communities;

•	force us to lower our rental prices in order to lease units in our apartment communities; and/or

•	substantially reduce our revenues and cash available for distribution.

Our efforts to upgrade multifamily rental properties to increase occupancy and raise rental rates through redevelopment and repositioning may fail, which may reduce our net income and the cash available for distributions to you.

The success of our ability to upgrade any multifamily rental properties that we may acquire and realize capital gains and current income for you on these investments materially depends upon the status of the economy where the multifamily rental property is located. Our revenues will be lower if the rental market cannot bear the higher rental rate that accompanies the upgraded multifamily rental property due to job losses or other economic hardships. Should the local market be unable to substantiate a higher rental rate for a multifamily rental property that we upgraded, we may not realize the premium rental we had assumed by a given upgrade, and we may realize reduced rental income or a reduced gain or even loss upon the sale of the property. These events could cause us to reduce the cash available for distributions.

A concentration of our investments in any one property sector may leave our profitability vulnerable to a downturn or slowdown in such sector.

At any one time, a majority of our investments are likely to be in the multifamily sector. Vacancy rates in multifamily rental properties and other commercial real estate properties may be related to jobless rates. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in any one property sector, then the potential effects on our revenues, and as a result, on cash available for distribution, resulting from increased jobless rates as well as a general downturn or slowdown in such property sector could be more pronounced than if we had more fully diversified our investments.

Increased competition and the increased affordability of single-family and multifamily homes and condominiums for sale or rent could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any multifamily rental property that we may acquire will most likely compete with numerous housing alternatives in attracting residents, including single-family and multifamily homes and condominiums. Due to the current recession, competitive housing in a particular area and the increasing affordability of single-family and multifamily homes and condominiums to buy caused by declining mortgage interest rates and generous federal and state government programs to promote home ownership could adversely affect our ability to fully occupy any multifamily rental properties we may acquire. Further, single-family homes and condominiums available for rent could also adversely effect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

Short-term multifamily leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions.

We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term or earlier in certain situations, such as when a resident loses his/her job, without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

If we acquire student housing properties as part of our value-add multifamily portfolio, these properties would be subject to an annual leasing cycle, short lease-up period, seasonal cash flows, changing university admission and housing policies and other risks inherent in the student housing industry.

Similar to multifamily rental properties, if we acquire student housing, we expect to generally lease such properties under short-term, 12-month leases, and in certain cases, under nine-month or shorter-term semester leases. As a result, we may experience significantly reduced cash flows during the summer months at properties leased under leases having terms shorter than 12 months. Student housing properties are also typically leased during a limited leasing season that usually begins in January and ends in August of each year. We are therefore highly dependent on the effectiveness of our marketing and leasing efforts and personnel during this season.

Changes in university admission policies or overall student enrollment levels could also adversely affect the investment return on student housing properties. For example, if a university reduces the number of student admissions or requires that a certain class of students, such as freshman, live in a university owned facility, the demand for beds at our properties may be reduced and our occupancy rates may decline. We will also be required to form relationships directly or through third parties with colleges and universities for referrals of prospective student-residents or for mailing lists of prospective student-residents and their parents. Any failure to maintain good relationships with these colleges and universities could therefore have a material adverse effect on us. Federal and state laws require colleges to publish and distribute reports of on-campus crime statistics, which may result in negative publicity and media coverage associated with crimes occurring on or in the vicinity of our on-campus properties.

If we acquire student housing properties, we may face significant competition from university-owned on-campus student housing, from other off-campus student housing properties and from traditional multifamily housing located within close proximity to universities.

On-campus student housing has certain inherent advantages over off-campus student housing in terms of physical proximity to the university campus and integration of on-campus facilities into the academic community. Colleges and universities can generally avoid real estate taxes and borrow funds at lower interest rates than us and other private sector operators.

If we invest in senior residential properties as part of our value-add multifamily portfolio, we may incur liability for failing to comply with the FHAA and the Housing for Older Persons Act or certain state regulations.

Any senior residential properties we acquire will be required to qualify as housing for older persons and will be required to comply with the appropriate federal and state laws governing age and owner occupancy. Noncompliance with the FHAA and the Housing for Older Persons Act and certain state registration requirements could result in fines, awards of damages to private litigants, payment of attorneys’ fees and other substantial costs of remediation.

The condominium industry is subject to extensive regulation and other unique risks.

We may invest in condominium properties to convert the condominiums into multifamily rental units or market and sell the condominium units at discounted prices. These activities are subject to extensive laws and regulations of local, state and federal governments. These laws and regulations vary by municipality and state and their requirements can be burdensome and costly.

Further, condominium associations often serve as mini-governments in the form and manner by which they govern the activities and services impacting the residents of the condominium building. Our lack of control over any condominium association, where we own the building, could raise additional risks of undue delay and/or unexpected costs to successfully sell the discounted condominium units or convert them into multifamily rental units. In addition, condominium buildings and their associations may also be subject to litigation from contractors, other condominium owners or other third parties and may be subject to other unknown liabilities or payable not readily discoverable upon initial due diligence.

Changing market conditions, especially in the greater metropolitan areas may adversely impact our ability to sell condominium units at expected prices, or at all, which could hinder our results of operations and reduce our net income.

If we acquire a condominium building for conversion or to sell units at a discount, there could be a significant amount of time before we can redevelop or reposition the condominium units available for conversion or sale. The market value of a condominium unit being redeveloped or repositioned can vary significantly during this time due to changing market conditions. If we acquire condominiums or attempt to convert multifamily or hotel properties into condominiums, lower prices of condominium units and sales activities in major metropolitan markets or other markets where these properties may be located could adversely affect our results of operations and net income. Although demand in major metropolitan geographic areas historically has been strong, increased purchase price appreciation may reduce the likelihood of consumers seeking to purchase new residences, which would likely harm our ability to sell units in residential condominium buildings. If the prices of condominium units or sales activity decline in the key markets in which we may operate, our costs may not decline at all or at the same rate and, as a result, our business, results of operations and financial condition would be adversely affected.

Condominium purchasers may be unwilling or unable to purchase condominium units at times when mortgage-financing costs are high or as credit quality declines.

The majority of our potential purchasers for discounted condominium units will finance their purchases through third-party lenders. In general, housing demand is adversely affected by increases in interest rates, demand for increased down payments and by decreases in the availability of mortgage financing as a result of declining customer credit quality or other issues. Further, there are additional constraints on certain government-sponsored entities, such as Fannie Mae and Freddie Mac, for potential condominium purchasers in projects where a substantial number of units remain unsold in a particular condominium project. Even though we closely monitor the mortgage market for prospective buyers for condominium units, if mortgage interest rates increase or the average down payment requirement increases, the ability or willingness of prospective buyers to finance condominium unit purchases may be adversely affected.

If we acquire condominium properties or mixed-use properties that combine hotel, multifamily or condominiums, a fire or other accident could occur in a single unit that causes the entire building to be uninhabitable.

We may experience greater risks in the condominium and mixed-use property investments because there could be a higher likelihood of an accident occurring in a building containing numerous individuals where we do not have the same ability to monitor or review the building as other property classes. A fire or other accident in a single unit could in turn cause the entire building to be uninhabitable. Even if there is insurance on the building, it may not be enough to cover all of the losses as a result of a fire or other accident.

If we acquire office, retail or certain other property types, the loss of anchor tenants for such properties could adversely affect our profitability.

We may acquire office properties and, as with our retail properties, we are subject to the risk that significant tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of space in one of our office properties (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant or the closure of the business of an anchor tenant that leaves its space vacant, even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. In the event of default by an anchor tenant, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.

If we acquire retail properties or mixed-use properties with a retail component the economic downturn in the United States may continue to have an adverse impact on the retail industry generally. Slow or negative growth in the retail industry will result in defaults by retail tenants, which could have an adverse impact on our results of operations.

The retail industry is facing reductions in sales revenues and increased bankruptcies throughout the United States. Adverse economic conditions may result in an increase in distressed or bankrupt retail companies, which in turn would result in an increase in defaults by tenants at our commercial properties. Additionally, slow economic growth is likely to hinder new entrants into the retail market, which may make it difficult for us to fully lease our properties. Tenant defaults and decreased demand for retail space would have an adverse impact on the value of our retail properties and our results of operations.

Any retail tenants we may have will face competition from numerous retail channels, which may reduce our profitability and ability to pay distributions.

Retailers will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

If we acquire certain office, retail, industrial or healthcare properties, we may enter into long-term leases with these tenants, which may not result in fair market lease rates over time.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases, the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and cash available for distribution could be lower than if we did not enter into long-term leases.

If we invest in industrial properties or lease our properties to tenants that engage in industrial activities, the potential liability as a result of, and the cost of compliance with, environmental matters is greater that other property classes.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

We may invest in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties are more likely to contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances.

Leasing properties to tenants that engage in industrial, manufacturing, and commercial activities will cause us to be subject to increased risk of liabilities under environmental laws and regulations. The presence of hazardous or toxic substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

The hospitality industry is seasonal, which may adversely affect the results of operations of any hospitality properties we may acquire.

The hospitality industry is seasonal in nature, and, as a result, any hotel, lodging or other resort properties we may acquire could be adversely affected by significant weather changes. To the extent we invest materially in the hospitality sector, the seasonality of the hospitality industry can be expected to cause quarterly fluctuations in our revenues. In addition, our earnings may be adversely affected by factors outside our control, such as extreme or unexpectedly mild weather conditions or natural disasters, terrorist attacks or alerts, outbreaks of contagious diseases and pandemics, airline strikes, economic factors and other considerations affecting travel.

If we acquire hospitality, healthcare or certain other types of properties, we will be dependent on the third-party managers of those properties.

In order to qualify as a REIT, we will not be able to operate any hospitality, healthcare or certain other types of properties that we acquire or participate in the decisions affecting the daily operations of these properties. Depending on the particular property, we may lease any hospitality or healthcare property we acquire to a TRS in which we may own up to a 100% interest. Our TRS will enter into management agreements with eligible independent contractors that are not our subsidiaries or otherwise controlled by us to manage properties, such as hotels. For example, independent hotel or assisted living center operators, under management agreements with one or more of our TRSs, will control the daily operations of those types of properties.

We will depend on these independent management companies to adequately operate our hospitality or healthcare properties as provided in the management agreements. We will not have the authority to require any hospitality or healthcare property to be operated in a particular manner or to govern any particular aspect of the daily operations of such properties (for instance, setting room rates for hotels). Thus, even if we believe our hospitality or healthcare properties are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenue per available room and average daily rates, we may not be able to force the management company to change its method of operation of these types of properties. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS, and then only to the extent of the remedies provided for under the terms of the management agreement. In the event that we need to replace any of our management companies, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at affected properties such as hotels and assisted living facilities.

Poor general economic conditions and reductions in discretionary consumer spending may adversely impact the hospitality properties we may acquire and lower the return on your investment.

The operations of certain properties in which we may invest, such as limited or full service hotels, lodging facilities and all-inclusive resort properties, will depend upon a number of factors relating to discretionary consumer spending. Unfavorable local, regional or national economic developments or uncertainties regarding future economic prospects as a result of terrorist attacks, military activity or natural disasters could reduce consumer spending in the markets in which we own properties and adversely affect the operation of those properties. In an economic downturn, consumer discretionary spending levels generally decline, at times resulting in disproportionately large reductions in expenditures on travel and other leisure activities. Certain of the classes of properties, such as hospitality, that we may acquire may be unable to maintain their profitability during periods of adverse economic conditions or low consumer confidence, which could in turn affect the ability of operators to make scheduled payments to us.

If we acquire hospitality, healthcare or certain other types of properties, we may have to make significant capital expenditures to maintain them.

Hospitality and healthcare properties in particular may have an ongoing need for renovations and other capital improvements, including replacements of furniture, fixtures and equipment. Generally, we will be responsible for the costs of these capital improvements, which gives rise to the following risks:

•	cost overruns and delays;

•	renovations can be disruptive to operations and can displace revenue at the hospitality and healthcare properties, including revenue lost while rooms under renovation are out of service;

•	the cost of funding renovations and the possibility that financing for these renovations may not be available on attractive terms; and

•	the risk that the return on our investment in these capital improvements will not be what we expect.

If we have insufficient cash flow from operations to fund needed capital expenditures, then we will need to borrow to fund future capital improvements.

If we acquire healthcare properties, some tenants of medical office buildings and healthcare-related facilities will be subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.

There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Any lease arrangements we may enter into with certain tenants could also be subject to these fraud and abuse laws concerning Medicare and Medicaid. Examples of these laws include the Federal Anti-Kickback Statute, the Federal Physician Self-Referral Prohibition, the False Claims Act, and the Civil Monetary Penalties Law.

Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to make cash distributions.

If we acquire healthcare properties, adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make cash distributions.

The healthcare industry is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third-party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	continued pressure by private and governmental payors to reduce payments to providers of services; and

•	increased scrutiny of billing, referral and other practices by federal and state authorities.

These factors may adversely affect the economic performance of some or all of our healthcare-related tenants and, in turn, reduce our lease revenues and our cash available for distribution.

Risks Related to Investments in Real Estate Related Debt Assets

Our investments in real estate related debt investments are subject to the risks typically associated with real estate.

Our investments in mortgage, mezzanine or other real estate loans will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in commercial mortgage-backed securities and other real estate related debt investments may be similarly affected by real estate property values. Therefore, our real estate related debt investments will be subject to the risks typically associated with real estate, which are described above under the heading “—Risks Related to Investments in Real Estate.”

Investing in mezzanine debt, B-Notes, commercial mortgage-backed securities or other subordinated debt involves greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine debt, B-Notes, commercial mortgage-backed securities and other subordinated debt. These types of investments carry a higher degree of risk of loss than senior secured debt investments, because in the event of default and foreclosure, holders of senior liens will be paid in full before subordinated investors and, depending on the value of the underlying collateral, there may not be sufficient assets to pay all or any part of amounts owed to subordinated investors. Moreover, mezzanine debt, B-Notes, commercial mortgage-backed securities and other subordinate debt investments may have higher loan to value ratios than conventional senior lien financing, resulting in less equity in the collateral and increasing the risk of loss of principal. If a borrower defaults or declares bankruptcy, we may be subject to agreements restricting or eliminating our rights as a creditor, including rights to call a default, foreclose on collateral, accelerate maturity or control decisions made in bankruptcy proceedings. In addition, the prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to economic downturns or individual issuer developments. An economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of instruments underlying the securities to make principal and interest payments may be impaired.

If we make or invest in mortgage, mezzanine, bridge or other real estate loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of our stockholders’ investment would be subject to fluctuations in interest rates.

If we make or invest in fixed rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to reinvest the proceeds at as high of an interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. For these reasons, if we invest in mortgage, mezzanine, bridge or other real estate loans, our returns on those loans and the value of our stockholders’ investment will be subject to fluctuations in interest rates.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If we make or invest in mortgage loans and there are defaults under those mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Government action may reduce recoveries on defaulted loans.

Legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair our ability to foreclose on real estate related debt investments in default. Various jurisdictions have considered or are currently considering such actions, and the nature or extent of the limitation on foreclosure that may be enacted cannot be predicted. Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance on a mortgage loan that is secured by a lien on the mortgaged property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.

Property owners filing for bankruptcy may adversely affect us.

The filing of a petition in bankruptcy automatically stops or “stays” any actions to enforce the terms of all debt of the debtor, including a mortgage loan. The length of the stay and the costs associated with it will generally have an adverse impact on our profitability. Further, the bankruptcy court may take other actions that prevent us from foreclosing on the property. Any bankruptcy proceeding will, at a minimum, delay us in achieving our investment objectives and may adversely affect our profitability.

The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-Notes. A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

Our potential ownership of a B-Note with controlling class rights may, if the financing fails to perform according to its terms, cause us to pursue remedies, which may include foreclosure on, or modification of, the note. In some cases, however, the owner of the A-Note may be able to foreclose or modify the note against our wishes as owner of the B-Note. As a result, our economic and business interests may diverge from the interests of the owner of the A-Note. In this regard, B-Notes share certain credit characteristics with second mortgages, because both are subject to greater credit risk with respect to the underlying mortgage collateral than the first mortgage or A-Note.

Investment in non-conforming and non-investment- grade loans may involve increased risk of loss.

Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment-grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

Our investments in subordinated loans and subordinated commercial mortgage-backed securities may be subject to losses.

We intend to acquire or originate subordinated loans and invest in subordinated commercial mortgage-backed securities. In the event a borrower defaults on a subordinated loan and lacks sufficient capacity to cure the default, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the “first loss” subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related commercial mortgage-backed securities, the securities in which we invest may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us.

Inaccurate assumptions regarding real estate investments acquired by us creates greater risk of loss.

We will need to make assumptions regarding the viability of a particular real estate investment prior to its acquisition. We may acquire a real estate investment at a discounted price that reflects certain forward-looking assumptions that may turn out to be overly optimistic. Whether due to increased vacancies, market or economic conditions, difficulty in re-leasing, downturns in business, a changed competitive environment or unavailability of capital, the properties and instruments underlying the investments may decline in value as compared to the discounted purchase price at which we acquired such asset. Furthermore, the payments due from the real estate investments may slow or cease altogether due to declines in the value or productivity of the assets underlying the instruments. If we are unable to make real estate investment acquisitions on terms and at prices that meet our projections and assumptions, our ability to generate revenue may be materially impacted, and your return on investment may be negatively affected.

The commercial mortgage-backed securities in which we may invest are subject to the risks of default.

Commercial mortgage-backed securities are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

The yields on the commercial mortgage-backed securities we may acquire depend on the timely payment of interest and principal due on the underlying mortgage loans. Mortgage loans on commercial properties often are structured so that a substantial portion of the loan principal is not amortized over the loan term but is payable at maturity (as a "balloon payment"), and repayment of the loan principal thus often depends upon the future availability of real estate financing from the existing or an alternative lender and/or upon the current value and salability of the real estate. Therefore, the unavailability of real estate financing or sale opportunities may lead to default.

In the event of a default, the trustee for the benefit of the holders of commercial mortgage-backed securities has recourse only to the underlying pool of mortgage loans and, if a loan is in default, to the mortgaged property securing such mortgage loan. After the trustee has exercised all of the rights of a lender under a defaulted mortgage loan and the related mortgaged property has been liquidated, no further remedy will be available. The owner of commercial mortgage-backed securities does not have a contractual relationship with the borrowers of the underlying commercial mortgage loans. The commercial mortgage-backed securities holder typically has no right directly to enforce compliance by the borrowers with the terms of the loan agreement, nor any rights of set-off against the borrower, nor will it have the right to object to certain changes to the underlying loan agreements, nor to move directly against the collateral supporting the related loans.

There will be conflicts of interest among the holders of various classes or tranches of commercial mortgage-backed securities, which in the event of default, pay off, extension or modification or liquidation could adversely impact us depending on whether we hold a senior class or the controlling class of commercial mortgage-backed securities.

The pooling and service agreements that we may enter into generally provide for allocation, among the various classes of commercial mortgage-backed securities, of collections on the underlying commercial mortgage loans, as well as losses and other shortfalls. Most such agreements provide that the underlying commercial mortgage loans are serviced by a master servicer and a special servicer. Subject to the standard for recoverability set forth in the related agreement, each series of commercial mortgage-backed securities generally provides for the servicer or other party to make advances of delinquent payments on the underlying commercial mortgage loans (which advances are intended as liquidity and not credit support) and also provides for the servicer or special servicer to make servicing advances as required. Typically, the agreements provide that the “controlling class” (generally, the most subordinate class then outstanding that has a principal balance at least equal to the minimum amount provided in such agreement) will have certain rights, including the right to appoint a representative, approve certain actions and appoint the special servicer. As part of our commercial mortgage-backed securities strategy, we generally expect to hold a senior class of commercial mortgage-backed securities, where the risk of loss for a default and liquidation of the assets may be minimal, but we will not have certain rights, such as appointment of the special servicer, and not hold the controlling class.

We expect to capitalize on the value in the commercial mortgage-backed securities market by making investments in discounted commercial mortgage-backed securities, however, there are unique risks to investing in discounted commercial mortgage-backed securities that could adversely impact our return on these investments.

Because we intend to purchase the commercial mortgage-backed securities at a discount from its principal balance, if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than we anticipated at the time of your purchase, then our actual yield to maturity may be lower than assumed at the time of purchase. There can be no assurance that principal distributions on the mortgages underlying the commercial mortgage-backed securities will be made at any particular rate. Accordingly, the rate of payment of principal of the commercial mortgage-backed securities, and consequently their actual maturities and weighted-average lives, may occur earlier or later than anticipated by investors, and the yields to maturity of the commercial mortgage-backed securities may be affected.

In addition, if the commercial mortgage-backed bond is forced to restructure, the special servicer is significantly limited in its workout ability because it will usually have a finite date by which a restructuring of the commercial mortgage-backed securities must take place as the loan cannot be extended beyond the final maturity date of the notes. Further, if the commercial mortgage-backed bond is restructured in a manner that harms the interests of the junior or controlling class holders, who may lose their entire investment, they may litigate. The costs and delay associated with litigation would adversely affect the return on our commercial mortgage-backed securities investment.

We may not be able to take advantage of the new Term Asset-Backed Securities Loan Facility.

On November 25, 2008, the U.S. Treasury and the Federal Reserve announced the creation of the Term Asset-Backed Securities Loan Facility (“TALF”). Under the TALF, The Federal Reserve Bank of New York (“FRBNY”), will provide non-recourse loans to borrowers to fund their purchase of eligible assets, which will include certain high-quality commercial mortgage-backed securities. However, the FRBNY may limit the volume of TALF loans secured by commercial mortgage-backed securities and is in the process of establishing other requirements that will apply to legacy commercial mortgage-backed securities. The TALF program is scheduled to expire on December 31, 2009, but may be extended. There can be no assurance we will be able to utilize the TALF to finance the acquisition of commercial mortgage-backed securities or that the financing terms will be attractive.

We may face competition from PPIFs.

The PPIP is designed to encourage the transfer of certain illiquid legacy real estate related debt assets off of the balance sheets of financial institutions. Legacy Loans PPIFs will be established to purchase commercial mortgage-backed securities that were originally rated AAA from financial institutions. These PPIFs will have access to equity capital from the U.S. Treasury as well as debt financing provided or guaranteed by the U.S. government. This may increase competition and reduce our access to available commercial mortgage-backed securities investment opportunities.

To the extent that we make investments in real estate related securities, a portion of those investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate related securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and certain of the other loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Delays in restructuring or liquidating non-performing real estate securities could reduce the return on our stockholders’ investment.

Real estate securities may become non-performing after acquisition for a wide variety of reasons. Such non-performing real estate investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may earn or recover from an investment.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to our stockholders will be dependent upon the success and economic viability of such debtors.

The success of our real estate related debt investments such as loans and debt and derivative securities will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses. In the event of a debtor default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors. These events could negatively affect the cash available for distribution to our stockholders and the value of our stockholders’ investment.

Our investments in real estate related debt securities and preferred and common equity securities will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

Subject to certain REIT asset and income tests, we may make equity investments in REITs and other real estate companies. We may target a public company that owns commercial real estate or real estate related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. We may also invest in debt securities and preferred equity securities issued by REITs and other real estate companies. Our investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate related debt investments. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest and/or distribution payments to us.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends paid deduction and excluding net capital gain). We, however, can give you no assurance that we will be able to obtain such borrowings on satisfactory terms.

If we do mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and you could lose all or part of your investment.

High mortgage interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable interest rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long-term through a variety of means, including credit facilities, issuance of commercial mortgage-backed securities, and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders and funds available for operations, as well as for future business opportunities.

Financial and real estate market disruptions during 2007 and into 2009 could adversely affect the multifamily property sector’s ability to obtain financing from Fannie Mae and Freddie Mac, which could adversely impact us.

Fannie Mae and Freddie Mac are major sources of financing for the multifamily sector and both experienced significant losses in 2008 and the first quarter 2009 due to credit-related expenses, securities impairments and fair value losses. If new U.S. government regulations (i) heighten Fannie Mae’s and Freddie Mac’s underwriting standards, (ii) adversely affect interest rates and (iii) reduce the amount of capital they can make available to the multifamily sector, it could reduce or remove entirely a vital resource for multifamily financing. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s available financing and decrease the amount of available liquidity and credit that could be used to acquire and diversify our portfolio of multifamily assets.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace Resource Real Estate Opportunity Advisor as our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We expect that we will incur additional indebtedness in the future. Increases in interest rates may increase our interest costs, which would reduce our cash flows and our ability to pay distributions. In addition, if we need to repay existing debt during periods of higher interest rates, we might have to sell one or more of our investments in order to repay the debt, which sale at that time might not permit realization of the maximum return on such investments.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our policies do not limit us from incurring debt until our borrowings would exceed 75% of the cost of our tangible assets (before deducting depreciation or other noncash reserves), and we may exceed this limit with the approval of the conflicts committee of our board of directors. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment. See “Investment Objectives and Policies — Borrowing Policies.”

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

DLA Piper LLP (US) will render an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2009 and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2009. This opinion will be based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. DLA Piper LLP (US) will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion will represent the legal judgment of DLA Piper LLP (US) based on the law in effect as of the date of the opinion. The opinion of DLA Piper LLP (US) will not be binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Federal Income Tax Considerations.”

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares — Distribution Reinvestment Plan — Tax Consequences of Participation.”

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to you.

We expect to operate in a manner that is intended to cause us to qualify as a REIT for federal income tax purposes commencing with our taxable year ending on December 31, 2009. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to you. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

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In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

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We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

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If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

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If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries or the sale met certain “safe harbor” requirements under the Internal Revenue Code.

Our investments in debt instruments may cause us to recognize “phantom income” for federal income tax purposes even though no cash payments have been received on the debt instruments.

It is expected that we may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. Moreover, pursuant to our involvement in public-private joint ventures, other similar programs recently announced by the federal government, or otherwise, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value.

In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.

In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.

As a result of these factors, there is a significant risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations.

We may be deemed to be ourselves, or make investments in entities that own or are themselves deemed to be taxable mortgage pools. Similarly, certain of our securitizations or other borrowings could be considered to result in the creation of a taxable mortgage pool for federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax by the amount of such tax paid by us that is attributable to such stockholder’s ownership. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions or other financing arrangements.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (2) we are a “pension-held REIT,” (3) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (4) the residual interests in any real estate mortgage investment conduits (“REMICs”), we acquire (if any) generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (3), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code. See “Federal Income Tax Considerations—Taxation of Resource Real Estate Opportunity REIT, Inc.—Taxable Mortgage Pools.”

Classification of a securitization or financing arrangement we enter into as a taxable mortgage pool could subject us or certain of you to increased taxation.

We intend to structure our securitization and financing arrangements as to not create a taxable mortgage pool. However, if we have borrowings with two or more maturities and (1) those borrowings are secured by mortgages or mortgage-backed securities and (2) the payments made on the borrowings are related to the payments received on the underlying assets, then the borrowings and the pool of mortgages or mortgage-backed securities to which such borrowings relate may be classified as a taxable mortgage pool under the Internal Revenue Code. If any part of our investments were to be treated as a taxable mortgage pool, then our REIT status would not be impaired, provided we own 100% of such entity, but a portion of the taxable income we recognize may, under regulations to be issued by the Treasury Department, be characterized as “excess inclusion” income and allocated among our stockholders to the extent of and generally in proportion to the distributions we make to each stockholder. Any excess inclusion income would:

•	not be allowed to be offset by a stockholder’s net operating losses;

•	be subject to a tax as unrelated business income if a stockholder were a tax-exempt stockholder;

•

be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders; and

•

be taxable (at the highest corporate tax rate) to us, rather than to you, to the extent the excess inclusion income relates to stock held by disqualified organizations (generally, tax-exempt companies not subject to tax on unrelated business income, including governmental organizations).

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business where such sales do not qualify for a safe harbor under the Internal Revenue Code. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See “Federal Income Tax Considerations—Taxation of Resource Real Estate Opportunity REIT, Inc.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Characterization of any repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT if tax ownership of these assets was necessary for us to meet the income and/or asset tests discussed in “Federal Income Tax Considerations—Taxation of Resource Real Estate Opportunity REIT, Inc.”

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. See “Federal Income Tax Considerations – Income Tests – Derivatives and Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Ownership limitations may restrict change of control or business combination opportunities in which you might receive a premium for your shares.

In order for us to qualify as a REIT for each taxable year after 2009, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, and certain other entities including private foundations. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure you that we will be able to comply with the 25% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

The IRS may challenge our characterization of certain income from offshore taxable REIT subsidiaries.

We may form offshore corporate entities treated as taxable REIT subsidiaries. If we form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities. We intend to treat such income inclusions, to the extent matched by repatriations of cash in the same taxable year, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See “Federal Income Tax Considerations – Taxation of Resource Real Estate Opportunity REIT – Income Tests.” Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. If such income does not qualify for the 95% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceed 5% of our gross income.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates.

Legislation enacted in 2003 and modified in 2005 generally reduces the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates to 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates, to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as profit sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries investing the assets of such a plan or account in our common stock, please see “ERISA Considerations” in this prospectus for a discussion of some of these considerations. Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this prospectus are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•	the factors described in this prospectus, including those set forth under the sections captioned “Risk Factors” and “Investment Objectives and Policies;”

•	our future operating results;

•	our business prospects;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates, the debt securities market or the general economy;

•	changes in governmental regulations, tax rates and similar matters;

•	availability of investment opportunities in real estate properties and real estate related assets;

•	the degree and nature of our competition;

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell the minimum of 200,000 shares, a mid-point range of 41,250,000 shares and the maximum of 82,500,000 shares, respectively, of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use 84.80% to 86.85% of the gross proceeds from the primary offering, or between $8.48 and $8.69 per share, for investments, assuming the minimum and maximum offering amounts, respectively, while the remainder of the gross proceeds from the primary offering will be used to pay offering expenses, including selling commissions and the dealer manager fee, to maintain a working capital reserve and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments. Though our board has the authority under our organizational documents, our distribution policy is not to use the proceeds of this offering to pay distributions.

We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments; future funding obligations under any real estate loan receivable we acquire; acquisition of assets, which would include payment of acquisition fees to our advisor; and the repayment of debt. We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our distribution reinvestment plan are used for investments in real estate, sales under our distribution reinvestment plan will result in greater fee income for our advisor because of acquisition fees. See “Management Compensation.”

	200,000 Shares		41,250,000 Shares
	Minimum Offering ($10.00/share)		Primary Offering (37,500,000 shares) ($10.00/share)		Div. Reinv. Plan (3,750,000 shares) ($9.50/share)
	$	%	$	%	$	%
Gross Offering Proceeds	2,000,000	100.00	375,000,000	100.00	35,625,000	100.00
Selling Commissions	140,000	7.00	26,250,000	7.00	0	0.00
Dealer Manager Fee	60,000	3.00	11,250,000	3.00	0	0.00
Other Organization and Offering Expenses (1)	70,000	3.50	6,445,576	1.72	249,125	0.70
Acquisition Fees (2)	33,922	1.70	6,491,263	1.73	0	0.00
Initial Working Capital Reserve (3)	0	0.00	0	0.00	0	0.00

Amount Available for Investment (4)	1,696,078	84.80	324,563,161	86.55	35,375,875	99.30

	82,500,000 Shares
	Primary Offering (75,000,000 shares) ($10.00/share)		Div. Reinv. Plan (7,500,000 shares) ($9.50/share)
	$	%	$	%
Gross Offering Proceeds	750,000,000	100.00	71,250,000	100.00
Selling Commissions	52,500,000	7.00	0	0.00
Dealer Manager Fee	22,500,000	3.00	0	0.00
Other Organization and Offering Expenses (1)	10,627,826	1.42	418,750	0.59
Acquisition Fees (2)	13,026,905	1.74	0	0.00
Initial Working Capital Reserve (3)	0	0.00	0	0.00

Amount Available for Investment (4)	651,345,269	86.85	70,831,250	99.41

(1)	Includes all actual expenses (other than selling commissions and the dealer manager fee) to be incurred on our behalf and paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for processing subscription agreements, reimbursement of the bona fide invoiced due diligence expenses of broker-dealers, amounts to reimburse our advisor for salaries of its employees and other costs in connection with preparing supplemental sales materials, our costs of conducting bona fide training and education meetings held by us, including the travel, meal and lodging costs of non-registered officers of the issuer and our advisor to attend such meetings, and cost reimbursement for non-registered officers and employees of the issuer and our advisor to attend retail seminars conducted by broker-dealers. Our advisor has agreed to reimburse us to the extent other organization and offering expenses incurred by us exceed 3.5% of aggregate gross offering proceeds. In addition, should we sell more than $250,000,000 in gross offering proceeds through our primary offering, the organization and offering expenses will be capped at 2.5% of aggregate gross offering proceeds. See “Plan of Distribution.”
(2)	This table assumes that we will use all net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our share redemption program. To the extent we use such net proceeds to invest in real estate, our advisor would earn the related acquisition fees.

For all investments, we will pay our advisor an acquisition fee equal to 2% of the cost of the investment, including acquisition expenses and any debt attributable to such investment. We may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a real estate investment. See note 4 below.

This table excludes debt proceeds. To the extent we fund our investments with debt, as we expect, the amount available for investment and the amount of acquisition fees will be proportionately greater. If we raise the maximum offering amount and our debt financing is equal to 75% of the cost of our real estate investments, then acquisition fees would be $52,107,621.

(3)	We may establish reserves for construction, redevelopment, maintenance and repairs of our real estate properties from gross offering proceeds, out of cash flow generated by operating properties or out of the net cash proceeds received by us from any sale or exchange of properties.
(4)	Amount available for investment will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate investments. Until required in connection with investment in real estate, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment may also include anticipated capital improvement expenditures and tenant leasing costs.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor, Resource Real Estate Opportunity Advisor, to manage our day-to-day operations and the acquisition and distribution of our real estate investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and various affiliates, many of the responsibilities of the board have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below and under “Conflicts of Interest.”

Our charter provides that a majority of the directors must be independent directors. We will have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another Resource Real Estate-sponsored program will not, by itself, preclude independent-director status.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the conflicts committee nominates replacements for any vacancies among the independent director positions. Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a majority of the remaining directors, even if such majority is less than a quorum.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Although we have no present intention to do so, our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Board Committees

Our board of directors will have two standing committees, consisting solely of independent directors: the audit committee and the conflicts committee.

Audit Committee

Among other things, the audit committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee is also responsible for engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, and considering and approving the audit and non-audit services and fees provided by the independent public accountants.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors consisting solely of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. See “Conflicts of Interest — Certain Conflict Resolution Measures.”

Our charter requires that the conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our conflicts committee will also discharge the board’s responsibilities relating to the compensation of our executives. Subject to the limitations in our charter and with stockholder approval, the conflicts committee may also create stock-award plans.

Executive Officers and Directors

The following table sets forth information regarding our directors and executive officers. All of our executive officers are employees of Resource Real Estate, our sponsor. Neither we nor our advisor expect that we will have any employees, and our executive officers are not exclusively dedicated to our operations.

Name*	Age	Positions
Alan F. Feldman	45	Chief Executive Officer and Director
Kevin M. Finkel	37	Chief Operating Officer and President
Steven R. Saltzman	46	Chief Financial Officer, Senior Vice President and Treasurer
Shelle Weisbaum	48	Chief Legal Officer, Senior Vice President and Secretary
David E. Bloom	44	Senior Vice President
Jonathan Z. Cohen	38	Director
†		Independent Director
†		Independent Director
†		Independent Director

*	The address of each executive officer and director listed is One Crescent Drive, Suite 203, Philadelphia, Pennsylvania 19112.
†	To be named by amendment.

Alan F. Feldman has been our Chief Executive Officer and Director since our formation in June 2009. Mr. Feldman has also served as the Chief Executive Officer and Manager of our advisor since its formation in 2009. In addition, Mr. Feldman has served as a Director and Chief Executive Officer of Resource Real Estate since 2004, President and a Director of Resource Real Estate Management, LLC since 2005 and a Senior Vice President of Resource America since 2002. From 1998 to 2002, Mr. Feldman was a Vice President at Lazard Freres & Co., an investment banking firm, specializing in real estate matters. From 1992 through 1998, Mr. Feldman was an Executive Vice President of the Pennsylvania Real Estate Investment Trust and its predecessor, The Rubin Organization. From 1990 to 1992, Mr. Feldman was a Director at Strouse, Greenberg & Co., a regional full service real estate company. From 1986 through 1988, Mr. Feldman was an engineer at Squibb Corporation. Mr. Feldman received a Bachelor of Science degree and Master of Science degree from Tufts University, and a Master of Business Administration, Real Estate and Finance concentration degree from The Wharton School, University of Pennsylvania.

Kevin M. Finkel has been our Chief Operating Officer and President since our formation in June 2009. Mr. Finkel has also served as President and Manager of our advisor since its formation in 2009. In addition, Mr. Finkel has served as Executive Vice President since 2007 and Director of Acquisitions since 2004 of Resource Real Estate. Mr. Finkel joined Resource America in 2002, and has been a Vice President of Resource America since 2006. Prior to joining Resource Capital, Mr. Finkel was an Associate at Lehman Brothers. Prior to working at Lehman Brothers, Mr. Finkel was an investment banker at Barclays Capital and Deutsche Bank Securities. Mr. Finkel received a Bachelor of Arts degree with Honors in Economics from the University of Pennsylvania, and a Master of Business Administration degree from the UCLA Anderson School of Management.

Steven R. Saltzman has been our Chief Financial Officer, Senior Vice President and Treasurer since our formation in June 2009. Mr. Saltzman has also served as Chief Financial Officer and Senior Vice President for our advisor since its formation in 2009. In addition, Mr. Saltzman has served as Vice President and Controller of Resource Real Estate since 2004 and Vice President of Finance of Resource Real Estate Management, LLC since 2006. From 1999 to 2003, Mr. Saltzman was Controller at WP Realty, Inc., a regional developer and property manager specializing in community shopping centers. Mr. Saltzman began his real estate career in 1988 as a Property Controller at The Rubin Organization, a predecessor to the Pennsylvania Real Estate Investment Trust. Mr. Saltzman began his professional career at Price Waterhouse from 1985 to 1988. Mr. Saltzman earned a Bachelor of Science degree from The Wharton School, University of Pennsylvania. Mr. Saltzman is both a Certified Public Accountant and a Certified Management Accountant.

Shelle Weisbaum has been our Chief Legal Officer, Senior Vice President and Secretary since our formation in June 2009. Ms. Weisbaum has also served as Chief Legal Officer, Senior Vice President, Secretary and Treasurer of our advisor since its formation in 2009. Ms. Weisbaum has also served as Vice President, General Counsel and Secretary of Resource Real Estate, Inc. and Vice President and Secretary of Resource Real Estate Management, LLC since 2006. Ms. Weisbaum joined Resource Real Estate in 2006 from Ledgewood, where she practiced commercial real estate law from 1998 to 2006 as an associate and later partner of the firm. Prior to Ledgewood, from 1987 to 1998, Ms. Weisbaum was Vice President and Assistant General Counsel at the Philadelphia Stock Exchange. Ms. Weisbaum received a Bachelor of Science degree in Business Administration from Boston University and a Juris Doctor degree from Temple University.

David E. Bloom has been our Senior Vice President since our formation in June 2009. Mr. Bloom has also served as the Senior Vice President of our advisor since its formation in 2009. In addition, Mr. Bloom has served as President and a Director of Resource Real Estate since 2004, and as Senior Vice President of Resource America, a position he has held since September 2001. Mr. Bloom joined Resource America from Colony Capital, LLC, a Los Angeles-based real estate fund, where he was a Senior Vice President, as well as a Principal of Colony Capital Asia Pacific from 1999 to 2001. From 1998 to 1999, Mr. Bloom was a Director at Sonnenblick-Goldman Company, a New York based real estate investment bank. From 1992 to 1998, Mr. Bloom practiced law in the real estate and corporate departments of Wilkie Farr & Gallagher in New York and Drinker Biddle & Reath in Philadelphia. Prior to practicing law, Mr. Bloom began his real estate career in 1987 as an Acquisitions and Development Associate with Strouse, Greenberg & Company, a regional full-service real estate company. Mr. Bloom received a Bachelor of Arts degree in American Public Policy from Ursinus College and a Juris Doctor degree from Rutgers University School of Law.

Jonathan Z. Cohen has been one of our Directors since our formation in June 2009. Mr. Cohen has also served as a Manager of our advisor since its formation in 2009. In addition, Mr. Cohen has served as Chairman and a Director of Resource Real Estate Management, LLC since 2005. Mr. Cohen has been President since 2003 and Chief Executive Officer since 2004 of Resource America and has also served as Chairman and a Director of Resource Financial since 2005. Mr. Cohen was Executive Vice President of Resource America from 2001 to 2003, Senior Vice President of Resource America from 1999 to 2001 and a Vice President from 1998 to 1999. Mr. Cohen also is Vice Chairman of Atlas America, Inc. and Atlas Pipeline Partners GP, LLC, affiliates of Resource America. Mr. Cohen received his Bachelor of Arts degree from the University of Pennsylvania, and his Juris Doctor degree from American University’s Washington College of Law.

Compensation of Directors

Any member of our board of directors who is also an employee of our advisor or Resource Real Estate does not receive additional compensation for serving on our board of directors. Each independent director receives an annual retainer of $25,000. In addition, the chairman of our audit committee will receive an additional annual retainer of $5,000. We will pay independent directors for attending board and committee meetings as follows:

•	$1,000 in cash for each board meeting attended.

•	$1,000 in cash for each committee meeting attended, except that the chairman of the committee will be paid $2,000 for each meeting attended.

•	$500 in cash for each teleconference meeting of the board.

•	$500 in cash for each teleconference meeting of any committee, except that the chairman of the committee will be paid $1,000 for each teleconference meeting of the committee.

We also reimburse our directors for their travel expenses incurred in connection with their attendance at board and committee meetings.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, our advisor and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of a non-independent director, Resource Real Estate Opportunity Advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. We may incur significant costs to purchase this insurance on behalf of our directors and officers.

Our Advisor

Our advisor is Resource Real Estate Opportunity Advisor, LLC. Our advisor is a recently organized limited liability company that was formed in the State of Delaware on June 8, 2009. Our advisor has no operating history and no experience managing a public company. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. All of our officers and some of our directors are also officers and managers of our advisor.

The directors and managers of our advisor are as follows:

Name*	Positions
Alan F. Feldman	Chief Executive Officer and Manager
Kevin M. Finkel	President and Manager
Steven R. Saltzman	Chief Financial Officer and Senior Vice President
Shelle Weisbaum	Chief Legal Officer, Senior Vice President and Secretary
David E. Bloom	Senior Vice President
Jeffrey F. Brotman	Senior Vice President
Jonathan Z. Cohen	Manager

The background of Messrs. Feldman, Finkel, Saltzman, Bloom and Cohen and Ms. Weisbaum are described in the “Management—Executive Officers and Directors” section of this prospectus.

Jeffrey F. Brotman has been the Senior Vice President and Director of our advisor since its formation in 2009. Mr. Brotman was the Chairman of the Board of Directors of TRM Corporation (a publicly traded consumer services company) from September 2006 to September 2008 and was TRM’s President and Chief Executive Officer from March 2006 through June 2007. He also has been Executive Vice President of Resource America since June 2007. Mr. Brotman was a co-founder of Ledgewood, a Philadelphia based law firm and was affiliated with the firm from 1992 until June 2007, serving as its managing partner from 1995 until March 2006. Mr. Brotman is also a certified public accountant and an Adjunct Professor at the University of Pennsylvania Law School.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its reasonable efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor will manage our day-to-day operations, retain the property managers for our property investments (subject to the authority of our board of directors and officers) and perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making certain real estate related debt investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our real properties;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•	entering into service contracts for our loans;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

See “Management Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, the costs of providing services to us (other than for services for which it earns acquisition or disposition fees for sales of properties or other investments) and payments made by our advisor in connection with potential investments, whether or not we ultimately acquire the investment.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement. Our advisory agreement will automatically terminate upon any listing of our shares for trading on a national securities exchange. Additionally, either party may terminate the advisory agreement without penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. In the event that our advisory agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor) prior to the occurrence of one of the events that trigger the conversion of our convertible stock, the number of shares of common stock that our advisor will receive upon the occurrence of that triggering event will be prorated to account for the actual amount of time that the advisory agreement was effective. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

Our advisor and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Initial Investment by Our Advisor

Our advisor has invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10 per share. As of the date of this prospectus, this constitutes 100% of our issued and outstanding common stock. Our advisor may not sell any of these shares during the period it serves as our advisor. Our advisor currently has no options or warrants to acquire any shares; however, prior to the termination of this offering, our advisor has committed to invest an amount equal to 1% of the amount invested from the sale of shares to non-affiliated investors up to investments totaling $250,000,000. Our advisor has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with our advisor or any of its affiliates. Our advisor is directly owned and controlled by Resource Real Estate, our sponsor. In the event the advisory agreement is terminated, the shares owned by our advisor would not be automatically redeemed. Our advisor would, however, be able to participate in the share redemption program, subject to all of the restrictions of the share redemption program applicable to all other common stockholders.

In addition, prior to the commencement of this offering, our advisor will exchange 4,900 shares of common stock for 49,000 shares of our convertible stock at $1.00 per share. Under certain circumstances, these shares may be converted into shares of our common stock. No additional consideration is due upon the conversion of the convertible stock. Our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 10% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 10% return threshold for our common stockholders. Each of these two events is a “Triggering Event.” Upon a Triggering Event, our convertible stock will, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into shares of common stock with a value equal to the lesser of (A) 25% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (B) 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor. We believe that the convertible stock provides an incentive for our advisor to increase the overall return to our investors. The conversion of the convertible stock into common shares will result in an economic benefit for the holder of those shares and dilution of the other stockholders’ interests. See “Description of Shares — Convertible Stock.”

Other Affiliates

Our Sponsor

Resource Real Estate, Inc. is our sponsor and an affiliate of our advisor and Resource Real Estate Opportunity Manager, which will manage our real estate investments. Our advisor and Resource Real Estate are indirect subsidiaries of Resource America, Inc. Resource America is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the structured finance, equipment leasing and finance and real estate sectors. As of March 31, 2009, Resource America and Resource Real Estate collectively managed a portfolio of over $16.7 billion of assets for its own account and for third-party investors, including real estate investments valued at approximately $1.7 billion, which includes over 17,000 multifamily residential units, including both equity and debt investments, and approximately 1.2 million square feet of office, retail and industrial space. Resource Real Estate and Resource America have a number of partnerships and joint ventures with institutional partners in which such partnerships or joint ventures acquire, hold, manage and sell real estate and real estate related debt investments. In addition to capital, Resource Real Estate or Resource America, as applicable, has provided one or more of the following services to each of these partnerships or joint ventures; asset management, property and construction management or acquisitions and disposition advise. Listed below are examples of such real estate related institutional capital partnerships that have been formed with Resource Real Estate:

•

Two joint ventures with a privately held, registered investment advisor specializing in alternative investments to foundations, endowments, pension plans, insurance companies and other institutional investors. The joint ventures were formed to acquire discounted real estate and real estate related debt investments and Resource Real Estate provides acquisitions advice, asset, property and construction management and disposition services;

•

A partnership with an institutional investment firm with over $8 billion in assets that invests funds for pension plans, unions, corporations, endowments, foundations, and charitable organizations. The partnership was formed to own five multifamily rental properties and Resource Real Estate provides acquisitions advice, asset, property and construction management and disposition services;

•

A partnership with a private real estate investment firm with more than $250 million of equity under management and investments of over $750 million. The partnership was formed to acquire two value-add multifamily rental properties and Resource Real Estate provides acquisitions advice, asset, property and construction management and disposition services;

•

A joint venture with an international investment company with over 15€ billion of assets under management and who is one of Central Europe’s leading sponsors of international real estate funds. Resource America holds mezzanine debt in connection with a $128 million office building majority owned by the institutional partner and Resource America provides asset oversight management; and

•

A partnership with one of Washington, D.C.’s largest full-service real estate companies that owns and developed more than 80 buildings in the Washington, D.C. metropolitan area aggregating over 20 million square feet and $6 billion in current cost. The partnership was formed to own a $167 million office building in which Resource America owns a minority interest and provides asset oversight management.

Resource America and its affiliates have also purchased seven properties and then sold tenant-in-common interests in those properties while an affiliate managed these properties. With a different investment objective planned than most other investments, the tenant-in-common interests were sold to facilitate Section 1031 like-kind exchanges for investors to defer income taxes.

Resource Real Estate is a full service real estate firm which employs over 350 people throughout the United States. Resource Real Estate’s principal services and functions include acquisitions, asset management, loan management, property management, construction management, restructuring, finance and dispositions. As of March 31, 2009, Resource Real Estate’s portfolio of performing assets, distressed assets, real estate owned by financial institutions and equity investments, valued at approximately $1.7 billion, encompasses assets in 28 states and includes over 100 individual assets. In addition to the current assets under management, Resource Real Estate managed 47 additional distressed real estate asset resolutions since 1991, representing over $600 million in value. These included multifamily, office, retail and hotel classes of real estate assets. All references to Resource Real Estate throughout this prospectus include predecessor affiliates of Resource America involved in real estate.

Resource Real Estate and its affiliates have significant experience in evaluating and investing in diverse asset classes, including commercial mortgage-backed securities, mortgages, leases, bank loans, equipment leases and trust preferred securities and has developed a disciplined credit culture that is the backbone of its financial services businesses. Resource Real Estate and its affiliates have been active in the discounted asset market since 1991. Historically, Resource Real Estate’s real estate operations focused on the purchase of non-performing commercial real estate loans at discounts to their outstanding loan balances and the appraised value of their underlying properties. As a result of many programs and products, Resource Real Estate and its affiliates have a breadth of experience in the ownership, management and resolution of discounted assets. Our advisor intends to use Resource Real Estate’s breadth of knowledge in the discounted asset marketplace to assist us to meet our investment objectives.

Resource Real Estate and its affiliates have a significant amount of experience and a number of relationships in the real estate and financial services markets that together put our advisor in a unique position to operate and manage our company. Specifically, our advisor believes that the following entities and factors highlight the resources that our advisor may use to compete in the discounted real estate asset marketplace:

•

Resource Real Estate managed a portfolio of over $1.0 billion in aggregate principal amount of mortgage assets, discounted mortgage loans and related property interests as of March 31, 2009 in addition to its $666.8 million portfolio of multifamily properties and other real estate assets. Resource Real Estate will provide our advisor with institutional knowledge and operational support necessary to underwrite, acquire, manage and dispose of the discounted real estate investments we intend to acquire. Resource Real Estate also manages a portfolio of approximately $75 million of commercial mortgage-backed securities led by a portfolio management team with combined 35 years of experience in real estate structured finance at commercial real estate firms, commercial banks and insurance companies.

•

Resource Real Estate and its affiliates have been active in the discounted real estate asset market since 1991. Historically, Resource Real Estate’s affiliates’ operations focused on the purchase of non-performing commercial real estate loans at discounts to their outstanding loan balances and the appraised value of their underlying properties. As a result of many programs and products, Resource Real Estate has a breadth of experience in the acquisition, ownership, management and resolution of discounted real estate assets. Our advisor intends to use Resource Real Estate’s knowledge and experience in the discounted real estate asset marketplace to assist us in meeting our investment objectives.

•

Resource Real Estate Opportunity Manager, LLC, a wholly owned subsidiary of Resource Real Estate, is a Delaware limited liability company that was formed in 2009 for the purpose of managing real estate investments of our advisor and its affiliates either for their own account or for other real estate programs similar to us. Although Resource Real Estate Opportunity Manager is a relatively new company, its officers and directors and the employees of its affiliates have experience in managing real estate properties, such as the real estate investments we will acquire.

•

Resource Residential, an affiliate of our sponsor, is a real estate property management company focused on providing the highest quality property management services to the residents of its multifamily properties managed by the company. Resource Residential manages apartment communities with an aggregate value of approximately $666.8 million, which includes over 12,000 apartments in over 50 properties located in 14 states throughout the country. Resource Residential employs over 300 professionals whose main objective is to optimize the net operating income of the properties it manages.

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Resource Financial, an affiliate of our sponsor, is a specialized asset management company that focuses on equity and equity-linked securities or other equity or debt interests in banks, thrifts and other financial services entities located in the United States. Resource Financial will provide our advisor with several sources of contacts to the financial services industry, including investment banks, brokerage firms, commercial banks and loan originators. As of March 31, 2009, Resource Financial and its affiliates manage $4.1 billion in bank investments. Resource Financial bases its origination capability on relationships that its asset management professionals have developed with these sources over their professional careers, as well as its presence in the marketplace as sponsor, originator, holder or acquirer for investment entities or its own account. Our advisor believes Resource Financial and its affiliates will provide us with contacts that will source appropriate real estate investments for us.

Property Manager

We may engage our property manager, Resource Real Estate Opportunity Manager, LLC, to manage and lease particular properties. Our property manager is a wholly owned subsidiary of Resource Real Estate. The officers and managers of our property manager are as follows:

Name	Positions
Alan F. Feldman	Chief Executive Officer and Manager
Kevin M. Finkel	President and Manager
Steven R. Saltzman	Chief Financial Officer and Senior Vice President
Shelle Weisbaum	Chief Legal Officer, Senior Vice President, Secretary and Treasurer
David E. Bloom	Senior Vice President
Jonathan Z. Cohen	Manager

For more information regarding the background and experience of Messrs. Feldman, Finkel, Saltzman, Bloom and Cohen and Ms. Weisbaum see “Management—Executive Officers and Directors.”

Dealer Manager

We have retained Chadwick Securities, Inc., an affiliate of our advisor, to conduct this offering. Chadwick Securities will provide wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. The principal business of Chadwick Securities is participating in and facilitating the distribution of securities of programs sponsored by affiliates of Resource America, including Resource Real Estate-sponsored programs. This is the fifth offering in which Chadwick Securities has served as dealer manager for Resource Real Estate-sponsored programs.

Below is a brief description of the background and experience of the executive officers of Chadwick Securities.

Darshan V. Patel has been the President of Chadwick Securities, Inc. since 2004. Mr. Patel has also served as Chief Legal Officer and Secretary of Resource Capital Partners since 2002. Mr. Patel also is Vice President of Resource America since 2005, Chief Legal Officer of Resource Real Estate since 2004, and Associate General Counsel for Resource America since 2001. From 1998 to 2001, Mr. Patel was associated with the law firm of Berman, Paley, Goldstein & Kannry practicing commercial litigation and real estate. From 1996 to 1998, Mr. Patel was associated with the law firm of Glynn & Associates practicing litigation and real estate. Mr. Patel received a Bachelor of Arts degree from Boston University. He also received a Juris Doctor degree from American University’s Washington College of Law.

Donna Zanghi has been the Vice President of Chadwick Securities, Inc. since 2004. Ms. Zanghi has also been a Vice President of Resource America, Inc. since 2006 and an employee of Resource America, Inc. since 1995. Her primary duties relate to her position as Vice President and Chief Financial & Operations Principal (FINRA Series 27 license) for Chadwick Securities, Inc, a registered broker dealer and a wholly owned subsidiary of Resource America, Inc. She also holds a Uniform Securities Agent (FINRA Series 63 license). Since November 1995, when she joined Resource America, Inc, she has worked in various corporate financial and accounting related capacities including Internal Auditor. She has also previously served as Controller and as Chief Financial Officer of several operating subsidiaries. She has been a Certified Public Accountant in Pennsylvania since 1986 and is currently a member of the Pennsylvania Institute of Certified Public Accountants. Prior to her joining the Company, she was a Vice President and Controller of a privately held real estate company since May 1984, and prior thereto, from July 1980 until May 1984, was an auditor for Arthur Andersen & Co. She holds a Masters in Business Administration degree from the University of Notre Dame and a Bachelor of Arts degree, Cum Laude, from Villanova University.

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates reside with Jonathan Z. Cohen, Alan F. Feldman and Kevin M. Finkel and the primary responsibility for the selection of investments, the negotiation for these investments and asset-management decisions will reside in the senior investment committee of our advisor. A majority of our board of directors and a majority of the conflicts committee approves all proposed real estate property investments and certain significant real estate related debt investments.

MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operations, we have no paid employees. Our advisor and the real estate professionals at our advisor will manage our day-to-day affairs and our portfolio of real estate properties and real estate related debt investments, subject to the board’s supervision. The following table summarizes all of the compensation and fees that we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our distribution reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering (1)
Organization and Offering Stage

Selling Commissions – Chadwick Securities (2)	Up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except no selling commissions are payable on shares sold under the distribution reinvestment plan. Chadwick Securities, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$140,000/$52,500,000

Dealer Manager Fee – Chadwick Securities (2)	Up to 3.0% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the distribution reinvestment plan. Chadwick Securities may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance. See “Plan of Distribution.”	$60,000/$22,500,000

Other Organization and Offering Expenses – Resource Real Estate Opportunity Advisor and Chadwick Securities (3)	With respect to our primary offering, we will reimburse our advisor for organization and offering expenses it may incur on our behalf but only to the extent that the reimbursement of the organization and offering expenses will not exceed 3.5% of gross offering proceeds. Should we sell more than $250,000,000 in gross offering proceeds through this primary offering, the organization and offering expenses for the remainder of the offering attributable to offering proceeds raised in excess of $250,000,000 will	$70,000/$11,046,576

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering (1)
not exceed 2.5% of gross offering proceeds. If we raise the maximum offering amount in the primary offering and under the distribution reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $11,046,576 or 1.35% of gross offering proceeds. These organization and offering expenses include all actual expenses (other than selling commissions and the dealer manager fee) to be incurred on our behalf and paid by us in connection with the offering.

Acquisition and Development Stage

Acquisition Fees – Resource Real Estate Opportunity Advisor or its affiliates (4)	2.0% of the cost of investments acquired by us, or the amount funded by us to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments. Acquisition fees will also include any amounts incurred or reserved for capital expenditures that will be used to provide funds for capital improvements and repairs applied to any real property investment acquired where we plan to add value.	$33,922 (minimum offering and no debt)/ $13,026,905 (maximum offering and no debt)/ $52,107,621 (maximum offering assuming leverage of 75% of the cost of our investment)

Acquisition Expenses – Resource Real Estate Opportunity Advisor or its affiliates (4)	Reimbursement for all out-of-pocket expenses incurred in connection with the selection and acquisition of properties and making loans or other real estate related debt investments, whether or not we ultimately acquire the property or make the loan or other real estate related debt investment.	Actual amounts are dependent upon acquisition activity and therefore cannot be determined at the present time.

Debt Financing Fee – Resource Real Estate Opportunity Advisor or its affiliates	1.0% of the amount of any debt financing obtained or assumed by us or made available to us on a property acquired or our pro rata share of any debt financing obtained or assumed by or made available to any of our joint ventures on a property acquired. In no event will the debt financing fee be paid more than once in respect of the same debt. For example, upon refinancing, our advisor would only receive 1.0% of the incremental amount of additional debt financing obtained in the refinancing.	Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering (1)
Construction Management Fee – Resource Real Estate Opportunity Manager or its affiliates	5.0% of actual aggregate cost of the redevelopment construction; provided, however, that the sum of the construction management fee paid to our property manager and its affiliates and the acquisition fee described above and acquisition expenses may not exceed 6.0% of the contract price of the property unless our board of directors determines that such fee is commercially competitive, fair and reasonable to us.	Actual amounts are dependent upon usual and customary construction management fees for particular projects and therefore the amount cannot be determined at the present time.

Operational Stage

Property Management/Debt Servicing Fees – Resource Real Estate Opportunity Manager or its affiliates

With respect to real property investments, 4.75% of the actual gross cash receipts from the operation of the property; provided that for properties that are less than 75% occupied, the property manager will receive a minimum property management fee for the first 12 months of ownership in an amount equal to $40 per unit for multifamily rental properties or $0.05 per square foot for other types of properties per month.

With respect to real estate related debt investments managed by our property manager or its affiliates, 2.75% of gross interest paid on these investments. The fee attributable on our real estate related debt investments will cover our property manager’s services in monitoring the performance of our real estate related debt investments, including (i) collecting amounts owed to us, (ii) reviewing on an as-needed basis the properties serving, directly or indirectly, as collateral for the real estate related debt investments, the owners of those properties and the markets in general and (iii) maintaining escrow accounts, monitoring advances, monitoring loan covenants and reviewing insurance compliance.

For properties or debt investments managed by third parties, the property manager will receive the property management fee and pay the third party directly from that fee amount received for managing the property or debt investment. Our property manager or its affiliates will not collect both a fee for managing a debt investment and a separate fee for managing the real estate property underlying such debt investment for the same time period. Our property manager may, in its discretion, from time to time defer payment of and accrue all or any portion of these property management fees.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees or will be dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering (1)
Asset Management Fee – Resource Real Estate Opportunity Advisor or its affiliates (5)	Monthly fee equal to one-twelfth of 1.0% of the higher of the cost or independently appraised value of each asset, without deduction for depreciation, bad debts or other non-cash reserves. For purposes of this calculation, “cost” will equal the amount actually paid and/or budgeted (excluding acquisition fees and expenses) to purchase each asset we acquire, including any debt attributable to the asset, provided that, with respect to any properties we develop, construct or improve, cost will include the amount expended by us for the development, construction or improvement of an asset. For purposes of this calculation, “value” will equal the value of an asset established by the most recent independent valuation report, if available. The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all or a majority of an asset, do not manage or control the asset, and do not provide substantial services in the management of the asset.	The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses – Resource Real Estate Opportunity Advisor or its affiliates (5)	We reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of costs for advisor personnel and overhead. We will not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Disposition Fees – Resource Real Estate Opportunity Advisor or its affiliates (6)	For substantial assistance in connection with the sale of investments, we will pay our advisor or its affiliates the lesser of (i) one-half of the aggregate brokerage commission paid or, if none is paid, the amount that customarily would be paid at market rate or (ii) 2.75% of the contract sales price of each real estate investment, loan, debt-related security, or other investment sold (including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction). The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other real estate related debt investment, provided that if we take ownership of a property as a result of a workout or foreclosure of a loan or we provide substantial assistance during the course of a workout, we will pay a disposition fee upon the sale of such property or disposition of such loan or other real estate related debt investment.	Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering/Maximum Offering (1)
Common Stock Issuable Upon Conversion of Convertible Stock – Resource Real Estate Opportunity Advisor	Our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 10% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 10% return threshold for our common stockholders. Each of these two events is a “Triggering Event.” Upon a Triggering Event, our convertible stock will, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into shares of common stock with a value equal to the lesser of (A) 25% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (B) 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor.	Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and therefore cannot be determined at the present time.

(1)	The estimated minimum dollar amounts are based on the sale of the minimum of 200,000 shares to the public and the estimated maximum dollar amounts are based on the sale of the maximum of 82,500,000 shares to the public, including 7,500,000 shares through our distribution reinvestment plan.
(2)	All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution.”
(3)

These expenses include our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, charges of our transfer agent, charges of our advisor for processing subscription agreements, reimbursement of bona fide invoiced due diligence expenses of broker-dealers, reimbursement of our advisor for salaries of its employees and other costs in connection with preparing supplemental sales materials, the issuer’s costs of conducting bona fide training and education meetings held by us, including travel, meal and lodging costs of non-registered officers of the issuer and our advisor to attend such meetings, and the issuer’s costs of attending retail seminars conducted by broker-dealers, including travel, meal and lodging costs for non-registered officers of the issuer and our advisor to attend such seminars.

After raising at least $2,000,000 in gross offering proceeds from persons who are not affiliated with us or our advisor, we expect to begin incurring some organization and offering expenses directly. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent total organization and offering expenses (other than selling commissions and the dealer manager fee) borne by us exceed 3.5% of the gross proceeds raised in the applicable offering, or 2.5% of such applicable offering’s gross proceeds if we sell more than $250,000,000 in gross offering proceeds through our primary offering.

(4)	Because the acquisition fees we pay our advisor are a percentage of the purchase price of an investment, this fee will be greater to the extent we fund acquisitions through (i) the incurrence of debt (which we expect to represent 75% of the purchase price of our investments if we sell the maximum number of shares offered hereby), (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and other assets and (iv) proceeds from the sale of shares under our distribution reinvestment plan.

In addition to acquisition fee, we will reimburse our advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition or origination of a loan, whether or not we ultimately acquire the property or originate the loan. Under our charter, a majority of the independent directors would have to approve any increase in the acquisition fees payable to our advisor. Our charter also limits our ability to make or purchase property or other investments if the total of all acquisition fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced.

(5)	Commencing four fiscal quarters after the acquisition of our first real estate investment, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
(6)	Our charter limits the maximum amount of the disposition fees payable to the advisor and its affiliates to 3% of the contract sales price. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 5 above.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of All Shares
Resource Real Estate Opportunity Advisor, LLC	20,000	100.0%
Alan F. Feldman, Chief Executive Officer and Director	—	—
Kevin M. Finkel, Chief Operating Officer and President	—	—
Steven R. Saltzman, Chief Financial Officer, Senior Vice President and Treasurer	—	—
Shelle Weisbaum, Chief Legal Officer, Senior Vice President and Secretary	—	—
David E. Bloom, Senior Vice President	—	—
Jonathan Z. Cohen, Director	—	—
Independent Director (3)	—	—
Independent Director (3)	—	—
Independent Director (3)	—	—
All directors and executive officers as a group	—	—%

(1)	The address of each beneficial owner listed is One Crescent Drive, Suite 203, Philadelphia, Pennsylvania 19112.
(2)	As of the date of this prospectus our advisor owns all of our issued and outstanding stock. Prior to the commencement of this offering, our advisor will exchange 4,900 shares of common stock for 49,000 shares of our convertible stock at $1.00 per share, which will be all of the issued and outstanding shares of our convertible stock. The actual number of shares of common stock which will be issuable upon conversion of the convertible stock, if any, is indeterminable at this time. Our advisor is owned and controlled by Resource Real Estate, Inc.
(3)	To be named by amendment.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor, Resource Real Estate Opportunity Advisor, and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Resource Real Estate Programs

General

Upon commencement of this offering, all of our executive officers, some of our directors and other key real estate professionals at our advisor will also be officers, directors, managers and/or key professionals at our advisor, our dealer manager and other Resource Real Estate entities that are the sponsors of other real estate programs, including programs that have investment objectives that are similar to ours. These individuals will have legal and financial obligations with respect to those programs that are similar to their obligations to us, and we expect that they will organize other real estate partnerships and programs in the future.

As described in the “Prior Performance Summary,” affiliates of our advisor have sponsored or co-sponsored the following real estate programs with investment objectives similar to ours:

1. SR Real Estate Investors, L.P.;

2. SR Real Estate Investors II, L.P.;

3. Resource Real Estate Investors, L.P.;

4. Resource Real Estate Investors II, L.P.;

5. Resource Real Estate Investors III, L.P.;

6. Resource Real Estate Investors IV, L.P.;

7. Resource Real Estate Investors V, L.P.;

8. Resource Real Estate Investors 6, L.P.;

9. Resource Real Estate Investors 7, L.P.; and

10. Resource Real Estate Opportunity Fund L.P.

Conflicts of interest may arise between us and the programs that have not yet been liquidated and between us and future programs.

Allocation of Investment Opportunities

We rely on our advisor, and its executive officers and real estate professionals to identify suitable investment opportunities. Our advisor’s executive officers and real estate professionals are also key employees of Resource America and the advisors to other Resource Real Estate-sponsored programs. As such, the other Resource Real Estate-sponsored programs, especially those that are currently raising offering proceeds, if any, and Resource America rely on many of the same key real estate professionals for their investment opportunities. Many investment opportunities that are suitable for us may also be suitable for other Resource Real Estate programs or Resource America. When these real estate professionals direct an investment opportunity to any Resource Real Estate-sponsored program, they, in their sole discretion, will offer the opportunity to the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. As a result, these Resource Real Estate professionals could direct attractive investment opportunities to other entities. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless the advisor has recommended the investment to us. See “— Certain Conflict Resolution Measures.”

Joint Ventures with Affiliates

We may enter into joint venture agreements with other Resource Real Estate-sponsored programs or Resource America for the acquisition, development or improvement of properties or other investments. See “Investment Objectives and Policies—Co-Investment Strategy.” Our advisor and the advisors to the private Resource Real Estate-sponsored programs and affiliated entities, have the same executive officers and key employees, and these persons will face conflicts of interest in determining which Resource Real Estate program should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Resource Real Estate-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Resource Real Estate-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Resource Real Estate-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment. See “Risk Factors—Risks Related to Investments in Real Estate.”

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other Resource Real Estate programs or affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties or apartment units in the event that we and another Resource Real Estate program or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Resource Real

Estate program or affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or any of our affiliates managing property on our behalf seek to employ developers, contractors, building managers or other third parties. Our advisor and its affiliates, including the advisors of other Resource Real Estate programs and affiliated entities, will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other Resource Real Estate programs and affiliated entities will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our advisor and the advisors of other Resource Real Estate programs and affiliated entities cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on our advisor and its key real estate professionals for the day-to-day operation of our business. As a result of their interests in other Resource Real Estate programs and the fact that they have engaged in and they will continue to engage in other business activities, our advisor and its affiliates and key employees will face conflicts of interest in allocating their time among us and other Resource Real Estate-sponsored programs and activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to fully discharge their responsibilities to all of the Resource Real Estate programs and ventures in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our advisor’s advice to us, as well as the judgment of affiliates of our advisor, some of whom also serve as our executive officers and directors and the key real estate professionals at our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the property management agreement;

•	public offerings of equity by us, which entitle Chadwick Securities to dealer manager fees and will likely entitle our advisor to increased acquisition and asset management fees;

•

sales of properties and other investments, which entitle our advisor to disposition fees and the possible issuance to our advisor of shares of our common stock through the conversion of our convertible stock;

•

acquisitions of properties and other investments, which entitle our advisor to acquisition, asset management fees and possibly property management fees and, in the case of acquisitions of investments from other Resource Real Estate-sponsored programs, might entitle affiliates of our advisor to disposition fees in connection with its services for the seller;

•

borrowings to acquire properties and other investments and to originate loans, which borrowings will increase the acquisition and asset management fees payable to our advisor as well as entitle the advisor to a debt financing fee;

•

whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and negotiating compensation for real estate professionals at our advisor and its affiliates that may result in these individuals receiving more compensation from us than they currently receive from our advisor and its affiliates;

•

whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the issuance of shares of our common stock through the conversion of our convertible stock; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to the issuance of shares of our common stock through the conversion of our convertible stock.

Prior to the commencement of this offering, our advisor will exchange 4,900 shares of common stock for 49,000 shares of convertible stock at $1.00 per share. Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of the stockholders’ interest in us. Our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 10% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 10% return threshold for our common stockholders. Each of these two events is a “Triggering Event.” Upon a Triggering Event, our convertible stock will, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into shares of common stock with a value equal to the lesser of (A) 25% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (B) 15 % of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor.

Our advisor can influence whether we terminate the advisory agreement or allow it to expire without renewal or whether our common shares are listed for trading on a national securities exchange. Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution of other stockholders’ interests. There will be no distributions paid on shares of convertible stock.  For a description of the convertible stock see “Description of Shares — Convertible Stock.”

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers, some of our directors and the key real estate professionals at our advisor are also officers, directors, managers and/ or key professionals for:

•	Resource Real Estate Opportunity Advisor, our advisor;

•	Resource Real Estate Opportunity Manager, one of our possible property managers;

•	Chadwick Securities, our dealer manager; and

•	other Resource Real Estate-sponsored programs (see the “Prior Performance Summary” section of this prospectus).

As a result, they owe fiduciary duties to each of these programs, their stockholders, members and limited partners. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager

Since Chadwick Securities, our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

Since properties we acquire may be managed and leased by Resource Real Estate Opportunity Manager. To the extent we retain Resource Real Estate Opportunity Manager, we will not have the benefit of independent property management. See “Management—Other Affiliates.”

Certain Conflict Resolution Measures

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter. Serving as a director of, or having an ownership interest in, another Resource Real Estate-sponsored program will not, by itself, preclude independent-director status. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of securities;

•	sales of real property;

•	investments in real property;

•	investments in assets in other than real property if the value exceeds the lesser of (i) $10 million or (ii) 10% of the total assets of the company at the time of acquisition;

•

establishment of investment guidelines with respect to investments in assets other than real property where the value is the lesser of (i) $10 million or (ii) 10% of the total assets of the company at the time of acquisition and the oversight of our advisor’s compliance with such guidelines;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our advisor at a substantial price; and

•	whether and when we seek to sell the company or substantially all of its assets.

A majority of our board of directors and a majority of the conflicts committee approves all proposed real estate property investments and certain significant real estate related debt investments as described above.

Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities

An affiliate of Resource Real Estate Opportunity Manager is the external manager of Resource Capital, a publicly-traded REIT that was previously sponsored by Resource America. Resource Capital invests in the following asset classes: commercial real estate related assets such as whole loans, A-Notes, B-Notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, senior secured corporate loans, equipment leases and notes, trust preferred securities, debt tranches of collateralized debt obligations.

Pursuant to the investment allocation provisions of Resource Capital, it has the right to consider all investments it identifies that are within the parameters of its investment strategies and policies. Similarly, Resource Real Estate and Resource Real Estate Opportunity Manager must offer us the right to consider all investments they identify that are within the parameters of our investment strategies and policies. If Resource Real Estate, Resource Real Estate Opportunity Manager and their affiliates identify an investment that is appropriate both for us and Resource Capital, but the amount available is less than the amount sought by us and Resource Capital, they will allocate the investment among us and Resource Capital in proportion to the relative amounts of the investment sought by each. Both Resource Capital’s and our co-investment rights are subject to the availability of capital for investment by each of Resource Capital and us. If the portion of the investment allocable to a particular investment program would be too small or too large for it to be appropriate for that investment program, either because of economic or market inefficiency, regulatory constraints, such as REIT qualification or exclusion from regulation under the Investment Company Act, or otherwise, that portion will be reallocated to the other investment program. The investment program that does not receive an allocation will have preference in future investments where investment programs are seeking more investment than is available so that, on an overall basis, each investment program is treated equitably.

Resource Real Estate and Resource Real Estate Opportunity Manager may make exceptions to these general policies when other circumstances make application of the policies inequitable or uneconomic.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees and any other compensation, including stock-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

Under our charter, we can only pay our advisor a disposition fee in connection with the sale of a property or other asset if it provides a substantial amount of the services in the effort to sell the property or asset and the commission does not exceed 3% of the sales price of the property or other asset. Although our charter limits this commission to 3% of the sales price, our advisory agreement provides for a 2.75% fee. Any increase in this fee would require the approval of a majority of the members of our conflicts committee. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property or other asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that the conflicts committee conclude, by a majority vote, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative.

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that the conflicts committee conclude, by a majority vote, that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, 6% of the funds advanced. This limit may only be exceeded if the conflicts committee approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 2% of the purchase price (including any acquisition expenses and any debt attributable to such investments). Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice.

Our Acquisitions. We will not purchase or lease properties in which our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of the conflicts committee that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require and in all cases in which the transaction is with any of our directors or affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. We may obtain an appraisal in other cases, however, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the conflicts committee must conclude that all other transactions, including joint ventures, between us and our advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Commencing four fiscal quarters after the acquisition of our first real estate asset, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our advisor or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Loans. We will not make any loans to our advisor or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of the conflicts committee approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Before becoming a common stockholder, our advisor, our directors and officers and their affiliates must agree not to vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and the conflicts committee have reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other Resource Real Estate-sponsored programs. Our advisor and its affiliates share the same executive officers and key real estate professionals. When these Resource Real Estate professionals direct an investment opportunity to any Resource Real Estate-sponsored program, they, in their sole discretion, will have to determine the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. Our advisory agreement with our advisor requires that this determination be made in a manner that is fair without favoring any other Resource Real Estate-sponsored program. In determining the Resource Real Estate-sponsored program for which an investment opportunity would be most suitable, Resource Real Estate professionals will consider the following factors:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•

the effect of the investment on the diversification of each program’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties;

•	the policy of each program relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of the Resource Real Estate professionals, to be more appropriate for another Resource Real Estate program, they may offer the investment to another Resource Real Estate program. It may also be appropriate for our advisor to allocate a portion of an investment to us and another portion to other programs sponsored by affiliates of our advisor or affiliates of our advisor via a co-investment.

Our advisory agreement requires that our advisor inform the conflicts committee each quarter of the investments that have been purchased by other Resource Real Estate programs for whom our advisor or one of its affiliates serves as an investment adviser so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among Resource Real Estate programs are important factors in the conflicts committee’s determination to continue or renew our arrangements with our advisor and its affiliates. The conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other Resource Real Estate-sponsored programs. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless the advisor has recommended the investment to us.

INVESTMENT OBJECTIVES AND POLICIES

Our principal investment approach is to purchase a diversified portfolio of discounted U.S. commercial real estate and real estate related assets in order to generate gains to you from the potential appreciation in the value of the assets and to generate current income for you by distributing cash flow from our investments. We intend to acquire real estate related debt and equity that has been significantly discounted due to the effects of economic events and high levels of leverage, as well as stabilized properties that may benefit from extensive renovations that may increase their long-term values. We have a particular focus on operating multifamily assets, and we intend to target this asset class while also purchasing interests in other types of commercial property assets consistent with our investment objectives.

Target Portfolio

Our target portfolio consists of the following:

•

Discounted Real Estate Related Debt and REO. We intend to acquire (a) real estate related debt investments, including first- and second-priority mortgage loans, mezzanine loans, B-Notes, participation interests, and other loans, debt or securities related to or secured by real estate assets and (b) real estate owned (“REO”) by financial institutions, usually as a result of foreclosure, that has been significantly discounted due to the effects of economic events. The real estate related debt investments will typically include loans that are non-performing, distressed, on the verge of default, in default or in foreclosure proceedings. The REO will typically include real estate that has recently been acquired by the financial institutions through a foreclosure or similar proceeding and which the financial institution does not desire to or cannot keep on its books.

•

Value-Add Multifamily Rental Properties. We intend to acquire Class B or B-, older, well-located multifamily rental properties that are in need of extensive exterior and interior renovations and updating in order to increase their long-term value as well as their cash flow. We will seek to improve these properties to a Class B+ level, maintaining their competitive price advantage over newer Class A apartments by using our Experience-Based Management sm (“EBM sm”) strategy.

•

Discounted Commercial Mortgage-Backed Securities. We intend to acquire investment-grade commercial mortgage-backed securities at discounted values and hold the investments until the earlier of maturity or when opportunities arise to sell at higher prices in the secondary market.

Although the above outlines our target portfolio, we may make adjustments based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. We will not forego an attractive investment because it does not fit within our targeted asset class or portfolio composition. We may use the proceeds of this offering to purchase or invest in any type of real estate or real estate related debt investment that we determine is in the best interest of our stockholders, subject to the investment limitations set forth in our charter.

We may acquire interests in real estate in either of the two following manners:

•	as the sole investor, by either paying cash or by financing the purchase with a loan from a third-party lender; or

•	as a joint venture partner under co-investment agreements with either (i) affiliates of our advisor, including affiliated investment programs, or (ii) institutional third parties.

We have not identified any real estate investments for acquisition as of the date of this prospectus.

Target Asset Classes

We may invest in a range of real estate assets if we believe we can enhance the property value and generate an attractive return for our stockholders. Classes of real estate in which we may invest include, in order of our expected focus, the following:

•

Multifamily Rental Properties – Conventional multifamily rental properties, such as garden-style, mid-rise and high-rise properties, as well as student housing and senior residential (typically requiring at least one resident of each unit to be 55 or older);

•	Condominium Properties – Failed condominium complexes that may be suitable as conversions to apartments or where individual condominium units may be sold at discounted, market-clearing prices;

•

Office Properties – Multi- and single-tenant properties, single-level, mid- and high-rise properties, flex space and mixed-use properties, all capable of serving a variety of industries in both commercial business districts and suburban locations;

•

Retail and Shopping Centers – Retail and shopping centers, including regional and super-regional facilities, indoor shopping malls, “big box” retail centers, outlet retailers, high street and “strip center” shopping plazas, offering a variety of products and services and a diverse tenant mix, and serving a range of demographic markets;

•

Business and Industrial Parks – Manufacturing, warehouse and distribution facilities, single- and multi-tenant properties and mixed-use office/industrial parks, each of varying sizes and intensity levels, and serving a variety of potential tenants and proposed uses;

•

Hospitality Properties – Limited-service, extended-stay and full-service lodging facilities, as well as all-inclusive resorts, which may be standalone facilities or complementary to one of our other asset classes; and

•

Healthcare Properties – Independent-living/continuing-care retirement communities, assisted-living facilities, skilled nursing facilities, hospitals, long-term acute care hospitals and medical office buildings.

We have no present intention to engage in major new development projects, but we anticipate that we will participate actively in redeveloping or repositioning our acquisitions to enhance the value of the asset for our portfolio and to generate attractive returns for our stockholders. For purposes of these types of investments, we may utilize one of our to-be-formed taxable REIT subsidiaries (“TRSs”), which will be organized to allow us to maintain our REIT status.

Discounted Real Estate Related Debt

General

Resource Real Estate and its affiliates have an extensive history of investing in discounted and distressed commercial real estate debt that dates back to 1991, representing over $600 million in value. The officers and employees of Resource America and Resource Residential, affiliates of our advisor, have extensive experience in the acquisition, management (including workouts) and disposition of both non-performing and performing real estate related debt investments. In addition, in early 2005, Resource Real Estate formed a team dedicated to originating and acquiring commercial whole loans, mezzanine loans and B-Notes. Resource Real Estate’s acquisition, asset management and finance teams acquire, originate and manage those real estate related debt instruments. We expect to invest a majority of our assets in real estate related debt investments secured, directly or indirectly, by multifamily rental properties, a real estate sector where Resource Real Estate has extensive experience and managing capabilities.

When acquiring real estate related debt investments, we expect to focus on acquiring first mortgages, second mortgages, mezzanine loans, B-Notes and other subordinate loans, with acquisition costs of between $5 million and $100 million each that are secured directly or indirectly by multifamily rental properties. Based on our advisor’s and its affiliates’ experience, we, or a third party we contract with, may originate, invest in and service mortgages and other loan assets. We intend to focus on acquiring non-performing, sub-performing and otherwise distressed loans at a discount to their unpaid balance. Once acquired, we may accept a discounted payoff from the borrowers, negotiate a workout of the loan terms with the borrowers, negotiate a deed in lieu of foreclosure, or foreclose on the investments to gain ownership of the underlying real estate and subsequently finance and/or sell the investments after the asset’s stabilization, if required, to optimize value.

The purchase price that we will pay for any real estate related debt investment will be largely based on the fair market value of the underlying real estate as determined by a majority of our directors. In the cases where a majority of our independent directors require, and in all cases in which the transaction is with any of our affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors; however, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular asset.

We generally intend to hold our discounted real estate related debt investments for two to six years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation; however, economic and market conditions, and changes in REIT regulations, may cause us to adjust our expected holding period in order to maximize our potential returns. We cannot predict the various market conditions that will exist at any given time in the future. Because of this uncertainty, we cannot assure you that we will be able to sell our real estate related debt investments at a profit, which could adversely affect our ability to realize any potential appreciation on our investments.

Types of Real Estate Related Debt

First and Second Mortgages. First mortgage loans are secured by first-priority mortgages or deeds of trust on real property and are senior to other creditors with respect to the underlying property. Although we have no present intention to do so, we may also invest in construction loans, which similarly are in a first-priority position. Second mortgage loans are secured by second-priority mortgages or deeds of trust on real property that are subject to prior mortgage indebtedness.

Mezzanine Loans. We may invest in mezzanine loans that are secured by 100% of the equity securities of a special purpose vehicle that owns real estate encumbered by a first mortgage loan. The mezzanine loans may include provisions wherein we receive a stated interest rate on the loan as well as a preferred equity interest, such as a percentage of gross revenues or a percentage of the increase in the fair market value of the underlying property, payable on the earlier of the maturity of the loan or the refinancing or sale of the underlying property.

To protect and enhance returns in the event of premature payment, our mezzanine loans may have provisions such as prepayment lockouts, penalties and minimum profit hurdles. In addition, the mezzanine loans may include other collateral to secure our investment, including letters of credit, personal guarantees of the principals of the borrower or additional collateral unrelated to the underlying property.

Subordinate Interests in Whole Loans (B-Notes). We may also acquire subordinated interests in first mortgage real estate loans (whole loans) from third parties that are directly secured by a property, which are referred to in this prospectus as “B-Notes.” B-Notes are loans that are secured by a first mortgage, but are subordinated to a senior lien interest in the property, which is referred to in this prospectus as an “A-Note.” In addition to the interest payable on a B-Note, the borrower under the note may be charged fees or we may be entitled to receive additional income from payments by the borrower in excess of the price we paid to acquire the note. Otherwise, we, as a B-Note lender, will have the same obligations, collateral and borrower as the A-Note lender, but we typically will be subordinated in recovery to the A-Note lender if the borrower defaults.

We may also buy a whole loan and sell an A-Note to an unaffiliated party and we would retain a B-Note. In this case, we would keep any profit made from the sale of the A-Note.

Other Loans. Although we have no present intention to do so, we may originate or invest in bridge loans, acquisition loans, refinancing loans, wraparound mortgage loans, construction loans and loans on leasehold interests secured by real estate assets. Furthermore, we may originate participating loans that entitle us to a contingent share in the cash flows or appreciation of the underlying property.

Acquisition Strategy for Discounted Real Estate Related Debt

Acquisition Criteria. When evaluating potential acquisitions and dispositions of mortgages or other loans, we generally consider the following criteria with respect to the borrower:

•	acquisition price in relation to perceived asset value;

•	potential value of the underlying properties;

•	the balance sheet and any other financial statements of the borrower provided to us, which generally will have been reported on by nationally or regionally known accounting firms;

•	the borrower’s experience;

•	the borrower’s payment history;

•	whether the borrower has any judgments or bankruptcy’s on its record;

•	the borrower’s operating history; and

•	recourse to the borrower, if any.

With respect to the property serving, directly or indirectly, as collateral for the loan, we generally will consider the property’s:

•	location;

•	operating history;

•	business plan;

•	market position;

•	occupancy trends; and

•	functionality.

With respect to structuring or evaluating the terms of a loan, including payment and collateral terms and conditions, we generally will consider the borrower’s:

•	equity;

•	loan-to-value levels;

•	debt service coverage ratio levels;

•	legal structure and rights; and

•	credit ratings.

Conditions to Closing Debt Investments

Our advisor will typically perform a diligence review on each property underlying any mortgage, loan or other debt security that we purchase. We will generally seek to condition our obligation to close the purchase of any debt investment on the delivery of certain documents from the seller. However, the information available to us at the time of making any particular investment decision may be limited and we may not have access to certain detailed due diligence information regarding any particular real estate asset. See “Risk Factors – Risks Related to Investments in Real Estate – We may have to make decisions on whether to invest in certain discounted real estate assets, with only limited due diligence.” Such documents are expected to include all documents listed below under “Conditions to Closing Real Estate Investments,” where available, and would also include for our real estate related debt investments:

•	any default notices and correspondence;

•	loan documents and files for the real estate related debt investment;

•	underlying documents demonstrating the security of the loan, such as the mortgage, deed of trust, pledge of interests or other evidence of security;

•	comprehensive interest rate, credit risk and liability assessments and documentation, as available; and

•	such other loan documentation as may be appropriate.

Asset Management Strategy for Discounted Real Estate Related Debt

Once we acquire a real estate related debt investment that is non-performing, we will employ, as applicable, one or more of the following asset management strategies:

•	attempt to negotiate a full or discounted payoff of the loan with the borrower;

•	attempt to negotiate a workout of the loan terms, which may include a forbearance agreement;

•	attempt to acquire the underlying property via a deed in lieu of foreclosure; and

•	commence foreclosure proceedings to acquire ownership of the underlying property.

If we acquire ownership of a property securing any discounted real estate related debt asset, we will seek to stabilize the operations of the property through aggressive property management as well as to expend capital on required deferred maintenance or property improvements in an attempt to increase cash flow from the property and ultimately to refinance the property or sell the property should market conditions support a sales price that we believe optimizes the overall return for our investment in the asset.

Experience Buying, Improving and Selling Discounted Real Estate Related Debt

In the past, our sponsor and its affiliates have also bought discounted real estate debt and disposed of it either in the form of debt or real property for its own account through various credit and economic cycles. Details about all such investments sold or otherwise disposed of by our sponsor or its affiliates in the last 10 years are shown in the table below.

Property	Date of Sale	Selling Price, Net of Closing Costs			Total	Total Acquisition Costs (3)	Net Cash (4)
		Cash Received	Mortgage balance at time of sale (1)	Purchase money taken back by program (2)
Sunrise/Rancho	1999	$2,907,481	$(2,400,000)	$2,069,745	$2,577,226	$(1,328,246)	$1,248,980
Centreville Square	1999	9,953,693		2,763,618	12,717,311	(7,900,783)	4,816,528
Benson Court	2000	300,000	(850,000)	1,992,341	1,442,341	(700,000)	742,341
Amberwood	2000	1,850,000	(5,200,000)	5,200,000	1,850,000	(1,300,000)	550,000
1606 New Hampshire	2001	1,634,569	(686,716)	1,070,033	2,017,886	(854,783)	1,163,103
Philadelphia Stock Exchange	2001	41,822,625	(63,679,076)	87,400,474	65,544,023	(58,250,000)	7,294,023
Washington Square	2001	1,059,367		1,204,733	2,264,100	(1,516,488)	747,612
Crestwood Apartments	2002	1,774,386	(3,765,539)	6,657,761	4,666,608	(4,234,558)	432,050
Greenway Village	2002	2,700,000	(1,773,350)	1,613,301	2,539,951	(2,507,625)	32,326
Sheridan Building	2002	1,350,000		5,574,116	6,924,116	(3,619,644)	3,304,472
1212 South Michigan	2002	24,000,000		4,513,729	28,513,729	(17,320,143)	11,193,586
Treetops	2003	5,057,544		(1,005,710)	4,051,834	(1,764,000)	2,287,834
1301 Connecticut	2003	6,652,107	(5,747,001)	22,649,477	23,554,583	(8,000,000)	15,554,583
Smythe Stores	2003	409,475		1,655,406	2,064,881	(1,007,554)	1,057,327
Mill Spring Apartments	2003	776,126		1,729,490	2,505,616	(2,528,976)	(23,360)
Lofts at Red Hill	2003	262,700		233,083	495,783	(400,000)	95,783
Woodcrest Pavilion	2004	2,548,572		2,131,649	4,680,221	(2,527,417)	2,152,804
Crafts House Apartments	2004	900,000	(986,852)	1,825,731	1,738,879	(1,031,525)	707,354
Axewood Office Complex	2004	1,300,000		2,011,004	3,311,004	(2,478,919)	832,085
Deerfield Beach Apartments	2004	3,341,441		2,100,776	5,442,217	(2,797,861)	2,644,356
Countryside Village	2004	5,281,632	(7,750,000)	24,085,124	21,616,756	(7,374,894)	14,241,862
The Loewy Building	2004	3,089,753	(1,308,994)	3,371,686	5,152,445	(3,050,369)	2,102,076
Winthrop Square	2004	1,200,000	(8,133,216)	11,834,844	4,901,628	(4,760,894)	140,734
NorthCal Property	2005	3,321,765	(1,977,126)	3,268,974	4,613,613	(2,005,000)	2,608,613
The Granite Building	2006	925,000		725,523	1,650,523	(1,082,325)	568,197
Malco Industrial Center	2006	2,373,861	(2,273,000)	3,594,970	3,695,831	(1,650,000)	2,045,831
Locke Mill Plaza Condos	2006	68,308	(3,000,000)	3,099,873	168,181	(1,278,143)	(1,109,962)
Redick Hotel	2006	3,964,685	(2,400,000)	1,708,012	3,272,697	(3,545,421)	(272,724)
Alex. Brown Building	2006	19,898,710	(70,268,965)	150,143,936	99,773,681	(87,411,397)	12,362,284
Pensacola Place	2006	9,000,000	(10,000,000)	23,843,965	22,843,965	(18,114,910)	4,729,055
1521 Locust Street	2007	2,411,720		999,470	3,411,189	(1,582,088)	1,829,101
Richmond Kmart	2007	946,433		3,893,773	4,840,205	(3,961,430)	878,775
Kodiak Apartments	2008	4,896,828		319,332	5,216,159	(2,939,304)	2,276,855
Oakridge Apartments	2008	2,580,931		86,164	2,667,095	(2,189,297)	477,798
Ridgeway Estates	2008	1,867,862		98,163	1,966,025	(1,414,381)	551,644
The Hills Apartments	2008	3,260,235		(96,487)	3,163,748	(2,793,285)	370,463
Clemens Place	2009	8,897,089	(11,940,000)	29,649,155	26,606,244	(14,548,344)	12,057,900
Windsor Square Apartments	2009	985,108		(382,062)	603,045	(449,777)	153,268

(1)	Includes both financing secured through a mortgage, and financing obtained by selling a participation in the investment.
(2)	Includes cash activity from operating activities funded by or distributed to the program as well as funds obtained through financing or sale of participations where applicable.
(3)	All investments were original equity investments. Any financing was secured subsequently. Includes all costs related to original purchase of investment as well as any costs of capital improvements.
(4)	Excess (deficiency) of property operating cash receipts over cash expenditures.

REO

General

We expect to acquire commercial properties owned by banks, mortgage companies or other financial institutions following foreclosure and in which the mortgage loans or other lender liens no longer exist. We expect that the total acquisition cost for the equity interest in the commercial properties, will be at a significant discount to the amount of unpaid balance on the debt that was foreclosed upon for such commercial properties. We also expect to focus on multifamily rental properties, but may buy other classes of commercial REO. We may sell or refinance the real estate when market conditions warrant, which may be after stabilization, if required, or we may lease and operate the properties with the purpose of generating cash flow until our advisor determines that a disposition of the properties is in our best interest.

REO Acquisition Strategy

When evaluating potential acquisitions and dispositions of REO, we generally will consider the property’s:

•	location;

•	operating history;

•	business plan;

•	market position;

•	occupancy trends; and

•	functionality.

Conditions to Closing REO Investments

See “Conditions to Closing Real Estate Investments” below.

REO Asset Management Strategy

We will seek to stabilize the operations of REO property through aggressive property management and to expend capital on required deferred maintenance or property improvements in an attempt to increase cash flow from the property and ultimately to refinance the property or sell the property should market conditions support a sales price that we believe optimizes the overall return for our investment in the asset. Once we acquire an REO asset, we will hire Resource Real Estate Opportunity Manager as the property manager; however, in certain cases, Resource Real Estate Opportunity Manager may subcontract for certain property management services. The property manager will be responsible for leasing and operating the properties. Resource Real Estate Opportunity Manager will receive a property management fee and a construction management fee for its services, as applicable. Additionally, Resource Real Estate Opportunity Manager will institute its daily leasing rate optimization program, review the delinquency reports and take action as necessary to assure that the tenants are paying their rents and will commence an aggressive marketing program to decrease vacancies. All of these programs are designed to increase the near term cash flow potential as well as the longer-term value of the properties.

Value-Add Multifamily Rental Properties

General

Resource Real Estate has a dedicated acquisition team that includes personnel who have been integral to the acquisition of value-add properties for the multifamily funds offered by our sponsor over the past seven years. We intend to buy apartment properties with the potential for near-term capital appreciation. These assets generally will be Class B or B- properties built in the 1980s in cities demonstrating a stable multifamily supply and the ability to attract a young, creative and educated labor force. According to Torto Wheaton Research, from 1980 to 1989, over 2.2 million apartment units were completed in the top 50 apartment markets in the United States, which is substantially higher than the approximately 1.0 million units completed between 1990 to 1999 and the approximately 1.0 million units completed between 2000 and 2009. Apartments completed between 1980 and 1989 are now 20 to 29 years old and many of these apartments have not had substantial renovations in their lifetimes. Therefore, we believe that there is a large inventory of un-renovated apartments built in the 1980s to acquire and renovate as part of our value-add multifamily strategy.

We will seek to acquire multifamily rental properties that are well-located in generally affluent, inner ring, in-fill communities across the United States, including Alaska and Hawaii. We will seek properties where there is an opportunity to improve net operating income and overall property value by renovating the exterior of the property and the interior units, instituting quality property management by Resource Residential, and aggressively marketing the property to decrease vacancies, enhance the credit quality of the resident base and increase effective rental rates. Once acquired, we intend to implement our EBM sm strategy.

We generally intend to hold our value-added multifamily rental properties for two to six years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. However, economic and market conditions, and changes in REIT regulations, may cause us to adjust our expected holding period in order to maximize our potential returns. When acquiring 100% of the equity interests in properties, we expect to focus on properties with acquisition costs of between $5 million and $100 million each, including financing; however, when acquiring partial equity interests in properties, we expect that the total acquisition costs for 100% of the equity interests in each property by all of the co-owners, including us, will not exceed $100 million, including financing.

We may also invest in properties that have characteristics similar to multifamily rental properties such as condominiums, student housing, senior residential (typically requiring at least one resident of each unit to be 55 or older) or hotels. Some of the properties may include a certain portion of units as condominiums or a building (or a portion of a building) that serves as a hotel. In these cases, we may find an opportunity where the property’s value may be significantly increased if the condominiums are converted to apartments, the hotel is converted to apartments, or some other combination that involves a conversion of the current building’s use into an alternative, more attractive use.

Acquisition Strategy for Value-Add Multifamily Rental Properties

When evaluating potential acquisitions of value-add multifamily rental properties, we look for older, Class B and Class B- properties that are in need of some refurbishment to update them to be more attractive to today’s apartment resident. For each specific property we will consider, among other items:

•	location, construction quality, condition, design of the property and the redevelopment or repositioning required to add value;

•	purchase price, expected cash-on-cash yield and overall expected internal rate of return;

•	purchase price relative to historical and recent sales of similar properties in the market, including cap rate, price per unit and price per square foot;

•	purchase price relative to replacement cost of the property;

•	current and projected cash flow from the property and ability to increase cash flow; and

•	potential for capital appreciation from any redevelopment or repositioning activity.

The properties we expect to seek will often be in need of:

•	exterior renovations, such as new paint or siding, windows, pavement, signage and landscaping improvements;

•

interior unit renovations, such as new carpet and flooring, interior paint with accent colors, cabinets, countertops, appliances and lighting fixtures, in order to make them more attractive to renters;

•	amenity enhancements or additions, such as leasing centers, fitness centers, swimming pools, business centers, clubhouses, dog runs and tanning salons;

•

security enhancements, such as controlled access, improved outdoor lighting, recorded and/or monitored security cameras, monitored security alarms in units, security patrols and courtesy law enforcement officers living on site; and

•	rebranding of the property, including the renaming of the property.

We will seek to improve these properties to a Class B+ level, maintaining their competitive price advantage over newer Class A apartments.

We consider Class A properties to be apartments built in the last five years with the highest level of common area and interior unit finishes such as slab granite kitchen and bathroom countertops, stone flooring such as travertine, oversized windows with glass transoms, attached garages, and 10-foot tall ceilings. Class B assets are generally well maintained, professionally managed apartments generally built over the period from six to 25 years ago and which have standard common area interior unit finishes, such as carpet and vinyl flooring, Formica countertops, detached garages and 8-foot tall ceilings. Class B- properties will often have original common area and interior unit finishes, such as older carpet and vinyl styles, older original appliances and brass lighting packages and hardware, and single-panel doors. An upgraded Class B+ property will have undergone recent upgrades and renovations to the common and interior finishes such as new Berber carpet and vinyl plank flooring, new Formica stone-like countertops, new wood cabinets, new stainless steel appliance packages, modern brushed chrome lighting packages and hardware and six panel doors. Class B+ properties generally maintain a rental price advantage over their Class A competitors.

Conditions to Closing Value-Add Multifamily Rental Properties

See “Conditions to Closing Real Estate Investments” below.

Asset Management Strategy for Value-Add Multifamily Rental Properties

Once we acquire value-add multifamily rental properties, we will hire Resource Real Estate Opportunity Manager as the property manager; however, in certain cases, Resource Real Estate Opportunity Manager may subcontract for certain property management services. The property manager will be responsible for leasing and operating the properties. With respect to the value-add multifamily rental properties, Resource Real Estate Opportunity Manager will formulate a renovation plan after consideration of the condition of the property, the neighborhood and the expected level of return that can be achieved from the renovations. Examples of renovations may include building a new clubhouse, painting and/or siding the exterior, and replacing carpeting and flooring, kitchen and bath appliances, kitchen cabinetry and lighting. Resource Real Estate Opportunity Manager will receive a property management fee and a construction management fee for its services as applicable.

Our Multifamily Focus

Our sponsor and its affiliates have been investing in all major real estate asset classes over the last 20 years; however, our sponsor has focused specifically on the multifamily sector with its last 10 funds, and we expect to continue this focus as multifamily rental properties have traditionally produced the highest risk-adjusted investment returns compared to other property sectors. Over the past 30 years, multifamily rental properties have produced higher returns with lower volatility than the other major real estate sectors, which includes, office, retail, industrial, mixed-use, hospitality and healthcare properties. Furthermore, multifamily rental properties have demonstrated returns during recessionary periods that are higher than those of other major property classes, and have been an effective inflation hedge due to the short term of the typical apartment lease, which is generally 12 months or less.

A recent publication entitled A Case for Investing in U.S. Apartments, Torto Wheaton Research©, (March, 2009) elaborated on many of the reasons our sponsor has focused on the multifamily sector. The key factors for investing in multifamily rental properties are summarized below:

•

a long track record of having the highest risk-adjusted investment returns compared to other property types; relatively more resilient during economic downturns, delivering higher returns than other property classes during recessionary periods;

•	efficient cash distribution, due to relatively low capital expenditures and technical improvements;

•

stable access to debt, due in part to the lending activities of the Fannie Mae and Freddie Mac, government-sponsored enterprises, lower cost of debt capital and the ability to support more debt with the same level of risk;

•	operating in a favorable, transparent and market-driven regulatory and taxation environment, with shorter leases than other property types, allowing quicker adjustment to changing market environments;

•

wide variation in terms of age, size, quality and location, creating a broad spectrum of opportunities and possible investment strategies, thereby providing greater liquidity than other sectors; 23,000 investment-grade apartment properties in the United States;

•

market fundamentals expected to remain positive over the next five to seven years, with demand expected to expand and new supply expected to subside, creating conditions favorable for moderate rent and revenue growth in most locations;

•

over a four-year period ending in 2008, the addition of about three million households to national rental demand as a result of new household formation, a declining homeownership rate and a subsequent increase in the propensity to rent for two significant cohorts – the “echo boomers” and foreign immigrants;

•

expected increases in rental demand over the next five years on account of favorable trends among rental cohorts, including a resumption in growth in population aged 20 to 29 (“echo boomers” or “Generation Y”) after two decades of decline, which group has the highest propensity to rent; and

•	apartments under-weighted in institutional real estate portfolios.

Multifamily Real Estate Acquisition Strategy

Cities with Strong Multifamily Real Estate Fundamentals

When evaluating potential acquisitions of investments in multifamily rental properties, we generally consider whether the market where the investment is located is one that has the potential for growth by analyzing (i) the apartment supply and demand, (ii) the employment situation and (iii) the demographic make-up of the area. Specifically, we consider the following with respect to both the overall market and the submarket:

•	barriers to entry that would limit competition, such as zoning laws, physical barriers to new supply and local redevelopment or repositioning construction costs, among other factors;

•	properties under development that could pose competition and the potential for the construction of new competing properties in the area;

•	exposure to specific sectors of the economy and prospects for overall employment growth in the sectors of high exposure;

•	employment and household growth and net migration of the relevant market’s population;

•	tax and regulatory environment, specifically for any potential rent controls and landlord-tenant law, of the community in which the property is located;

•	income levels and employment growth trends in relevant markets;

•	educational levels of the relevant market’s population;

•	occupancy and demand by residents for properties of a similar type in the vicinity;

•	historical, current and forecasted effective rental rates and growth for properties of a similar type in the vicinity;

•	historical, recent and expected sales metrics for sales of properties of a similar type in the vicinity, specifically cap rates, cost per unit and cost per square foot;

•	historic and potential for capital appreciation generally;

•	likelihood of interest from institutional investors in the market;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	synergy with existing operations in the area, if any; and

•	typical terms of resident leases for multifamily rental properties and the potential for rent increases.

Cities that Attract a Young, Creative and Educated Workforce

When evaluating potential acquisitions of multifamily rental properties, we also look for cities that have a “buzz.” According to Richard Florida, author of The Rise of the Creative Class and How It’s Transforming Work, Leisure, Community and Everyday Life (Basic Books, 2002), these are cities that attract young, creative people such as doctors, lawyers, scientists, engineers, entrepreneurs and computer programmers in their mid 20’s to mid 30’s due to the cultural lifestyle and available jobs. Examples of such areas include Austin, Texas, San Francisco, California and Raleigh-Durham, North Carolina.

We evaluate the prospects of a particular city to attract young, high-paid workers from the “echo boomer,” or “Gen Y,” demographic over the next 15 years. We believe that this demographic will be the most vital component of the demand for multifamily units over the next 15 years in the United States. We believe that the development of a large pool of young, educated workers from Gen Y will be the key to a city’s ability to attract new employers who rely upon this large and creative workforce and that a young creative workforce will attract jobs, not vice versa. In the United States, industries, from technology to entertainment, journalism to finance, high-end manufacturing to the arts, are becoming increasingly reliant upon a highly educated workforce as opposed to a less educated workforce that can only provide general manual labor in manufacturing or basic skills in the service sector of the economy. Because this fast-growing, highly educated and well-paid segment of the workforce are in such high demand from American companies, we believe that acquiring multifamily assets in cities with a preponderance of this demographic will position us to benefit from Gen Y’s demand for multifamily housing from all socioeconomic renter classes, including the service providers to the young, creative workforce.

We believe that this young and educated workforce will be attracted to cities that offer an environment strongly suited to their particular likings. Rather than measuring a city’s quality-of-life to this demographic by evaluating a city’s offerings of professional sports entertainment, symphonies, ballets, operas or museums, we evaluate what we believe that this demographic is demanding, a diverse array of cultural and recreational opportunities, such as the city’s music scene, ethnic and cultural diversity, outdoor recreation opportunities and the city’s nightlife. Rather than focusing on cities that are trying to attract this new demographic and jobs that come with them by building generic high-tech office parks or subsidizing professional sports teams, we look for cities that have a “buzz” and are attracting this creative demographic.

By investing in cities that attract the “creative class,” we believe that long-term job growth will be stronger and will assist in lifting incomes for renters in all classes, allowing rents to rise.

Cities Located within Megaregions

When evaluating potential acquisitions of multifamily rental properties, we also look for cities that are located within megaregions. Tim Gulden, a researcher at the University of Maryland’s Center for International and Security Studies defined a megaregion as a contiguous lighted area that includes at least one major city center and its metropolitan region when viewed from a satellite image and has annual estimated economic productivity of more than $100 billion. (See Megaregions: The Important of Place, Richard Florida (Harvard Business Review, March, 2008.)) An example of a megaregion would be the Boston-New York-Washington corridor, which would include, for example, cities and suburban areas in and around Philadelphia and Baltimore. What was previously thought of as cities, and then as regions, are now joining together in chains of regions, which are integrated economic areas whose scale dwarfs the economic units of the past.

Affluent Locations within Cities

As described in David Brook’s book On Paradise Drive, How We Live Now (And Always Have) in the Future Tense (Simon & Schuster, 2004), most American cities have developed in rings that can be described in the following categories listed in their progressive order starting in the city center and then moving outward:

•	Urban Core – the city center and central business district of a city where numerous entertainment offerings are located, such as restaurants, bars and theaters;

•	“Crunchy” Suburbs – areas just outside the urban core where small pockets of gentrification have occurred in older sections of American cities, often attracting a bohemian demographic group;

•	Moneyed Suburbs – inner-ring wealthy suburbs with older but very high-end single-family homes;

•	Immigrant Enclaves – commercial areas with extensive inexpensive retail and fast food offerings and inexpensive housing options utilized by many first-generation immigrant groups;

•	Suburbs – The expansive areas of post-war-constructed single-family housing, large shopping malls and newer office complexes; and

•	Exurbs – The newest area of extensive housing developed largely during the 1990s and 2000s, which was previously farmland, forest or desert on the edge of cities.

We will seek to acquire multifamily rental properties in and around the “moneyed suburbs,” including the outer portions of the “crunchy suburbs” and the inner portions of the suburbs. We believe that these areas offer greater long-term stability versus other areas of cities. In general, we will seek to acquire properties in areas with high levels of average household income relative to the population of that city, and in areas that are in-fill with high barriers to entry for new multifamily developments.

Real Estate Asset Management Strategy

General

Our advisor’s investment approach includes active and aggressive management of each asset acquired. Our advisor believes that active management is critical to creating value. Prior to the purchase of an individual asset or portfolio, our asset managers will work closely with our advisor’s acquisition and underwriting teams to develop an asset management strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Our advisor will review asset management strategies weekly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. Our asset management strategies will be designed with a goal of realistic yet aggressive enhancement of value throughout the investment period.

In an effort to keep an asset in compliance with our underwriting standards, our advisor’s acquisition team will remain involved through the investment life cycle of the acquired asset and will actively consult with our asset managers throughout the hold period. In addition, our advisor’s executive officers will periodically review the operating performance of investments against projections, and will provide the oversight necessary to detect and resolve issues as they arise.

Experience-Based Management sm Strategy

Resource Residential, a wholly owned subsidiary of our sponsor, is a multifamily property management company currently managing over 50 multifamily rental properties for our sponsor in 14 states with over 12,000 units. Resource Residential has over 350 employees separated into the following divisions: Operations, Revenue Management, Construction Management, Property Maintenance, Marketing, Training, Information Technology, Human Resources and Accounting. Resource Residential is headquartered in Philadelphia, Pennsylvania and has an office in Omaha, Nebraska. Furthermore, Resource Residential operates regional property management hubs in Tampa, Florida; Savannah, Georgia; Nashville, Tennessee; Cincinnati, Ohio; Detroit, Michigan; Kansas City, Missouri; Little Rock, Arkansas; Houston, Texas; and Phoenix, Arizona. The senior managers and employees of Resource Residential, acting through Resource Real Estate Opportunity Manager, will assist in providing property management as well as construction management services to us.

We believe that, in general, the multifamily property management industry generally has not maintained pace with the increasing demands of multifamily residents for higher levels of customer services and the need to deploy more modern sales and marketing techniques to acquire new residents. Therefore, in 2007, our sponsor introduced our EBMsm strategy through Resource Residential. Our EBMsm strategy offers multifamily property management that is based around the overall experience provided to potential and existing renters, in addition to the first-class services provided to them. We believe that the customer service leaders in the hospitality and retail industries provide applicable templates for the types of experiences and customer services that today’s renters demand. Some of the notable property management initiatives include:

•

A well planned “leasing experience” for potential renters that is provided by choreographing the visual experience in leasing centers and model apartments through architectural, lighting and design improvements, specifically chosen music and clean and fresh scents during the leasing process to increase sales closure rates; and

•

Web-based leasing portals with real-time unit availability, pricing and virtual tours that allow prospective renters to lease apartments online. Furthermore, our web-based portals offer existing residents online options, such as the ability to pay rent with credit cards or direct withdrawals from their savings or checking accounts.

In addition, we believe revenue enhancing and cost cutting technologies can improve the overall operating efficiencies of our properties and contribute to stronger profitability. Two notable technologies that are utilized throughout our portfolio are:

•

Revenue management utilizing yield-management software and a centralized revenue-management division to optimize daily rental rates based on evaluating hundreds of variables utilizing a quadratic program solver designed exclusively for multifamily rental properties. Yield-management software seeks to rent at higher effective rents during high demand periods, provide systematic forecasts of future demand, identify and react to softening markets, add discipline to unit pricing, drive consistency in pricing, embed corporate strategy into pricing, and enforce pricing policy compliance across the portfolio. When analyzing future demand, the forecast model considers items such as seasonality, recent demand levels, lease application lead times, traffic, differences by lease term, renewal demand behavior, future supply, early termination adjustments and unit type granularity. When analyzing pricing and profitability, the model also considers community exposure, lease velocity, demand and supply forecasts, lease expiration management, vacancy losses and the costs to ready a unit for re-leasing, demand for new or renewed leases, competitor rents, amenity upgrades and corporate strategy on one-time concessions versus a lower rent throughout a lease term; and

•

Expense management utilizing an automated Purchase Order (“PO”) system which is linked to property-management software. Through the PO system, expenses are approved based on dollar amount and the variance from the budget by the regional manager, senior regional manager or president, if applicable.

We believe that in addition to our EBMsm strategy, the utilization of technology can generate significant additional revenue-enhancing options at our properties, including the ability to provide and charge for premium units and upgrade packages.

Conditions to Closing Real Estate Investments

Our advisor will perform a diligence review on each property that we purchase. We will generally seek to condition our obligation to close the purchase of any property on the delivery of certain documents from the seller. However, the information available to us at the time of making any particular investment decision may be limited and we may not have access to certain detailed due diligence information regarding any particular real estate asset. See “Risk Factors – Risks Related to Investments in Real Estate – We may have to make decisions on whether to invest in certain discounted real estate assets, with only limited due diligence.” Such documents, where available, include, but are not limited to:

•	any current or prior code violations;

•	bank or other financial institution statements with bank deposit receivables for the last six months;

•	business licenses, license fees, permits and permit bills;

•	capital expenditure history through the current year to date, including detail of any exterior work;

•	certificates of occupancy;

•	contracts and service agreements, including equipment leases;

•	correspondence with federal, state or municipal government offices, branches or agencies;

•	detailed rent roll for the most recent month, including concessions, security deposits, waivers of material conditions or other special conditions, including updated rent rolls as appropriate;

•	environmental, asbestos, soil, engineering reports, appraisals and wetland reports;

•	form leases;

•	general ledger for the past 12 months;

•	historical operating statements from ownership for the past three years, with month and year-to-date data for the last year and the current year;

•	income tax returns with income schedules for the last three years;

•	insurance invoices for the last two years and insurance losses, claims or other material correspondence regarding claims for the last five years;

•	list of any pending litigation affecting either the property or the residents;

•	monthly occupancy reports for the past two years;

•	multifamily resident and other property class tenant leases;

•	personal property inventory;

•	personnel list, wages and benefits;

•	plans and specifications, including as-built, architectural drawings and soil compaction studies;

•	surveys;

•	tax bills and assessment notices for the property and any personalty for the past four years, including any correspondence relating to tax appeals and reassessments;

•	tenant and vendor correspondence files;

•	termite and other pest inspections reports;

•	title commitment and recorded documents;

•	unexpired warranties; and

•	utility bills (gas, electric, water and sewer) for the past year, as well as the current year.

In order to be as thorough as reasonably possible in our due diligence, our advisor will typically obtain additional third-party reports. We may obtain reports with respect to property condition, soils, mechanical- and electrical-plumbing, structural, roof, air quality and mold, radon, seismic, lease audit, net operating income audit and others. We will generally not purchase any property unless and until we obtain a new, or review a recent, Phase I environmental site assessment and are generally satisfied with the environmental status of the property. In certain instances where it is not feasible to obtain a Phase I environmental site assessment, we will endeavor to obtain as much environmental information as necessary to make an informed decision.

Discounted Commercial Mortgage-Backed Securities

Resource Real Estate created a team dedicated to investing in and managing the firm’s commercial mortgage-backed securities portfolio in early 2007. Since that time, RRE has purchased approximately $75 million, face value, of commercial mortgage-backed securities. The team responsible for the firm’s investments in the sector has a combined total of 35 years in the sector, as well as previous real estate debt and equity experience. Commercial mortgage-backed securities team members’ previous experience includes co-managing a $20 billion commercial mortgage-backed securities portfolio at a major pension fund, managing a commercial mortgage securitization program and conducting commercial mortgage-backed securities research at a major U.S. commercial bank.

We expect to acquire debt obligations that represent claims to cash flows from pools of commercial mortgage loans from banks, broker-dealers and other financial institutions, which are referred to in this prospectus as commercial mortgage-backed securities, in the range of $1 million to $7 million, par value, per commercial mortgage-backed securities investment. These commercial mortgage-backed obligations allow the cash flow from a pool of mortgages to be segregated into different bonds offering different maturity, risk and return characteristics, which can be sold to investors with different investment objectives. We anticipate that we will purchase such securities obligations from a bank, broker-dealer or other financial institution at a discount because the sellers may be underperforming or the market for such securities has become illiquid. We expect to hold these securities for approximately six years or less depending on the maturity date of the obligation.

We anticipate attractive opportunities to acquire select commercial mortgage-backed securities at attractive yields during the term of this primary offering. As a result of the re-pricing of risk premiums and liquidity constraints, commercial mortgage-backed securities implied spreads have widened considerably during the first half of 2009. Even the most senior AAA- or Aaa-rated commercial mortgage-backed securities are trading at levels that imply credit losses much higher than historical levels. With the U.S. government’s intervention through the TALF, which we expect to provide leverage to investments in commercial mortgage-backed securities, and through the efforts of other U.S. government-sponsored programs, we expect investor confidence to return, spreads to tighten and pricing to stabilize at more reasonable levels in the near term. We believe that our advisor can further create value through careful security selection and proprietary cash-flow analysis.

Commercial Mortgage-Backed Securities Acquisition Strategy

When evaluating potential acquisitions of commercial mortgage-backed securities, we generally utilize the following strategy when acquiring, managing and deciding when to dispose of commercial mortgage-backed securities investments:

•	utilize third-party software and research for analysis, including Trepp, Realpoint and Moody’s;

•

maintain a proprietary database of over 100 of the most recent commercial mortgage-backed securities deals (those that are most likely to fit within our investment parameters) showing the merits of each deal;

•	format and review loan-by-loan summary of each deal;

•	analyze loan summaries for top 50 loans in each commercial mortgage-backed securities pool;

•

apply conservative “stress cases” to each potential acquisition to assign default probabilities and loss severities based on analyzing loan-specific market and tenant health, value assumptions and cash flow sensitivities;

•	review rating agency initial and surveillance commentary for each deal;

•	track each purchased transaction monthly via remittance reports and servicer watchlists as well as market and deal-specific research published by each bank; and

•	formulate hold/sell decisions based on market spreads and deal characteristics.

We may be able to take advantage of financing available through the recently announced TALF program. Under the TALF, the FRBNY will provide non-recourse loans to borrowers to fund their purchase of eligible assets, which will include certain high-quality commercial mortgage-backed securities. However, the FRBNY may limit the volume of TALF loans secured by commercial mortgage-backed securities and is in the process of establishing other requirements that will apply to legacy commercial mortgage-backed securities. The TALF program is scheduled to expire on December 31, 2009, but may be extended. There can be no assurance we will be able to utilize the TALF to finance the acquisition of commercial mortgage-backed securities or that the financing terms will be attractive.

Other Possible Investments and Activities

Although we have no present intention to acquire equity securities or other investments in non-real estate companies, we are not prohibited from making such investments. Further, we may make investments in real estate companies and other companies that hold real estate assets for the purpose of exercising control over and acquiring such company.

We may issue our securities, including units in our operating partnership, in exchange for real estate investments. We do not intend to make loans to other persons (other than the loans described above). We do not intend to underwrite securities of other issuers. Nor do we have any intention to engage in the purchase and sale of any types of investments other than interests in real estate properties and real estate related debt investments.

Co-Investment Strategy

Instead of acquiring full ownership of a debt or equity real estate investment, we may acquire partial, indirect interests in some of our debt or equity real estate investments by entering into co-investment agreements with other co-owners of the real estate investments, which may be independent third parties or affiliates of our advisor, including Resource America or investors in existing or new real estate investment programs sponsored by our advisor or its affiliates. Our ownership percentage of each of the new entities will generally be pro rata to the amount of money we apply to the purchase price (including financing, if applicable), and the acquisition, construction, development or renovation expenses, if any, of the real estate investment owned by the new entity relative to the total amounts applied, unless we and the other co-owners negotiate some other method of allocating the ownership of the real estate investment between us and the other co-owners.

Our co-investment partners may have business or economic objectives that are inconsistent with ours. Also, when more than one person controls a real estate investment, there may be a stalemate on decisions, including decisions regarding cash distributions, reserves, or a proposed sale or refinancing of the real estate investment, and the other parties to the co-investment agreement may have the right to make those decisions instead of us. If we co-invest with Resource America, we expect, in most cases, to have control of the co-investment and majority ownership.

Tenant-in-Common Interests in Properties (TICs)

Resource Real Estate has no current intention of syndicating tenant-in-common (“TIC”) investment programs; however, we retain the right to acquire TICs in the future. Therefore, instead of acquiring full equity ownership of a property, we may acquire TIC interests in properties that will be subject to certain agreements with one or more other TIC interest equity owners of the properties, which may be either affiliates of our advisor or independent third-party investors. Our investments may be in existing or new TIC investments advised by affiliates of our advisor, including Resource Real Estate. Under the TIC interest agreements, an owner of an undivided TIC interest in a property is generally obligated only for its share of expenses, and is entitled only to its share of income, from the property. Thus, as a TIC interest owner in a property, we would be required to pay only our share of expenses, including real estate taxes and management fees that will be payable to affiliates of our advisor, and generally will share all profits and losses generated by the property pro rata in proportion to our respective TIC interest. The TIC interest agreements will cover such areas as the:

•	selling or refinancing of the property;

•	managing the property;

•	distributions of the property’s net revenues, if any; and

•	operating the property, including leasing guidelines and rent levels.

We will not acquire TIC interests in a property unless Resource Real Estate Opportunity Manager or another affiliate of our advisor has asset management control over the property. See “Risk Factors.”

Disposition Policies

We are not required to hold a real estate investment for any particular minimum term before it is sold, refinanced or otherwise disposed of. After we have paid down the acquisition financing on a property, if and when the property has increased in value, we may refinance the property and distribute the proceeds, after fees, expenses and payment of other obligations and reserves, to our stockholders. The determination as to whether and when a particular real estate investment should be sold, refinanced or otherwise disposed of, will be made by our advisor after a consideration of relevant factors, including:

•	performance of the real estate investment;

•	market conditions;

•	the structure of the current financing and currently available refinancing;

•	achieving our principal investment objectives;

•	the potential for future capital appreciation;

•	cash flow; and

•	federal income tax considerations.

In addition, with respect to refinancing properties, our advisor will consider the amount of our initial cash investment and whether the property is subject to financing that comes due in a relatively short term.

For information regarding the disposition fees our advisor will receive upon the sale of our real estate investments, see “Management Compensation.”

Borrowing Policies

We intend to make equity investments with cash but intend to leverage strategically to enhance our returns. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing in excess of 75% of the aggregate value of our assets unless a majority of our independent directors find substantial justification for borrowing a greater amount.

First, we may obtain REIT level financing through a line of credit from third-party financial institutions or other commercial lenders. Our advisor anticipates that our assets will serve as collateral for this type of debt incurred to acquire real estate investments. We have not yet entered into negotiations or agreements with any lenders with respect to providing debt financing and therefore have no current sources of financing. Our REIT level financing may be recourse financing.

In addition to debt financing at the REIT level, we may also finance the acquisition costs of individual real estate investments, as well as the acquisition costs of all or a group of real estate investments acquired by us, by causing our subsidiaries to borrow directly from third-party financial institutions or other commercial lenders. Under these circumstances, our advisor anticipates that certain properties acquired will serve as collateral for the debt we incur to acquire those particular properties and that we will seek to obtain nonrecourse financing for the acquisition of the properties. However, there is no guarantee that our advisor will be successful in obtaining financing arrangements on a property-by-property basis and that the loans would be nonrecourse to us. Finally, we may also obtain seller financing with respect to specific assets that we acquire.

Exit Strategy – Liquidation or Listing Policy

We anticipate providing our stockholders with a liquidity event or events by some combination of the following: (i) liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders; or (ii) listing our shares for trading on an exchange. Our board anticipates evaluating a liquidity event within three to six years after we terminate this primary offering, subject to then prevailing market conditions. If we do not begin the process of liquidating our assets or listing our shares within six years of the termination of this primary offering, our charter requires that we hold a stockholder meeting to vote on a proposal for our orderly liquidation unless a majority of our board of directors and a majority of our independent directors vote to defer the meeting beyond the sixth anniversary of the termination of this offering. Prior to any stockholder meeting, our directors would evaluate whether to recommend the proposal to our stockholders and, if they so determine, would recommend the proposal and their reasons for doing so. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our shares on a national securities exchange beyond six years from the termination of this offering. Once we commence liquidation, we would begin an orderly sale of our properties and other assets. We are under no obligation to conclude our liquidation within a set time because the precise timing of the sale of our assets will depend on the prevailing real estate and financial markets, the economic conditions in the areas in where our properties are located and federal income tax consequences to our stockholders, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all of our assets are sold. In making the decision to liquidate or apply for listing of our shares, our directors will try to determine whether liquidating our assets or listing our share shares will result in greater value for stockholders.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	borrow in excess of 75% of the aggregate cost of tangible assets we own, unless approved by a majority of the conflicts committee;

•

invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

make an investment if the related acquisition and origination fees and expenses are not reasonable or exceed 6% of the contract purchase price for the asset or, in the case of a loan we originate, 6% of the funds advanced, provided that in either case the investment may be made if a majority of the conflicts committee determines that the transaction is commercially competitive, fair and reasonable to us;

•

acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of our independent directors) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of ours or (iii) investments in asset-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•

issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•

issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our Operating Partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares.”

Investment Limitations Under the Investment Company Act of 1940

Reasons for Expectation that neither We nor Our Operating Partnership nor Any of the Subsidiaries of Our Operating Partnership Will Be an Investment Company

Neither we nor our Operating Partnership nor any of the subsidiaries of our Operating Partnership intend to register as an investment company under the Investment Company Act. We expect that most of our assets will be held, directly or indirectly, through wholly owned or majority-owned subsidiaries of our Operating Partnership. We further expect that most of these subsidiaries will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. The other subsidiaries of our Operating Partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Depending upon the composition of our portfolio, we expect that we and our Operating Partnership will either (i) not meet the definition of an investment company under Section 3(a)(1) or (ii) meet the exception from the definition of an investment company under Section 3(c)(6).

The SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate” (“Qualifying Assets”); at least 80% of its assets in Qualifying Assets plus real estate related assets (“Real Estate Related Assets”); and no more than 20% of the value of its assets in other than Qualifying Assets and Real Estate Related Assets (“Miscellaneous Assets”). To constitute a Qualifying Asset under this 55% requirement, a real estate interest must meet various criteria; therefore, certain of our subsidiaries will be limited by the provisions of the Investment Company Act with respect to the value of the assets that they may own at any given time.

Under Section 3(a)(1) of the Investment Company Act, an issuer is not deemed to be an “investment company” if:

•	it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “Holding-Out Test”); and

•

it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis (the “40% Test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Depending on the nature of our portfolio, we believe that we and our Operating Partnership may be able to satisfy both tests above. With respect to the 40% Test, we expect that most of the entities through which we and our Operating Partnership own our assets will be wholly owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies). If, however, the value of the subsidiaries of our Operating Partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our Operating Partnership (which is most likely to occur if such subsidiaries do not own a sufficient amount of Qualifying Assets or Real Estate Related Assets to rely on Section 3(c)(5)(C)), then we and our Operating Partnership may seek to rely on Section 3(c)(6) if we and our Operating Partnership are “primarily engaged,” through wholly owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our Operating Partnership may rely on Section 3(c)(6) if 55% of the assets of our Operating Partnership consist of, and at least 55% of the income of our Operating Partnership is derived from, Qualifying Assets owned by wholly owned or majority-owned subsidiaries of our Operating Partnership.

With respect to the Holding-Out Test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, the securities that we have been formed to purchase will be purchased through wholly owned subsidiaries of our Operating Partnership, each of which will rely on an exception from registration under the Investment Company Act. We intend for our public statements to reference our proposed ownership structure and to inform investors that we will not hold securities directly and that we are not an investment company. Although the SEC staff has issued little guidance with respect to the Holding-Out Test, we are not aware of any court decisions or SEC staff interpretations finding a holding company that satisfies the 40% Test to nevertheless be an investment company under the Holding-Out Test.

Regardless of whether we and our Operating Partnership must rely on Section 3(c)(6) to avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not Qualifying Assets and in assets that are not Real Estate Related Assets. We discuss below how we will treat our potential investments and our interests in the subsidiaries of our Operating Partnership that own them under the Investment Company Act.

Real Property

We will treat an investment in real property as a Qualifying Asset.

Mortgage Loans

We will treat a first mortgage loan as a Qualifying Asset provided that the loan is fully secured, i.e., the value of the real estate securing the loan is greater than the value of the note evidencing the loan. If the loan is not fully secured, the entire value of the loan will be classified as a Real Estate Related Asset. We will treat mortgage loans that are junior to a mortgage owned by another lender (“Second Mortgages”) as Qualifying Assets if the real property fully secures the Second Mortgage.

Participations

A participation interest in a loan will be treated as a Qualifying Asset only if the interest is a participation in a mortgage loan, such as an A-Note or a B-Note, that meets certain criteria. Although the SEC staff has not taken a position with respect to A-Notes, we will treat an A-Note as a Qualifying Asset if the A-Note is fully secured and the subsidiary owning the A-Note is the controlling investor with the ability to foreclose on the mortgage. We will treat a B-Note as a Qualifying Asset when our subsidiary’s investment in the B-Note meets the criteria recently set forth in an SEC no-action letter, that is:

•	the B-Note is a participation interest in a mortgage loan that is fully secured by real property;

•

our subsidiary as B-Note holder has the right to receive its proportionate share of the interest and the principal payments made on the mortgage loan by the borrower, and our subsidiary’s returns on the B-Note are based on such payments;

•	our subsidiary invests in the B-Note only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan;

•

our subsidiary as B-Note holder has approval rights in connection with any material decisions pertaining to the administration and servicing of the mortgage loan and with respect to any material modification to the mortgage loan agreements; and

•

in the event that the mortgage loan becomes non-performing, our subsidiary as B-Note holder has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the A-Note at par plus accrued interest, thereby acquiring the entire mortgage loan.

If these conditions are not met, we will treat the B-Note as a Real Estate Related Asset.

Mezzanine Loans

We intend for a portion of our investments to consist of real estate loans secured by 100% of the equity securities of a special purpose entity that owns real estate (“Mezzanine Loans”). We will treat our Mezzanine Loans as Qualifying Assets when our subsidiary’s investment in the loan meets the criteria set forth in an SEC no-action letter, that is:

•	the loan is made specifically and exclusively for the financing of real estate;

•	the loan is underwritten based on the same considerations as a second mortgage and after our subsidiary performs a hands-on analysis of the property being financed;

•	our subsidiary as lender exercises ongoing control rights over the management of the underlying property;

•	our subsidiary as lender has the right to readily cure defaults or purchase the mortgage loan in the event of a default on the mortgage loan;

•	the true measure of the collateral securing the loan is the property being financed and any incidental assets related to the ownership of the property; and

•	our subsidiary as lender has the right to foreclose on the collateral and through its ownership of the property-owning entity become the owner of the underlying property.

Convertible Mortgages

A convertible mortgage is a mortgage loan coupled with an option to purchase the underlying real estate. Although the SEC staff has not taken a position with respect to convertible mortgages, we intend to treat a convertible mortgage as two assets: a mortgage and an option. We will value the mortgage as though the option did not exist and treat it as either a Qualifying Asset or a Real Estate Related Asset according to the positions set forth above. We will assign the option an independent value and treat the option as a Real Estate Related Asset.

Fund-Level or Corporate-Level Debt

If one of our subsidiaries provides financing to an entity that is primarily engaged in the real estate business, we will treat such loan as a Real Estate Related Asset or a Miscellaneous Asset depending on the nature of the business and assets of the borrower.

Other Real Estate Related Loans

We will treat the other real estate related loans described in this prospectus, i.e., bridge loans, wraparound mortgage loans, construction loans, pre-development loans, land loans, investments in distressed debt and loans on leasehold interests, as Qualifying Assets if such loans are fully secured by real estate With respect to construction loans, we will treat only the amount outstanding at any given time as a Qualifying Asset or Real Estate Related Asset, depending upon whether the value of the property securing the loan at that time exceeds the outstanding loan amount plus any amounts owed on loans senior or equal in priority to our construction loan.

Real Estate Related Debt Securities

We will treat a residential or commercial mortgage-backed security as a Qualifying Asset if the certificate represents all of the beneficial interests in a pool of mortgages, referred to as a “whole pool” certificate. However, we expect to treat a partial pool certificate as a Real Estate Related Asset unless counsel advises us that the SEC’s Division of Investment Management has provided guidance (whether formal or informal) that a partial pool certificate may be treated as a Qualifying Asset and that our partial pool certificate meets the criteria stipulated by the SEC.

We do not generally expect investments in CDOs to be Qualifying Assets. We will treat a CDO investment as a Real Estate Related Asset if the entity that issues the CDOs primarily owns debt obligations related to real estate.

Joint Venture Interests

When measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, we will calculate asset values on an unconsolidated basis, which means that when assets are held through another entity, we will treat the value of our interest in the entity as follows:

1.	If we own less than a majority of the voting securities of the entity, then we will treat the value of our interest in the entity as Real Estate Related Assets if the entity engages in the real estate business, such as a REIT relying on Section 3(c)(5)(C), and otherwise as Miscellaneous Assets.

2.	If we own a majority of the voting securities of the entity, then we will allocate the value of our interest in the entity among Qualifying Assets, Real Estate Related Assets and Miscellaneous Assets in proportion to the entity’s ownership of Qualifying Assets, Real Estate Related Assets and Miscellaneous Assets.

3.	If we are the general partner or managing member of a entity, then (i) we will treat the value of our interest in the entity as in item 2 above if we are actively involved in the management and operation of the venture and our consent is required for all major decisions affecting the venture and (ii) we will treat the value of our interest in the entity as in item 1 above if we are not actively involved in the management and operation of the venture or our consent is not required for all major decisions affecting the venture.

Absence of No-Action Relief

If certain of our subsidiaries fail to own a sufficient amount of Qualifying Assets or Real Estate Related Assets, we could be characterized as an investment company. We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act on which we and our subsidiaries intend to rely. To the extent that the SEC’s Division of Investment Management provides more specific or different guidance regarding the treatment of assets as Qualifying Assets or Real Estate Related Assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC’s Division of Investment Management could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Disclosure Policies with Respect to Future Probable Acquisitions

As of the date of this prospectus, we have not acquired or contracted to acquire any specific assets. Affiliates of our advisor are continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other programs sponsored by Resource Real Estate. While this public offering is pending, if we believe that a reasonable probability exists that we will acquire a material asset, including assets the purchase price of which exceeds 10% of our total assets (based on our most recent balance sheet that gives effect to any previous acquisitions that were probable or completed since the date of the last balance sheet), this prospectus will be supplemented to disclose the probability of acquiring the asset. We expect that this will normally occur upon the satisfaction or expiration of major contingencies in the applicable purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.

You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

Changes in Investment Objectives and Policies

You will have no voting rights with respect to the establishment, implementation or alteration of the investment objectives and our policies, all of which are the responsibility of our board of directors and advisor. However, we will not make any changes in the investment objectives and policies that would constitute a fundamental change without filing a post-effective amendment with the SEC describing such change in investment objectives and policies.

PLAN OF OPERATION

General

As of the date of this prospectus, we have not commenced operations. We are a recently formed Maryland corporation that intends to purchase a diversified portfolio of discounted U.S. commercial real estate and real estate related assets in order to generate gains to you from the potential appreciation in the value of the assets and to generate current income for you by distributing cash flow from our investments. We intend to acquire real estate related debt and equity that has been significantly discounted due to the effects of economic events and high levels of leverage, as well as stabilized properties that may benefit from extensive renovations that may increase their long-term values. We have a particular focus on operating multifamily assets, and we intend to target this asset class while also purchasing interests in other types of commercial property assets consistent with our investment objectives. Our targeted portfolio will consist of commercial real estate assets, principally (i) non-performing or distressed loans, including but not limited to first- and second-priority mortgage loans, mezzanine loans, B-Notes and other loans, (ii) real estate owned by financial institutions (“REO”), (iii) value-add multifamily rental properties, (iv) discounted investment-grade commercial mortgage-backed securities and

(v) other real estate related assets we purchase either directly or with a co-investor or joint venture partner. We may also make loans to third-parties secured by real estate assets. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. As of the date of this prospectus, we have not commenced operations nor have we identified any properties or other investments in which there is a reasonable probability that we will invest.

Resource Real Estate Opportunity Advisor is our advisor. Our advisor will manage our day-to-day operations and our portfolio of real estate assets. Our advisor also has the authority to make certain real estate related debt investment decisions, subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor will also provide asset-management, marketing, investor-relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ending December 31, 2009. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2009, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes thereafter.

Results of Operations

We were formed on June 3, 2009 and, as of the date of this prospectus, we have not commenced operations as we are in our organizational and development stage. We will not commence any significant operations until we have raised the minimum offering amount of $2,000,000 from persons who are not affiliated with us or our advisor. As we have not acquired any properties or other assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the multifamily residential housing industry and real estate generally, which may reasonably be expected to have a material impact on either capital resources or the revenues or incomes to be derived from the operation of our assets.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to $750,000,000 in shares of common stock, $0.01 par value per share, at $10.00 per share. We are also offering up to $71,250,000 in shares of our common stock to be issued pursuant to our distribution reinvestment plan under which our stockholders may elect to have distributions reinvested in additional shares at $9.50 per share. We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase real estate investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks or other lenders, from proceeds from the sale of assets and from any undistributed funds from our operations. As of the date of this prospectus, we have not identified any additional sources of financing and have not made any investments in real estate or otherwise, and our total assets consist of $200,000 cash. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not sell any shares in this offering unless we raise a minimum of $2,000,000 in gross offering proceeds from persons who are not affiliated with us or our advisor. If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of property we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available or, if available, that the terms will be acceptable to us.

We currently have no outstanding debt. Once we have fully invested the proceeds of this offering, we expect our debt financing to be up to 75% of the cost of our real estate investments (before deducting depreciation or other non-cash reserves) plus the value of our other assets. Our charter does not limit us from incurring debt until our borrowings would exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets, though we may exceed this limit under certain circumstances.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and the dealer manager fee and payments to the dealer manager and our advisor for reimbursement of certain organization and offering expenses. However, our advisor has agreed to reimburse us to the extent that selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection or purchase of real estate investments, the management of our assets and costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and the dealer manager, see “Management Compensation.” The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and our conflicts committee.

Distributions

We have not paid any distributions as of the date of this prospectus. We intend to elect to be taxed as a REIT and to operate as a REIT beginning with our taxable year ending December 31, 2009. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We will make distributions in our sole discretion. Once we begin making distributions, we will declare daily distributions that will be paid on a monthly basis. We have not established a minimum distribution level.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Real Estate Assets

Depreciation. We will have to make subjective assessments as to the useful lives of our depreciable assets. These assessments will have a direct impact on our net income, because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis throughout the expected useful lives of these investments. We consider the period of future benefit of an asset to determine its appropriate useful life. We anticipate the estimated useful lives of our assets by class to be as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease

Real Estate Purchase Price Allocation. We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which we expect will range from one month to ten years.

We will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

We will also consider information obtained about each property as a result of our preacquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with a tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

Estimates of the fair values of the tangible and intangible assets will require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocation, which would impact the amount of our net income.

Valuation of Real Estate Assets. We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, we will assess the recoverability of the assets by estimating whether we will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis we do not believe that we will be able to recover the carrying value of the asset, we will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset.

Projections of future cash flows require us to estimate the expected future operating income and expenses related to an asset as well as market and other trends. The use of inappropriate assumptions in our future cash flows analyses would result in an incorrect assessment of our assets’ future cash flows and fair values and could result in the overstatement of the carrying values of our real estate assets and an overstatement of our net income.

Real Estate Loans Receivable

The real estate loans receivable will be recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that we will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, we would record a reserve for loan losses through a charge to income for any shortfall. Failure to recognize impairment would result in the overstatement of the carrying values of our real estate loans receivable and an overstatement of our net income.

Revenue Recognition

We will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and we will include amounts expected to be received in later years in deferred rents. We will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

We will make estimates of the collectibility of our tenant receivables related to base rents, including straight-line rentals, expense reimbursements and other revenue or income. We will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectibility of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on our net income because a higher bad debt reserve results in less net income.

The specific timing of a sale will be measured against various criteria in SFAS 66 related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, we will defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

Interest income from loans receivable will be recognized based on the contractual terms of the debt instrument. Fees related to any buy-down of the interest rate will be deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income. Closing costs related to the purchase of a loan receivable will be amortized over the term of the loan and accreted as an adjustment against interest income.

Distribution Policy

We will make distributions in our discretion. Once we begin making distributions, we will declare daily distributions that will be paid on a monthly basis. Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, to the extent permitted by Maryland law, we expect to use the proceeds from this offering or the proceeds from the issuance of securities in the future to pay distributions. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor’s deferral of its asset management fee, although we have no present intention to do so.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Income Taxes

We intend to elect to be taxed as a REIT under the Internal Revenue Code and intend to operate as such beginning with our taxable year ending December 31, 2009. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”). SFAS 165 requires an entity, which expects to widely distribute its financial statements to its shareholders and other users, to evaluate subsequent events through the issuance date of the respective financial statements. In addition, SFAS 165 requires companies to reflect in their financial statements the effects of subsequent events that provide additional evidence about conditions at the balance-sheet date (recognized subsequent events). The Statement prohibits companies from reflecting in their financial statements the effects of subsequent events that provide evidence about conditions that arose after the balance-sheet date (nonrecognized subsequent events), but requires information about the events to be disclosed if the financial statements would otherwise be misleading. These disclosures include the nature of the event and either an estimate of its financial effect or a statement that an estimate cannot be made. SFAS 165 is effective for interim and annual financial periods ending after June 15, 2009 and should be applied prospectively. The Company does not expect the adoption of SFAS 165 to have any material impact on its consolidated financial statements.

In April 2009, the FASB issued FASB Staff Position (“FSP”) SFAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“FSP 141(R)-1”). FSP FAS 141(R)-1 amends the provisions in Statement 141R for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. The FSP eliminates the distinction between contractual and noncontractual contingencies, including the initial recognition and measurement criteria, in Statement 141R and instead carries forward most of the provisions in FASB Statement No. 141, Business Combinations, for acquired contingencies. The FSP also amends the subsequent measurement and accounting guidance, and disclosure requirements in Statement 141R. No subsequent accounting guidance is provided in the FSP, and the Board expects an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. The FSP is effective for contingent assets or contingent liabilities acquired in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We will evaluate the impact of FSP 141 (R)-1 on our consolidated financial statements in the event future business combinations are consummated.

In April 2008, the FASB issued FSP No. 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”). FSP 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, Goodwill and Other Intangible Assets. This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. FSP 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. Early adoption is prohibited. The Company does not expect the adoption of FSP 142-3 to have any material impact on its consolidated financial statements.

In February 2008, the FASB issued FSP No. SFAS 157-2, “Effective Date of FASB Statement No. 157,” (FSP SFAS 157-2). FSP SFAS 157-2 amends SFAS 157, to delay the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis. For items within its scope, FSP SFAS 157-2 defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The Company is in the process of determining what effect, if any, the adoption of FSP SFAS 157-2 will have on its consolidated financial statements.

In October 2008, the FASB issued FSP No. SFAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP 157-3”) which clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 for financial assets carried at fair value, and years beginning after November 15, 2008 for non-financial assets not carried at fair value. The Company is in the process of determining what effect, if any, the adoption of FSP SFAS 157-3 will have on its consolidated financial statements.

In April 2009, the FASB issued FSP No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP 157-4”) amends SFAS No. 157 and provides additional guidance for estimating fair value in accordance with SFAS No. 157 when the volume and level of activity for the asset and liability have significantly decreased, as well as provides guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual periods ending after June 15, 2009. The Company is in the process of determining what effect, if any, the adoption of FSP SFAS 157-4 will have on its consolidated financial statements.

In April 2009, the FASB issued FSP SFAS 107-1/APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP 107-1”). FSP FAS 107-1 amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. This FSP applies to all financial instruments within the scope of Statement 107 held by publicly traded companies, as defined by APB 28, and requires that a publicly traded company shall include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. FSP 107-1 shall be effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. We are in the process of determining what effect, if any; the adoption of FSP SFAS 107-1 will have on our consolidated financial statements.

PRIOR PERFORMANCE SUMMARY

The information presented in this Prior Performance Summary and in the Prior Performance Tables included in this prospectus as Exhibit A represents the summary historical experience of real estate programs sponsored by Resource Real Estate our sponsor (or by Resource America, our sponsor’s ultimate parent company) through May 31, 2009, except for Table III, which is through December 31, 2008. We define such a program as a fund in which passive investors pool their money and rely on the efforts of Resource Real Estate or Resource America and their affiliates to manage the fund and to acquire real estate that was not identified at the time of the commencement of the Fund’s offering. Investors in our company should not assume that they will experience returns comparable to those experienced by investors in these prior real estate programs.

From 2002 through May 31, 2009, Resource Real Estate sponsored eight real estate investment programs and co-sponsored two additional real estate investment programs with an unaffiliated third party. These ten programs were formed for the purpose of acquiring and operating commercial and residential real estate properties, primarily consisting of multifamily apartment properties as well as retail, office and industrial properties in the United States. All but one of the programs are private programs that have no public reporting requirements. All of the programs have investment objectives similar to our own. From 1997 through May 31, 2009, Resource America, Inc., the ultimate parent of Resource Real Estate, had sponsored two publicly traded REITs. We do not include the Resource America-sponsored REITs in this summary or in the related prior performance tables because they do not invest primarily in real estate; rather, they invest primarily in commercial mortgage-backed securities, mezzanine loans, mortgages and other real estate related debt securities.

From inception through May 31, 2009, the public real estate program referenced above raised gross offering proceeds of $35,000,000 from 578 investors (excluding Resource Capital Partners’ investment). Through May 31, 2009, the public real estate program purchased interests in five real estate properties for a total investment of $60,300,000. All of the properties are multifamily residential and none of the properties were newly constructed when purchased. As of May 31, 2009, none of these interests in real estate properties had been sold.

From inception through May 31, 2009, the private programs referenced above raised gross offering proceeds of $161,882,843 from 2,602 investors. Through May 31, 2009, the private programs purchased interests in 37 real estate properties for a total investment of $378,515,500. All of the 37 properties purchased were multifamily residential and none of the properties were newly constructed when purchased. As of May 31, 2009, one of these real estate properties had been sold.

Acquisition Summary

Between 2003 and May 31, 2009, Resource Real Estate and its affiliates sponsored or co-sponsored programs acquired 42 properties, all of which were multifamily residential properties. Information regarding the location of each property is summarized below.

Public Programs

Location	No. of Properties
Maine	2
Texas	3

Total	5

Private Programs

Location	No. of Properties
Arkansas	6
California	3
Georgia	4
Kansas	4
Kentucky	1
Maine	1
New Mexico	3
North Carolina	1
Pennsylvania	1
Tennessee	1
Texas	12

Total	37

All Programs – Method of Financing at Acquisition	No. of Properties
All debt	0
All cash	0
Combination of cash and debt	42

Total	42

For more detailed information regarding acquisitions, please see Table VI contained in Part II of the registration statement, which is not part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

Public Programs

Resource Real Estate Investors 6, L.P.

Resource Real Estate Investors 6, L.P., or RREI VI, is a Delaware limited partnership formed on July 26, 2007 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI VI sold 3,508,814 units to 578 investors (excluding Resource Capital Partners’ investment) in a private placement offering, which began on October 1, 2007 and ended on May 19, 2008 and raised $35,000,000 (excluding Resource Capital Partners’ investment) of gross offering proceeds. Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI VI since its inception. Please see Table III. Annual Operating Results of Prior Real Estate Programs under Exhibit A “Prior Performance Tables” to this prospectus.

During 2008 RREI VI exceeded 500 security holders and had assets of more than $10,000,000, which combination triggered its obligation to file a registration statement with the SEC. The required Form 10 registration statement for RREI VI was timely filed on April 30, 2009. Pursuant to Section 12(g)(1) of the Exchange Act, the Form 10 went effective by lapse of time on June 29, 2009.

As of May 31, 2009, RREI VI had purchased five properties, amounting to a total investment by RREI VI of $60,300,000 (RREI VI’s purchase price, including RREI VI’s aggregate share of debt financing at acquisition). Of the five properties, three were in Texas and two were in Maine. As of May 31, 2009, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of May 31, 2009, RREI VI owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price(1)	Share of Mortgage Debt at Purchase	No. of Units	Location
Memorial Towers	100.0%	12/18/07	$9,250,000	$7,400,000	112	Houston, TX
Villas of Henderson Pass	100.0%	12/27/07	$13,350,000	$10,800,000	228	San Antonio, TX
Foxcroft	100.0%	01/29/08	$12,000,000	$8,760,000	104	Scarborough, ME
Coach Lantern	100.0%	01/29/08	$10,800,000	$7,884,000	90	Scarborough, ME
Park Hill	100.0%	02/29/08	$14,900,000	$10,430,000	288	San Antonio, TX

(1)	Purchase price does not include acquisition costs.

RREI VI is subject to upfront commissions, fees and expenses associated with its offering and it has fee arrangements with Resource Real Estate and its affiliates. Please see Table I. Experience in Raising and Investing Funds and Table II. Compensation to Sponsor under Exhibit A “Prior Performance Tables” to this prospectus.

Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with RREI VI, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to the Form 10-K. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that RREI VI files electronically with the SEC.

Private Programs

Over the 10-year period ending May 31, 2009, Resource Real Estate and its affiliates sponsored seven private real estate investment programs and co-sponsored two additional private real estate investment programs. The first of these programs was formed in 2002. Each of the nine real estate programs are described below. Please see Table III. Annual Operating Results of Prior Real Estate Programs under Exhibit A “Prior Performance Tables” to this prospectus.

As of May 31, 2009, no private program had liquidated all of its assets.

SR Real Estate Investors, L.P. and SR Real Estate Investors II, L.P.

SR Real Estate Investors, L.P. (“SR I”) is a Delaware limited partnership formed on October 9, 2002 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. SR Real Estate Investors II, L.P. (“SR II”) is a Delaware limited partnership formed on September 5, 2003 for the same purposes as SR I. Resource Real Estate was the co-sponsor of both programs and its affiliates have served as the manager of both programs since their inception. SR I issued 800 units to 156 investors in a private placement offering, which began on October 28, 2002 and ended on April 15, 2003 and raised $19,200,000 of gross offering proceeds (excluding the investment by Resource Capital Partners). SR II issued 782 units to 88 investors in a private placement offering, which began on September 15, 2003 and ended on May 31, 2004 and raised $4,050,000 of gross offering proceeds (excluding the investment by Resource Capital Partners). Resource Real Estate and Sage Real Estate Advisors have served as co-sponsors of SR I and SR II since its inception. On June 30, 2006, AR Real Estate Investors, LLC (“AR”) acquired 99.9% of the limited partnership interests of SR I and SR II. Effective July 1, 2006, SR I and SR II were consolidated into AR. Resource Capital Partners, Inc., an affiliate of the sponsor, is the managing member of AR and owns 10% of AR.

As of May 31, 2009, SR I and SR II (now AR) had acquired interests in six properties. As of May 31, 2009, one of these properties had been sold. The properties, which are described below, are all multifamily residential properties. The five remaining properties are located in Texas, Pennsylvania, Kentucky, New Mexico and California and amounted to a total investment by AR of $85,934,000 (AR’s aggregate share of purchase price, including AR’s aggregate share of debt financing at acquisition).

As of May 31, 2009, AR owned interests in the following properties:

Property Name	Ownership Interest		Purchase Date	Share of Purchase Price(1)	Share of Mortgage Debt at Purchase	No. of Units		Location
Tanglewood Court	100.0	%(2)	06/18/03	$36,200,000	$32,500,000	634		Houston, TX
Nittany Pointe	100.0%		03/31/03	$14,750,000	$12,750,000	624	(3)	Altoona, PA
Chinoe Creek	100.0%		05/12/03	$18,050,000	$14,700,000	356		Lexington, KY
Summit	100.0%		12/16/03	$11,775,000	$9,400,000	170		Albuquerque, NM
Portland Courtyard	90.0	%(4)	09/11/03	$5,159,000	$4,560,000	48		Los Angeles, CA

(1)	Purchase price does not include acquisition costs.
(2)	Tanglewood was originally owned 80% by AR and 20% by third parties. On February 29, 2008, AR acquired the 20% interest owned by the third parties.
(3)	Nittany Pointe is a student housing complex with 156 units containing 624 beds, which is rented per bed.
(4)	An unaffiliated third party owns the other 10%.

As of May 31, 2009, SR I and SR II had sold their interests in the following property:

Property Name	Date of Purchase	Date of Sale	Ownership Interest(1)	Gain (Loss) on Sale
Summerview	06/22/04	07/15/05	51.6%	$1,687,000

(1)	Resource Real Estate Investors, L.P. owned 18%, an affiliated entity owned 20.4% and an unaffiliated entity owned 10%.

Resource Real Estate Investors, L.P.

Resource Real Estate Investors, L.P. (“RREI I”) is a Delaware limited partnership formed on January 30, 2004 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI I issued 738,655 units to 135 investors in a private placement offering, which began on May 3, 2004 and ended on December 31, 2004 and raised $7,300,000 of gross offering proceeds (excluding the investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI I since its inception. Please see Table III. Annual Operating Results of Prior Real Estate Programs under Exhibit A “Prior Performance Tables” to this prospectus.

As of May 31, 2009, RREI I had purchased interests in four properties. As of May 31, 2009, one of these properties has been sold. The properties, which are described below, are all multifamily residential properties. Of the four properties, two were in California, one was in North Carolina and one was in New Mexico and amounted to an investment by RREI I of $19,672,500 (RRE I’s aggregate share of purchase price, including RRE I’s aggregate share of debt financing at acquisition).

As of May 31, 2009, RREI I owned interests in the following properties:

Property Name	Ownership Interest		Purchase Date	Share of Purchase Price(1)	Share of Mortgage Debt at Purchase	No. of Units		Location
Falls at Duraleigh(2)	51.0%		12/21/04	$9,307,500	$7,905,000	396		Raleigh, NC
Avalon	90.0	%(4)	01/06/05	$5,265,000	$5,000,000	72	(3)	Los Angeles, CA
Sage Canyon	100.0%		3/31/05	$5,100,000	$4,320,000	105		Albuquerque, NM

(1)	Purchase price does not include acquisition costs.
(2)	Resource Real Estate Investors II, L.P., an affiliated private program owns the other 49%.
(3)	Avalon is a student housing complex with 15 units containing 72 beds, which is rented per bed.
(4)	An unaffiliated third party owns the other 10%.

As of May 31, 2009, RREI I had sold its interest in the following property:

Property Name	Date of Purchase	Date of Sale	Ownership Interest	Gain (Loss) on Sale
Summerview	06/22/04	07/15/05	18.0%	$500,000

(1)	SR I and SR II owned 51.6%, an affiliated entity owned 20.4% and an unaffiliated entity owned 10%.

Resource Real Estate Investors II, L.P.

Resource Real Estate Investors II, L.P. (“RREI II”) is a Delaware limited partnership formed on February 3, 2005 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI II issued 1,362,222 units to 270 investors in a private placement offering, which began on February 15, 2005 and ended on July 15, 2005 and raised $13,458,888 of gross offering proceeds (excluding the investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI II since its inception. Please see Table III. Annual Operating Results of Prior Real Estate Programs under Exhibit A “Prior Performance Tables” to this prospectus.

As of May 31, 2009, RREI II had purchased interests in seven properties, amounting to an investment by RREI II of $35,996,000 (RRE II’s aggregate share of purchase price, including RRE II’s aggregate share of debt financing at acquisition). Of the seven properties, four were in Arkansas, one was in New Mexico, one was in North Carolina and one was in Kansas. As of May 31, 2009, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of May 31, 2009, RREI II owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price(1)	Share of Mortgage Debt at Purchase	No. of Units	Location
Falls at Duraleigh(2)	49.0%	12/21/04	$8,942,000	$7,595,000	396	Raleigh, NC
Cuestas	100.0%	03/31/05	$7,300,000	$5,680,000	104	Las Cruces, NM
Oak Park(3)	25.3%	06/30/05	$8,004,000	$6,079,000	511	Lenexa, KS
Berkley(4)	25.0%	09/22/05	$2,849,000	$2,183,000	252	Little Rock, AR
Fairfield(4)	25.0%	09/22/05	$3,812,000	$2,920,000	337	Little Rock, AR
Pleasant Pointe(4)	25.0%	09/22/05	$2,703,000	$2,070,000	259	Little Rock, AR
Valley Crossing(4)	25.0%	09/22/05	$2,386,000	$1,827,000	211	Little Rock, AR

(1)	Purchase price does not include acquisition costs.
(2)	Resource Real Estate Investors, L.P., an affiliated private program, owns the other 51%.
(3)	Unaffiliated tenant-in-common owners own the other 74.7%.
(4)	Unaffiliated tenant-in-common owners own the other 75%.

Resource Real Estate Investors III, L.P.

Resource Real Estate Investors III, L.P. (“RREI III”), is a Delaware limited partnership formed on July 19, 2005 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI III issued 2,379,831 units to 422 investors in a private placement offering, which began on August 18, 2005 and ended on June 16, 2006 and raised $23,750,000 of gross offering proceeds (excluding the investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI III since its inception. Please see Table III. Annual Operating Results of Prior Real Estate Programs under Exhibit A “Prior Performance Tables” to this prospectus.

As of May 31, 2009, RREI III had purchased interests in six properties, amounting to an investment by RREI III of $61,800,000 (RRE III’s aggregate share of purchase price, including RRE III’s aggregate share of debt financing at acquisition). Of the six properties, three were in Texas, two were in Kansas and one was in Georgia. As of May 31, 2009, none of these properties have been sold. The properties, which are described below, are all multifamily residential properties.

As of May 31, 2009, RREI III owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price(1)	Share of Mortgage Debt at Purchase	No. of Units	Location
Highland Park(2)	25.0%	11/30/05	$6,006,000	$4,880,000	370	Overland Park, KS
Lodge at Overland(2)	25.0%	11/30/05	$8,294,000	$6,740,000	548	Overland Park, KS
Santa Fe	100.0%	01/27/06	$9,800,000	$8,080,000	272	El Paso, TX
Foxglove	100.0%	01/27/06	$7,400,000	$6,000,000	178	El Paso, TX
Howell Bridge	100.0%	09/20/06	$19,300,000	$12,900,000	256	Duluth, GA
Grove at White Oak	100.0%	09/28/06	$11,000,000	$9,000,000	156	Houston, TX

(1)	Purchase price does not include acquisition costs.
(2)	Unaffiliated tenant-in-common owners own the other 75%.

Resource Real Estate Investors IV, L.P.

Resource Real Estate Investors IV, L.P. (“RREI IV”) is a Delaware limited partnership formed on May 26, 2006 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI IV issued 2,834,940 units to 481 investors in a private placement offering, which began on July 17, 2006 and ended on December 31, 2006 and raised $28,268,716 of gross offering proceeds (excluding the investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI IV since its inception. Please see Table III. Annual Operating Results of Prior Real Estate Programs under Exhibit A “Prior Performance Tables” to this prospectus.

As of May 31, 2009, RREI IV had purchased interests in six properties, amounting to an investment by RREI IV of $56,166,000 (RRE IV’s aggregate share of purchase price, including RRE IV’s aggregate share of debt financing at acquisition). Of the six properties, four were in Texas, one was in Kansas and one was in Tennessee. As of May 31, 2009, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of May 31, 2009, RREI IV owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price(1)	Share of Mortgage Debt at Purchase		No. of Units	Location
Regents Center(2)	21.0%	03/31/06	$7,770,000	$5,050,500		424	Overland Park, KS
Heritage Lake(3)	51.4%	11/22/06	$13,121,000	$8,322,330		262	Knoxville, TN
Wyndham(4)	60.0%	12/18/06	$10,725,000	$7,953,000	(5)	448	Houston, TX
Westchase Crossing(4)	60.0%	12/18/06	$8,775,000	$6,507,000	(5)	366	Houston, TX
Wind Tree	100.0%	02/28/07	$8,925,000	$7,140,000		256	El Paso, TX
Pear Tree	100.0%	03/30/07	$6,850,000	$5,480,000		156	El Paso, TX

(1)	Purchase price does not include acquisition costs.
(2)	Unaffiliated tenant-in-common owners own the other 79%.
(3)	Unaffiliated tenant-in-common owners own the other 48.6%.
(4)	Unaffiliated tenant-in-common owners own the other 40%.
(5)	The same mortgage loan is secured by both Westchase Crossing and Wyndham.

Resource Real Estate Investors V, L.P.

Resource Real Estate Investors V, L.P. (“RREI V”) is a Delaware limited partnership formed on January 26, 2007 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI V issued 3,333,202 units to 491 investors in a private placement offering, which began on February 19, 2007 and ended on September 21, 2007 and raised $33,247,781 of gross offering proceeds (excluding investment by Resource Capital Partners). Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI V since its inception. Please see Table III. Annual Operating Results of Prior Real Estate Programs under Exhibit A “Prior Performance Tables” to this prospectus.

As of May 31, 2009, RREI V had purchased interests in five properties, amounting to an investment by RREI V of $67,947,000 (RRE V’s aggregate share of purchase price, including RRE V’s aggregate share of debt financing at acquisition). Of the five properties, two were in Arkansas, two were in Georgia and one was in Texas. As of May 31, 2009, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of May 31, 2009, RREI V owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price(1)	Share of Mortgage Debt at Purchase		No. of Units	Location
Chenal Lakes(2)	51.0%	05/10/07	$17,232,747	$13,872,000	(3)	456	Little Rock, AR
Brightwaters(2)	51.0%	05/10/07	$8,114,253	$6,528,000	(3)	256	Little Rock, AR
Magnolia Villas	100.0%	06/28/07	$11,300,000	$9,040,000		144	Savannah, GA
West Wind Landing	100.0%	06/28/07	$18,600,000	$14,880,000		192	Savannah, GA
Ryan’s Crossing	100.0%	09/28/07	$12,700,000	$8,255,000		248	El Paso, TX

(1)	Purchase price does not include acquisition costs.
(2)	Unaffiliated tenant-in-common owners own the other 49%.
(3)	The same mortgage loan is secured by both Chenal Lakes and Brightwater.

Resource Real Estate Investors 7, L.P.

Resource Real Estate Investors 7, L.P. (“RREI VII”) is a Delaware limited partnership formed on March 28, 2008 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. RREI VII issued 2,474,985 units to 467 investors in a private placement offering, which began on June 16, 2008 and is currently still open. RREI has raised $24,694,650 of gross offering proceeds (excluding investment by Resource Capital Partners) as of May 31, 2009. Resource Real Estate has served as the sponsor and its affiliate has served as the manager of RREI VII since its inception. Please see Please see Table III. Annual Operating Results of Prior Real Estate Programs under Exhibit A “Prior Performance Tables” to this prospectus.

As of May 31, 2009, RREI VII had purchased interests in five properties, amounting to an investment by RREI VII of $51,300,000 (RRE VII’s aggregate share of purchase price, including RRE VII’s aggregate share of debt financing at acquisition). Of the five properties, three were in Texas, one was in Maine and one was in Georgia. As of May 31, 2009, none of these properties had been sold. The properties, which are described below, are all multifamily residential properties.

As of May 31, 2009, RREI VII owned interests in the following properties:

Property Name	Ownership Interest	Purchase Date	Share of Purchase Price(1)	Share of Mortgage Debt at Purchase	No. of Units	Location
Tamarlane(2)	100.0%	7/31/08	$12,250,000	$9,925,000	115	Portland, ME
Bent Oaks	100.0%	12/10/08	$7,650,000	$6,120,000	146	Austin, TX
Woodhollow	100.0%	12/12/08	$6,550,000	$5,240,000	108	Austin, TX
Cape Cod	100.0%	12/10/08	$8,150,000	$6,362,000	212	San Antonio, TX
Woodland Hills	100.0%	12/19/08	$16,700,000	$13,590,000	228	Decatur, GA

(1)	Purchase price does not include acquisition costs.
(2)	On April 23, 2008, an affiliate of our sponsor acquired 100% ownership interest in Tamarlane. On July 31, 2008, RREI VII acquired Tamarlane from this affiliate.

Resource Real Estate Opportunity Fund L.P.

Resource Real Estate Opportunity Fund, L.P. (“Opportunity Fund”) is a Delaware limited partnership formed on December 23, 2008 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified real estate investments. Opportunity Fund issued 794,596 units to 92 investors in a private placement offering, which began on January 19, 2009 and is still currently open. Opportunity Fund has raised $7,912,808 of gross offering proceeds as of May 31, 2009. Resource Real Estate has served as the sponsor and its affiliate has served as the manager of Opportunity Fund since its inception.

As of May 31, 2009, Opportunity Fund had not purchased any assets and therefore had no annual operating results.

Adverse Business Developments or Conditions

The recession that began in the United States in December 2007 has impacted performance of properties in the public and private funds by creating an environment in the multifamily industry that has made it more difficult to increase rental rates to planned levels and by increasing vacancy rates during periods of unprecedented nationwide job losses. In addition to the pressures placed upon the properties during a period of global economic contraction, prior to the creation of Resource Residential and deployment of its Experienced-Based Property Management Strategy, weaker third party property management impacted the performance of the properties in the public and private funds. Prior to the fourth quarter of 2007, Resource Real Estate exclusively hired third party property managers to manage the fund’s properties. Third party property managers are generally weaker than in-house property managers due to the fact that they do not have the same compensation incentive to meet an owner’s goals and projections. By relying on third party management, it took longer to stabilize occupancy in properties after acquisition than was expected. Starting in the fourth quarter of 2007, Resource Real Estate formed a new subsidiary, Resource Real Estate Management, Inc., d/b/a Resource Residential, to be the property manager of all of the properties owned by its funds in order to better control the performance of the properties. See Investment Objectives and Policies—Real Estate Asset Management Strategy—Experienced-Based Multifamily Management Strategy. Finally, operating cash flow available after distributions has been affected by timing issues with rent collection and the payment of expenses such as real estate taxes under appeal, causing either excess or deficit cash flows after distributions for a given period.

For some of those private and public programs detailed below and as noted in Prior Performance Table III, in some circumstances, mainly due to the reasons discussed above and as is typical in the early years for a real estate fund, some Resource Real Estate-sponsored programs had limited cash flow deficiencies so distributions to investors represented returns of capital. This is because the distributions to investors were in excess of cash generated from operations, sales and refinancings for the corresponding period. Cash deficiencies after cash distributions are shown on Prior Performance Table III.

The following lists adverse business developments for our investment programs: Distributions in RREI I have been funded in prior years from a combination of operating cash flow, sale proceeds and reserves through January 2008 and since that date from operating cash flow and advances from its general partner. Distributions in RREI II had been funded from a combination of operating cash flow and reserves. Distributions in RREI III had been funded from a combination of operating cash flow and reserves. Cash flow deficiencies occurred at one of the fund properties due to third party property management that did not meet our high standards prior to 2008 and the delay in receiving tax refunds from tax appeals on 2 fund properties located in Texas. As of July, 2009 and February, 2009, RREI III had funded distributions solely from operating cash flow. Distributions in RREI IV had been funded from a combination of operating cash flow and reserves. Cash flow deficiencies occurred within RREI IV due to third party property management that did not meet our high standards prior to 2008 and the delay in receiving tax refunds from tax appeals on 2 properties located in Texas. As of March, 2009, RREI IV had funded distributions solely from operating cash flow. Distributions in RREI V had been funded from a combination of operating cash flow and reserves. Cash flow deficiencies have occurred at some of the properties in the fund due to poor third party property management that did not meet our high standards prior to 2008. As of May 2009 and February 2009, RREI V had funded distributions solely from operating cash flow. Finally, distributions in RREI VI had been funded from a combination of operating cash flow and reserves. Cash flow deficiencies have occurred due to a drop in occupancy at one of the fund properties due to sizable layoffs at a large employer located across the street from that property. Cash flow deficiencies are expected to continue also due to the recent restructuring of a subordinated debt investment held by the fund that was in default.

Excess operating cash flow after distributions may be retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from the anticipated or unanticipated rent shortfalls. Subsequent to the quickening of the global and national economic contraction in late 2008, a more conservative distribution policy was enacted for many of our private and public programs. As a part of our more conservative distribution policies, monthly distributions were reduced to 3% for RREI I, RREI II, RREI III, RREI IV and RREI V in January 2009. Excess cash flow after distributions each month was retained by each of those programs as reserves to fund anticipated and unanticipated future expenditures or to cover anticipated and unanticipated reductions in cash flow. Where distributions are made that exceed the cash flow generated from operations of the programs, the distributions are made either from cash reserves held by the program to be used for distributions or loans from Resource Capital Partners, Inc. or its affiliates.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. The law firm of DLA Piper LLP (US) has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Resource Real Estate Opportunity REIT, Inc.,” “we,” “our” and “us” mean only Resource Real Estate Opportunity REIT, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we and our subsidiaries and affiliates will operate in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “—Taxation of Resource Real Estate Opportunity REIT, Inc. —Taxable Mortgage Pools and Excess Inclusion Income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Resource Real Estate Opportunity REIT, Inc.

We intend to elect to be taxed as a REIT, commencing with our taxable year ending December 31, 2009. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT.

The law firm of DLA Piper LLP (US), acting as our tax counsel in connection with this offering, will render an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ended December 31, 2009. It must be emphasized that the opinion of DLA Piper LLP (US) will be based on various assumptions relating to our organization and operation and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued and will not cover subsequent periods. Counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

For tax years through 2010, most domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a REMIC), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below. “Disqualified organizations” are any organization described in Section 860E(e)(5) of the Code, including: (i) the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; and (iv) certain other organizations.

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the subchapter C corporation.

•

The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7)	which elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(8)	which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, will be 2009). Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the common stock are described in “Description of Shares—Restrictions on Ownership of Shares.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our Operating Partnership, all of the Operating Partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit. If we own 100% of the equity interests in a CDO issuer or other securitization vehicle that is treated as a corporation for tax purposes, that CDO issuer or other securitization vehicle would be a qualified REIT subsidiary, unless we and the CDO issuer or other securitization vehicle jointly elect to treat the CDO issuer or other securitization vehicle as a TRS. It is anticipated that CDO financings we enter into, if any, will be treated as qualified REIT subsidiaries. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries (“TRSs”). A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of CDOs and/or other instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “—Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs, and gains from the sale of real estate assets, any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify, and as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of both gross income tests. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Note that a “significant modification” of a debt instrument will result in a new debt instrument which requires new tests of the value of the underlying real estate. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).

Interest, including original issue discount or market discount that we accrue on our real estate related debt investments generally will be qualifying income for purposes of both gross income tests. However, many of our investments will not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan as of a certain testing date, a portion of the income from that investment will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We and our subsidiaries may also invest in REMICs, and we may invest in other types of commercial mortgage-backed securities. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We may also hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loans is a party, along with one or more participants. The borrower on the underlying loans is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loans and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loans. The originator often retains a senior position in the underlying loans and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”

It is expected that we may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. Moreover, pursuant to our involvement in public-private joint ventures, other similar programs recently announced by the federal government, or otherwise, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value.

In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally we are not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on the disposition of the debt instrument may be treated as ordinary income rather than capital gain.

If we eventually collect less on a debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would potentially be an ordinary bad debt deduction (rather than capital loss) but this is not free from doubt, and may depend on the characteristics of the underlying obligation, and the amount of cash we collect on maturity, etc. Our ability to benefit from that bad debt deduction (or capital loss) would depend on our having taxable income (or capital gain) in that later taxable year. REITs may not carry back net operating losses, so this possible “income early, loss later” phenomenon could adversely affect us and our shareholders if it were persistent and in significant amounts.

Finally, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

We believe that most of the real estate related securities that we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or commercial mortgage-backed securities that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if either (i) declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration; or (ii) declared in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted for this purpose, and to provide a tax deduction for us, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•

loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

Certain Dividends Paid in Stock

Recent guidance issued by the Internal Revenue Service sets forth a safe harbor pursuant to which certain part-stock and part-cash dividends distributed by REITs for calendar years 2008 and 2009 will satisfy the REIT distribution requirements. Under the terms of this guidance, up to 90% of our distributions could be paid in shares of our common stock. If we make such a distribution, taxable stockholders would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions), to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, our stockholders generally would recognize taxable income in excess of the cash received and may be required to pay tax with respect to such dividends in excess of the cash received. Furthermore, with respect to non-U.S. stockholders (as defined in the Form 8-K Tax Disclosure), we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. We do not currently anticipate making any distribution in stock.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2010). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the tax apply to sales which qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP, which might be noncash accrued income, could be treated as excess inclusion income. Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT.

Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable for that year. Under recently issued IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. We are required to notify our stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of our excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “—Taxation of Stockholders.” To the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a TRS election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2010) for qualified distributions received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of Resource Real Estate Opportunity REIT, Inc. — Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Resource Real Estate Opportunity REIT, Inc. —Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “Taxation of Resource Real Estate Opportunity REIT, Inc. —Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 15% (through 2010) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2010) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (1) that is payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “—Taxation of Resource Real Estate Opportunity REIT, Inc. —Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will generally be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. If our stock constitutes a USRPI and we do not constitute a domestically controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of the outstanding stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours, is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income.

If excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, such as governmental investors, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxation of Resource Real Estate Opportunity REIT, Inc. —Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce an unacceptable amount of UBTI to the Benefit Plan (see “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Resource Real Estate Opportunity Advisor, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Resource Real Estate Opportunity Advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

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sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

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any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

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any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by employee benefit plans, including Benefit Plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Code, and any entity whose underlying assets include plan assets by reasons of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “Benefit Plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because this is a blind pool offering, we cannot assure you that we will be a real estate or venture capital operating company within the meaning of the Plan Asset Regulations.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Resource Real Estate Opportunity Advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, we intend to have our advisor prepare annual reports of the estimated value of our shares.

We expect that we will engage our advisor to value our shares, though in the future we may hire a third-party valuation firm for that purpose. For up to 18 months after we have completed our offering stage (sooner if required by any regulatory bodies or if necessary to assist broker-dealers who sell shares in this offering), our advisor has indicated that it intends to use the most recent price paid to acquire a share in the primary offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. Although this approach to valuing our shares represents the most recent price at which most investors are willing to purchase shares in this offering, this reported value is likely to differ from the price at which a stockholder could resell his or her shares because (i) there is no public trading market for the shares at this time; (ii) the estimated value does not reflect, and is not derived from, the fair market value of our properties and other assets, nor does it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from this primary offering is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition fees and expenses; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current disruptions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value does not take into account how developments related to individual assets may have increased or decreased the value of our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

When determining the estimated per share value of our shares by methods other than the last price paid to acquire a share in this offering, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. For these reasons, the estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of our shares, you should be aware of the following:

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the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SHARES

The following is a summary description of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter will provide that we may issue up to 1,010,050,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock, par value $0.01 per share, 50,000 shares are designated as convertible stock, par value $0.01 per share and 10,000,000 shares are designated as preferred stock, par value $0.01 per share. As of the date of this prospectus, we had 20,000 shares of our common stock outstanding, no shares of convertible stock outstanding and no shares of preferred stock outstanding. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our common stock, if and when authorized by our board of directors and declared by us out of funds legally available therefore, subject to any preferential rights of any preferred stock that we issue in the future. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares have any preference, conversion, exchange, sinking fund, redemption or appraisal rights. In the event of our liquidation, dissolutions or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all our known debts and other liabilities and subject to any preferential rights of holders of preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our common stock and except as may be specified otherwise in the terms of any class or series of our common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of our directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of our outstanding common shares can elect all of our directors and holders of less than a majority of such shares will be unable to elect any director.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to: Resource Real Estate Opportunity REIT, Inc., c/o Resource Real Estate Opportunity Advisor, LLC, One Crescent Drive, Suite 203, Philadelphia, Pennsylvania 19112.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Convertible Stock

Our authorized capital stock will include 50,000 shares of convertible stock, par value $0.0001 per share. Prior to the commencement of this offering, we will issue all of such shares to our advisor. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. Except for certain limited circumstances, we may not redeem all or any portion of the outstanding shares of convertible stock. The conversion of the convertible stock into common shares will result in dilution of the stockholders’ interests.

With certain limited exceptions, shares of convertible stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock is required for the adoption of any amendment, alteration or repeal of a provision of the charter that adversely changes the preferences, limitations or relative rights of the shares of convertible stock.

Upon the occurrence of (A) our making total distributions on the then outstanding shares of our common stock equal to the issue price of those shares (that is, the price paid for those shares) plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares; or (B) the listing of the shares of common stock for trading on a national securities exchange, each outstanding share of our convertible stock will convert into the number of shares of our common stock described below. Before we will be able to pay distributions to our stockholders equal to the aggregate issue price of our then outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares, we will need to sell a portion of our assets. Thus, the sale of one or more assets will be a practical prerequisite for conversion under clause (A) above.

Upon the occurrence of either such event, each share of convertible stock shall, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) the lesser of (i) 25% of the amount, if any, by which (1) the value of the company (determined in accordance with the provisions of the charter and summarized in the following paragraph) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (2) the sum of the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, or (ii) 15% of the amount, if any, by which (I) the value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (II) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by (B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of conversion upon the listing of our shares, the conversion of the convertible stock will not occur until the 31st trading day after the date of such listing. However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to each such triggering event described in the foregoing paragraph (an “advisory agreement termination”), then upon either such triggering event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor.

As used above and in our charter, “value of the company” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date of listing. If the holder of shares of convertible stock disagrees with the value determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties. The cost of such appraisal shall be shared evenly between us and our advisor.

Our charter provides that if we:

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reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares); or

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consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the above events occurs will continue to have the right to convert the convertible stock upon an event triggering conversion. After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock. This right will apply to successive reclassifications, recapitalizations, consolidations, and mergers until the convertible stock is converted.

Our board of directors will oversee the conversion of the convertible stock to ensure that any shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter and to evaluate the impact of the conversion on our REIT status. If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) shall be converted into a number of shares of common stock such that our REIT status would not be jeopardized. The conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a REIT. Any such deferral will not otherwise alter the terms of the convertible stock.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Distributions

We will make distributions in our discretion. Once we begin making distributions, we will declare daily distributions that will be paid on a monthly basis.

Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, to the extent permitted by Maryland law, we expect to use the proceeds from this offering or the proceeds from the issuance of securities in the future to pay distributions. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor’s deferral of its asset management fee, although we have no present intention to do so.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations — Taxation of Resource Real Estate Opportunity REIT, Inc. — Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after 2009, the first taxable year for which we will make an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

This limitation does not apply to the holder(s) of our convertible stock or the common stock issued upon conversion of our convertible stock. However, our board of directors may defer the timing of the conversion of all or a portion of our convertible stock if it determines that full conversion could jeopardize our qualification as a REIT under then applicable federal income tax laws and regulation. Any such deferral will not otherwise alter the terms of the convertible stock, and such stock will convert at the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a REIT.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the prohibited trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York Mellon Corporation.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common stockholders holding at least 10% of the shares entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of the board is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Section 2-604 of the Maryland General Corporation Law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares of common stock entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The term of our advisory agreement with our advisor will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our independent directors will annually review our advisory agreement with our advisor. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by the board of directors; or

•

by a stockholder who gives notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting.

Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business. The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders.

Inspection of Books and Records

As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares held by each of them. We will update this stockholder list at least quarterly and it will be available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights. Each common stockholder who receives a copy of the stockholder list shall keep such list confidential and shall sign a confidentiality agreement to the effect that such stockholder will keep the stockholder list confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the stockholder list.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/ or board, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose (such as to solicit the purchase of our shares) other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of (except solely by virtue of revocable proxy) would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, but does not include the acquisition of shares (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this subtitle, or (iii) under a merger, consolidation, or share exchange effected under the control share acquisition statute if the corporation is a party to the merger, consolidation, or share exchange.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of share of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Business Combinations

Under the Maryland General Corporation Law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers or issuances or reclassifications of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships and fill vacancies on the board. Our bylaws may be amended by our stockholders or the board of directors.

Tender Offer by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Securities Exchange Act of 1934, as amended, and provide the Company notice of such tender offer at least ten business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant stockholder’s shares and any shares acquired in such tender offer. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. Appendix C to this prospectus contains the full text of our distribution reinvestment plan as is currently in effect.

Eligibility

All of our common stockholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our distribution reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix B.

Election to Participate

You may elect to participate in the distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through the distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the distribution reinvestment plan on the monthly distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the distribution reinvestment plan.

The purchase price for shares purchased under the distribution reinvestment plan will initially be $9.50 per share. Once we establish an estimated value per share that is not based on the price to acquire a share in the primary offering, shares issued pursuant to our distribution reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in the primary offering no later than 18 months after the completion of our offering stage; however, the time frame before which we establish an estimated value per share may be different depending on regulatory requirements or if necessary to assist broker dealers who sell shares in this offering. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership.)

Account Statements

You or your designee will receive a confirmation of your purchases under the distribution reinvestment plan no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fees will be payable on shares sold under the distribution reinvestment plan. We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share redemption program;

•	capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties;

•	reserves required by any financings of our investments;

•	future funding obligations under any real estate loan receivable we acquire;

•	acquisition of assets, which would include payment of acquisition fees to our advisor (see “Management Compensation”); and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares that you acquire through the distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.

At least until we establish an estimated value per share not based on the last price paid to acquire a share in this offering (or future public offerings), we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, (ii) no secondary trading market for our shares will develop and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations — Taxation of Stockholders.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the distribution reinvestment plan. You may terminate your participation in the distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the distribution reinvestment plan. We will terminate your participation in the distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ written notice to the participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Share Redemption Program

Our board of directors has adopted a share redemption program that may enable you to sell your shares to us after you have held them for at least one year, subject to the significant conditions and limitations of the program. In its sole discretion, our board of directors could choose to terminate the program or to amend its provisions without stockholder approval. The purchase price for such shares redeemed under the redemption program will be as set forth below until we establish an estimated value per share of our common stock. We expect to establish an estimated value per share no later than 18 months after the completion of our offering stage; however, the time frame before which we establish an estimated value per share may be different depending on regulatory requirements or if necessary to assist broker-dealers who sell shares in this offering. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. We would report this redemption price to you in our annual report and the three quarterly reports that we publicly file with the SEC. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

Unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability” (as defined below) or redemptions sought upon a stockholder’s confinement to a long-term care facility (upon the conditions set forth below), the purchase price per share for shares redeemed under the redemption program will equal (1) prior to the time we establish an estimated value per share, the amount by which (a) the lesser of (i) 90% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock combinations, splits, recapitalizations and the like with respect to our common stock) or (ii) 90% of the offering price of shares in our most recent public primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or (2) after we establish an estimated value per share, the lesser of (i) 100% of the average issue price per share for all of your shares (as adjusted for any stock combinations, splits, recapitalizations and the like with respect to our common stock) or (ii) 90% of the estimated value per share, as determined by our advisor or another firm chosen for that purpose.

In the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of the Operating Partnership who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in the Operating Partnership. For a description of the exchange rights of the limited partners of the Operating Partnership, see “The Operating Partnership Agreement—Exchange Rights.”

Subject to the limitations described in this prospectus and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we will also waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the qualifying disability of a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder. Our board of directors reserves the right in its sole discretion at any time to (1) waive the one-year holding period in the event of other exigent circumstances affecting a stockholder such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program.

In addition, and subject to the conditions and limitations described below, we will redeem shares at the prices described below upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written notice within 270 days after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, these special redemption rights upon death do not apply.

Furthermore, and subject to the conditions and limitations described below, we will redeem shares at the prices described below held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, with a qualifying disability or upon confinement to a long-term care facility, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not preexisting on the date that the person became a stockholder or that the stockholder seeking redemption was not confined to a long-term care facility on the date the person became a stockholder. We must receive written notice within 270 days after the determination of such stockholder’s qualifying disability or, with respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, within 270 days of the earlier of (1) the one-year anniversary of the stockholder’s admittance to the long-term care facility or (2) the date of the determination of the stockholder’s indefinite confinement to the long-term care facility by a licensed physician. If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, these special redemption rights do not apply.

In order for a disability to entitle a stockholder to the special redemption terms described above (a “qualifying disability”), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special redemption terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above. However, where a stockholder requests the redemption of his or her share due to a disability, and such stockholder does not have a “qualifying disability” under the terms described above, our board of directors may redeem the stockholder’s shares in its discretion on the special terms available for a qualifying disability.

With respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, a “long-term care facility” shall mean an institution that: (1) either (a) is approved by Medicare as a provider of skilled nursing care or (b) is licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and (2) meets all of the following requirements: (a) its main function is to provide skilled, intermediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; and (e) its primary service is other than to provide housing for residents. Where a stockholder seeks redemption of his or her shares due to confinement to a long-term care facility, the stockholder must submit a written statement from a licensed physician certifying either (1) the stockholder’s continuous and continuing confinement to a long-term care facility over the course of the last year or (2) that the licensed physician has determined that the stockholder will be indefinitely confined to a long-term care facility. Notwithstanding the above, where a stockholder requests redemption of his or her shares due to confinement to a long-term care facility, and such stockholder does not meet the definition set forth above, our board of directors may redeem the stockholder’s shares in its discretion on the special terms available for confinement to a long-term care facility.

The purchase price per share for redemptions sought upon a stockholder’s death or qualifying disability or confinement to a long-term care facility (provided that the condition causing such qualifying disability was not preexisting on the date that such person became a stockholder or that the stockholder was not confined to a long-term care facility on the date the person became a stockholder), until we establish an estimated value per share of our common stock, will be equal to the amount by which (a) the average issue price per share for all of your shares (as adjusted for any stock combinations, splits, recapitalizations and the like with respect to the common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments. Thereafter, the purchase price will be the estimated value per share, as determined by our advisor or another firm chosen for that purpose.

Our share redemption program, including redemptions sought upon a stockholder’s death or disability or upon confinement of a stockholder to a long-term care facility, is available only for stockholders who purchase their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his or her shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be repurchased either (1) directly from us or (2) from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (ii) through a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

We will generally engage a third party to conduct a Uniform Commercial Code (“UCC”) search to ensure that no liens or encumbrances are held against the shares presented for redemption. We will cover the cost for these searches. Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

We intend to redeem shares quarterly under the program. We will not redeem in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the effective date of redemption. Our board of directors will determine at least quarterly whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous fiscal year. Our board of directors, in its sole discretion, may suspend implementation of, terminate or amend our share redemption program without notice at any time it determines that such suspension, termination or amendment is in our best interest. Our board may also reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure.”

A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we cannot accommodate a redemption request due to the foregoing limitations, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when the limitations no longer prevent redemption. Such pending requests will be honored among all requests for redemptions in any given redemption period, as follows: first, pro rata as to redemptions sought upon a stockholder’s death or disability or sought upon a stockholder’s confinement to a long-term care facility; next, pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under their IRAs; and, finally, pro rata as to other redemption requests. Our advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been met.

In general, a stockholder or his estate, heir or beneficiary may present to us fewer than all of the shares then owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. However, as little as 10% of your shares may be presented for redemption if your redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability, who is deemed by our board of directors to be permanently disabled or who is seeking redemption upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA;

provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares. Except in the case of redemptions due to a mandatory distribution under a stockholder’s IRA, we will treat a redemption request that would cause you to own fewer than 200 shares as a request to redeem all of your shares, and we will vary from pro rata treatment of redemptions as necessary to avoid having stockholders holding fewer than 200 shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the issue price per share of all shares owned by such stockholder through the dates of each redemption.

A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his or her shares due to a qualifying disability or confinement to a long-term care facility must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder’s disability or confinement to a long-term care facility. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.

The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by our board of directors of the availability of funds for redemption. The shares approved for redemption will accrue no distributions after the effective date of redemption. In making the determination of the availability of funds for redemption, our board of directors will consider only properly completed redemption requests that we received on or before the last day of the calendar month preceding the determination of the availability of funds for redemption. Payment for the shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of our directors’ action to determine the shares approved for redemption.

Subject to the restrictions in the Operating Partnership’s limited partnership agreement and any other applicable agreement, we may cause the Operating Partnership to offer to its limited partners (other than our subsidiaries) a partnership unit redemption program equivalent to our share redemption program. Any units redeemed under the partnership unit redemption program will be redeemed upon terms substantially equivalent to the redemption terms of our share redemption program and will be treated as shares for purposes of calculating the annual limitation on the number of shares that may be redeemed under our share redemption program.

Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. The shares we purchase under the share redemption program will be cancelled. Neither our advisor, nor any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations—Taxation of Stockholders.”

The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that the advisor, in its discretion, deems to be in our best interest.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(A)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor has held in us;

•

in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

Resource Real Estate Opportunity OP, LP, which we refer to as the Operating Partnership, is a newly formed Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, RRE Opportunity Holdings, LLC, is the sole limited partner of the Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the Operating Partnership.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of the offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest that will be held by our wholly owned subsidiary, RRE Opportunity Holdings, LLC; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the Operating Partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Capital Contributions

The partnership agreement will require us to contribute the proceeds of any offering of our shares of stock to the Operating Partnership as an additional capital contribution. If we did contribute additional capital to the Operating Partnership, we would receive additional partnership units and our percentage interest in the Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause the Operating Partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us. The Operating Partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the Operating Partnership, including priority over the partnership interests that we would own as a limited partner. If the Operating Partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

The partnership agreement will provide that, so long as we remain qualified as a REIT, the Operating Partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. We would also have the power to take actions to ensure that the Operating Partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in the Operating Partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement will provide that the Operating Partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our Operating Partnership would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares of common stock.

Similarly, the partnership agreement will provide that the Operating Partnership would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and the corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in the Operating Partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. Losses could not be passed through to our stockholders.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including partner loans, any remaining assets of the Operating Partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We will be the sole general partner of the Operating Partnership. As sole general partner, we generally would have complete and exclusive discretion to manage and control the Operating Partnership’s business and to make all decisions affecting its assets. Under the partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow or loan money;

•	originate loans;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the Operating Partnership with another entity.

Upon commencement of this offering, under the partnership agreement, we expect that the Operating Partnership would pay all of the administrative and operating costs and expenses it incurs in acquiring and operating real properties. The Operating Partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the Operating Partnership. Such expenses would include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the Operating Partnership would not reimburse would be costs and expenses relating to assets we may own outside of the Operating Partnership. We would pay the expenses relating to such assets directly.

Exchange Rights

We expect that the partnership agreement would also provide for exchange rights. We expect the limited partners of the Operating Partnership would have the right to cause the Operating Partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We generally would not be able to withdraw as the general partner of the Operating Partnership or transfer our general partnership interest in the Operating Partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (1) the holders of a majority of partnership units (including those we held) approved the transaction; (2) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (4) the successor entity contributed substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agreed to assume all obligations of the general partner of the Operating Partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in the Operating Partnership, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the units held by third-party limited partners.

PLAN OF DISTRIBUTION

General

We are publicly offering a minimum 200,000 shares and a maximum of 82,500,000 shares of our common stock on a “best efforts” basis through Chadwick Securities, Inc., our dealer manager. Because this is a “best efforts” offering, Chadwick Securities must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. We are offering up to 75,000,000 shares of common stock in our primary offering at $10 per share, with discounts available for certain categories of purchasers as described below. We are also offering up to 7,500,000 shares pursuant to our distribution reinvestment plan at a purchase price initially equal to $9.50 per share. Once we establish an estimated value per share that is not based on the price to acquire a share in the primary offering, shares issued pursuant to our distribution reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in the primary offering no later than 18 months after the completion of our offering stage; however, the time frame before which we establish an estimated value per share may be different depending on regulatory requirements or if necessary to assist broker dealers who sell shares in this offering. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership.)

We expect to sell the 75,000,000 shares offered in our primary offering over a two-year period. If we have not sold all of the primary offering shares within two years, we may continue this offering until                     . Under rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as                     . If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond these dates until we have sold 7,500,000 shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Our dealer manager, Chadwick Securities, registered as a broker-dealer with the SEC in April 2005, and this offering will be the fifth offering conducted by our dealer manager for Resource Real Estate-sponsored programs. Chadwick Securities is indirectly owned and controlled by Resource America and its principal business is to sell the securities of programs sponsored by affiliates of Resource America, including Resource Real Estate-sponsored programs. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management — Other Affiliates — Dealer Manager,” and “Conflicts of Interest — Affiliated Dealer Manager” and “— Certain Conflict Resolution Measures.”

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, Chadwick Securities will receive selling commissions of 7% of the gross offering proceeds for shares sold in our primary offering. The dealer manager will receive 3% of the gross offering proceeds for shares sold in our primary offering as compensation for acting as the dealer manager, except that a reduced dealer manager fee will be paid with respect to certain volume discount sales. We will not pay any selling commissions or dealer manager fees for shares sold under our distribution reinvestment plan. We will also reimburse the dealer manager for specified out-of-pocket offering-related costs as described below.

We expect the dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer.

We may also sell shares at a discount to the primary offering price of $10.00 per share through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”;

•

has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels in our primary offering, we will sell the shares at a 7% discount, or at $9.30 per share, reflecting that selling commissions will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels. Neither the dealer manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.

The dealer manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee. Our dealer manager may increase the amount of the reallowance in special cases. Whether the reallowance to any participating broker-dealer will exceed 1%, and the extent of any excess, will not depend on the actual amount of gross proceeds raised by that broker-dealer. Rather, the dealer manager expects that any decision to reallow more than 1% of gross offering proceeds from the dealer manager fee would be based solely on projected sales volume of at least $200 million on an annualized basis by the participating broker-dealer at the time it enters into a selling agreement and marketing fee agreement with the dealer manager. For volume discount sales of $3,000,000 or more, the dealer manager fee is reduced as set forth below. The amount of the dealer manager fee reallowed to a participating broker-dealer in that instance will be negotiated on a transaction by transaction basis. The marketing fee paid to participating broker-dealers would be paid by the dealer manager out of its dealer manager fee. In addition to selling commissions and marketing fees, and subject to the limits described below, we may reimburse the dealer manager and broker-dealers for bona fide invoiced due diligence expenses. We estimate this reimbursement will be approximately $825,000.

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and

Participating Broker-Dealer Compensation

Selling commissions (maximum)	$52,500,000
Dealer manager fee (maximum)	22,500,000
Total	$75,000,000

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and any additional expense reimbursements to our dealer manager and participating broker-dealers (excluding bona fide invoiced due diligence expenses), may not exceed 10% of our gross offering proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses (other than selling commissions and the dealer manager fee) incurred by us exceed 3.5% of our gross proceeds from the applicable offering, or 2.5% of our gross proceeds from the applicable offering if we sell more than $250,000,000 in gross offering proceeds through our primary offering. However, we expect our total organization and offering expenses to be approximately 1.35% of our gross offering proceeds, assuming we raise the maximum offering amount. Organization and offering expenses include only actual expenses incurred on our behalf and paid by us in connection with the offering.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

The dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to our directors, officers, business associates and others to the extent consistent with applicable laws and regulations. We will require all such purchasers to represent that they are purchasing shares for investment only and to enter into one-year lock-up agreements with respect to the purchased shares. The purchase price for such shares will be $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Purchases under this “friends and family” program will not count toward meeting the minimum offering threshold.

We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a purchase price of $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.

We are offering volume discounts to investors who purchase $1,000,000 or more of shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions and dealer manager fees we will pay will be reduced. Because the dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales will be reduced.

The following table shows the discounted price per share and the reduced selling commissions and dealer manager fees payable for volume sales of our shares.

Dollar Volume Shares Purchased			Sales Commissions (Based on $10.00 Price Per Share)	Dealer Manager Fee (Based on $10.00 Price Per Share)	Price Per Share to Investor
$0	to	$999,999	7.0%	3.0%	$10.00
$1,000,000	to	$1,999,999	6.0%	3.0%	$9.90
$2,000,000	to	$2,999,999	5.0%	3.0%	$9.80
$3,000,000	to	$3,999,999	4.0%	2.5%	$9.65
$4,000,000	to	$9,999,999	3.0%	2.0%	$9.50
$10,000,000	and above		2.0%	2.0%	$9.40

We will apply the reduced selling price, selling commission and dealer manager fee to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,450,000 ($9.80 per share), selling commissions of $125,000 and dealer manager fees of $75,000.

To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space. Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in sales commissions and/or the dealer manager fee, the volume discount will apply only to the current and future investments.

To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our distribution reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

Subscription Procedures

We will not sell any shares unless we raise a minimum of $2,000,000 by                      from persons who are not affiliated with us or our advisor. Until we have raised this amount, all subscription payments will be placed in an account held by the escrow agent, TD Bank, N.A., in trust for subscribers’ benefit, pending release to us. You are entitled to receive the interest earned on your subscription payment while it is held in the escrow account. Once we have raised the applicable minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares will be distributed to us and the escrow agent will disburse directly to you any interest earned on your subscription payment while it was held in the escrow account. If we do not raise at least $2,000,000 by                     , we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. We will not deduct any fees if we return funds from the escrow account. Different escrow procedures apply to Pennsylvania investors. Because of the higher minimum offering requirement for Pennsylvania investors, subscription payments made by Pennsylvania investors will not count toward the $2,000,000 minimum offering for all other jurisdictions. See “— Special Notice to Pennsylvania Investors” below.

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix B) for a specific number of shares and pay for the shares at the time of your subscription. Until such time as we have raised the minimum offering amount, you should make your check payable to “TD Bank, N.A., as agent for Resource Real Estate Opportunity REIT, Inc.” Once we have raised $2,000,000, you should make your check payable to “Resource Real Estate Opportunity REIT, Inc.,” except that Pennsylvania investors should follow the instructions below under “—Special Notice to Pennsylvania Investors.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. After we have raised the minimum offering amount, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the subscription agreement that you have received a copy of this prospectus. In order to ensure that you have had sufficient time to review this prospectus, we will not accept your subscription until at least five business days after your receipt of this prospectus.

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form that we will provide upon request. Alabama and Ohio investors are not eligible to participate in the automatic investment program. Only investors who have already met the minimum purchase requirement may participate in the automatic investment program. The minimum periodic investment is $100 per month. We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment program. If you elect to participate in both the automatic investment program and our distribution reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to the distribution reinvestment plan. For a discussion of the distribution reinvestment plan, see “Description of Shares — Distribution Reinvestment Plan.”

You will receive a confirmation of your purchases under the automatic investment program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see “— Compensation of Dealer Manager and Participating Broker-Dealers.”

You may terminate your participation in the automatic investment program at any time by providing us with written notice. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix B.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares;

•	the background and qualifications of our sponsor and their affiliates; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards.

Minimum Purchase Requirements

You must initially invest at least $2,500 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Special Notice to Pennsylvania Investors

Because the minimum offering of our common stock is less than $50,000,000, we caution you to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2,000,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $25 million in gross offering proceeds (including sales made to residents of other jurisdictions) prior to             . In the event we do not raise gross offering proceeds of $25 million by             , we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in a separate account held by the escrow agent, TD Bank, N.A., in trust for Pennsylvania subscribers’ benefit, pending release to us. Purchases by persons affiliated with us or our advisor will not count toward satisfaction of the Pennsylvania minimum.

If we have not reached this $25 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to promptly return to you by check your subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $25 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. Until we have raised $25 million, Pennsylvania investors should make their checks payable to “TD Bank, N.A., as agent for Resource Real Estate Opportunity REIT, Inc.” Once we have reached the Pennsylvania minimum, Pennsylvania investors should make their checks payable to “Resource Real Estate Opportunity REIT, Inc.”

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of Resource Real Estate-sponsored programs, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales materials may not be permitted.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated financial statements as of June 17, 2009 and for the period from June 3, 2009 (date of inception) to June 17, 2009, included in this registration statement and prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

There is additional information about us and our affiliates on our Internet site at http://www.resourcereit.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS OF

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC. AND SUBSIDIARY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholder

Resource Real Estate Opportunity REIT, Inc.:

We have audited the accompanying consolidated balance sheet of Resource Real Estate Opportunity REIT, Inc. (a Maryland Corporation in the Development Stage) and subsidiary (collectively, the Company) as of June 17, 2009, and the related consolidated statements of operations, changes in stockholder’s equity and cash flows for the period from June 3, 2009 (date of inception) to June 17, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Resource Real Estate Opportunity REIT, Inc. (a Maryland Corporation in the Development Stage) and subsidiary as of June 17, 2009 and the consolidated results of their operations and their cash flows for the period June 3, 2009 (date of inception) to June 17, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON, LLP

Philadelphia, Pennsylvania

July 2, 2009

Resource Real Estate Opportunity REIT, Inc. and Subsidiary

(A Maryland Corporation in the Development Stage)

CONSOLIDATED BALANCE SHEET

June 17, 2009
ASSETS

Cash	$200,000
Other assets, deferred offering costs	301,032

Total assets	$501,032

LIABILITY AND STOCKHOLDER’S EQUITY

Liability
Due to related party	$306,032

Stockholder’s equity:
Preferred stock (par value $.01, 10,000,000 shares authorized, 0 issued and outstanding)	—
Common stock (par value $.01, 1,000,000,000 shares authorized, 20,000 issued and outstanding)	200
Additional paid-in-capital	199,800
Accumulated deficit during development stage	(5,000)

Total stockholder’s equity	195,000

Total liability and stockholder’s equity	$501,032

The accompanying notes are an integral part of this consolidated financial statement.

Resource Real Estate Opportunity REIT, Inc. and Subsidiary

(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from June 3, 2009 (date of inception) to June 17, 2009
Revenues	$—
Operating expenses	—
Organizational expenses	5,000

Net loss	$(5,000)

The accompanying notes are an integral part of this consolidated financial statement.

Resource Real Estate Opportunity REIT, Inc. and Subsidiary

(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

For the period from June 3, 2009 (date of inception) to June 17, 2009

	Common Stock		Preferred Stock		Additional Paid in Capital	Accumulated Deficit during Development Stage	Total
	Shares	Amount	Shares	Amount
Balance at June 3, 2009	—	$—	—	$—	$—	$—	$—
Issuance of common stock	20,000	200	—	—	199,800	—	200,000
Net loss	—	—	—	—	—	(5,000)	(5,000)

Balance at June 17, 2009	20,000	$200	—	$—	$199,800	$(5,000)	$195,000

The accompanying notes are an integral part of this consolidated financial statement.

Resource Real Estate Opportunity REIT, Inc. and Subsidiary

(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from June 3, 2009 (date of inception) to June 17, 2009
Cash flows from operating activities
Net loss	$(5,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Increase in other assets, deferred offering costs	(301,032)
Increase in due to affiliate	306,032

Net cash provided by operating activities	—

Cash flows from financing activities
Proceeds from issuance of common stock	200,000

Net increase in cash	200,000

Cash at beginning of period	—

Cash at end of period	$200,000

The accompanying notes are an integral part of this consolidated financial statement.

Resource Real Estate Opportunity REIT, Inc. and Subsidiary

(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 17, 2009

NOTE A – ORGANIZATION AND PROPOSED BUSINESS OPERATIONS

Resource Real Estate Opportunity REIT, Inc. (the “Company”) was organized in Maryland on June 3, 2009. In its initial public offering, the Company intends to offer up to 75,000,000 shares of common stock in its primary offering for $10 per share, with volume discounts available to investors who purchase more than $1,000,000 of shares through the same participating broker-dealer. Discounts are also available for other categories of investors. The Company is also offering up to 7,500,000 shares pursuant to its distribution reinvestment plan at a purchase price initially equal to $9.50 per share. The Company is a development stage enterprise, in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company has adopted a fiscal year ending December 31. Resource Real Estate Opportunity Advisor, LLC (the “Advisor”) ,which is an indirect wholly owned subsidiary of Resource America, Inc. (“RAI”), a publicly traded company (NASDAQ: REXI) operating in the real estate, financial fund management and commercial finance sectors, contributed $200,000 to the Company in exchange for 20,000 shares of common stock on June 17, 2009.

The Company’s objective is to purchase a diversified portfolio of discounted U.S. commercial real estate and real estate related assets in order to generate gains to stockholders from the potential appreciation in the value of the assets and to generate current income for stockholders by distributing cash flow from the Company’s investments. The Company intends to acquire real estate related debt and equity that has been significantly discounted due to the effects of recent economic events and high levels of leverage, as well as stabilized properties that may benefit from extensive renovations that may increase their long-term values. The Company has a particular focus on operating multifamily assets, and it intends to target this asset class while also acquiring interests in other types of commercial property assets consistent with its investment objectives. The Company’s targeted portfolio will consist of commercial real estate assets, principally (i) non-performing or distressed loans, including but not limited to first and second priority mortgage loans, mezzanine loans, B-Notes and other loans, (ii) real estate owned by financial institutions, (iii) value-add multifamily rental properties, (iv) discounted investment-grade commercial mortgage-backed securities and (v) other real estate related assets it purchases either directly or with a co-investor or joint venture partner.

The Company will commence operations upon completion of an initial public offering. The Company intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ending December 31, 2009. As such, to maintain its REIT qualification for U.S. federal income tax purposes, the Company is generally required to distribute at least 90% of its net income (excluding net capital gains) to its stockholders as well as comply with certain other requirements. Accordingly, the Company generally will not be subject to U.S. federal income taxes to the extent that it annually distributes all of its REIT taxable income to its stockholders. The Company also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the Investment Company Act of 1940, or the 1940 Act.

(continued)

Resource Real Estate Opportunity REIT, Inc. and Subsidiary

(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 17, 2009

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary RRE Opportunity Holdings, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

2. Real Estate Investments

The Company records acquired real estate at cost and makes assessments as to the useful lives of depreciable assets. The Company will have to make subjective assessments as to the useful lives of its depreciable assets. The Company will consider the period of future benefit of an asset to determine its appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease

3. Impairment of Long Lived Assets

For operations related to properties that have been sold or properties that are intended to be sold, the Company will present them as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold to be designated as “held for sale” on the balance sheet.

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

(continued)

Resource Real Estate Opportunity REIT, Inc. and Subsidiary

(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 17, 2009

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

4. Real Estate Loans Receivable

The real estate loans receivable will be recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, the Company would record a reserve for loan losses through a charge to income for any shortfall. Failure to recognize impairment would result in the overstatement of the carrying values of its real estate loans receivable and an overstatement of its net income.

5. Allocation of Purchase Price of Acquired Assets

The Company will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company will amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which the Company expects will range from one month to ten years.

The Company will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

The Company will also consider information obtained about each property as a result of its preacquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

(continued)

Resource Real Estate Opportunity REIT, Inc. and Subsidiary

(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 17, 2009

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

5. Allocation of Purchase Price of Acquired Assets – (continued)

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of its existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The Company will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

6. Revenue Recognition

The Company will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and will include amounts expected to be received in later years in deferred rents. The Company will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

The Company will make estimates of the collectability of its tenant receivables related to base rents, including straight-line rentals, expense reimbursements and other revenue or income. The Company will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, the Company will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on the Company’s net income because a higher bad debt reserve results in less net income.

The specific timing of a sale will be measured against various criteria related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, the Company will defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

(continued)

Resource Real Estate Opportunity REIT, Inc. and Subsidiary

(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 17, 2009

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

6. Revenue Recognition – (continued)

Interest income from loans receivable will be recognized based on the contractual terms of the debt instrument. Fees related to any buydown of the interest rate will be deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income. Closing costs related to the purchase of a loan receivable will be amortized over the term of the loan and accreted as an adjustment against interest income.

7. Development Stage Company

The Company complies with the reporting requirements of Statement of Financial Accounting Standards (“SFAS”) No.7, “Accounting and Reports by Development Stage Enterprises.” The Company expects to incur organizational, accounting, and offering costs in pursuit of its financing. The offering and other organization costs which are being advanced by the Advisor are not required to be paid before the offering is completed and will be paid out of the proceeds of the offering that are set aside for such purposes. There can be no assurance that the Company’s plans to raise capital will be successful.

8. Use of Estimates

The accounting and reporting policies of the Company conform with accounting principles generally accepted in the United States of America (“GAAP”) and general practices within the financial services industry. The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

9. Deferred Offering Costs

The Company complies with the requirements of the SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Deferred offering costs consist of legal and other costs of $301,032 incurred through June 17, 2009 that are related to the initial public offering and that will be charged to capital upon completion of the initial public offering or charged to expense if the initial public offering is not completed.

(continued)

Resource Real Estate Opportunity REIT, Inc. and Subsidiary

(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 17, 2009

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

10. Income Taxes

The Company intends to elect and qualify to be taxed as a REIT, commencing with its taxable year ending December 31, 2009. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that it makes qualifying distributions to its stockholders, and provided it satisfies on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, it will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which it lost its REIT qualification. Accordingly, the Company’s failure to qualify as a REIT could have a material adverse impact on its results of operations and amounts available for distribution to its stockholders.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using the Company’s taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

The Company may elect to treat certain of its subsidiaries as taxable REIT subsidiaries (“TRSs”). In general, the Company’s TRS may hold assets and engage in activities that it cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

While a TRS will generate net income, a TRS can declare dividends to the Company which will be included the Company’s taxable income and necessitate a distribution to its stockholders. Conversely, if the Company retains earnings at a TRS level, no distribution is required and the Company can increase book equity of the consolidated entity.

11. Net Income Per Share

In accordance with the provisions of SFAS 128, “Earnings per Share,” (“SFAS 128”) the Company calculates basic income per share by dividing net income for the period by weighted-average shares of its common stock outstanding for that period. Diluted income per share takes into account the effect of dilutive instruments, such as stock options and unvested restricted stock, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding. Earnings per share for the period from June 3, 2009 (date of inception) to June 17, 2009 is not presented because it is not a meaningful measure of the Company’s performance.

(continued)

Resource Real Estate Opportunity REIT, Inc. and Subsidiary

(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 17, 2009

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

12. Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”). SFAS 165 requires an entity, which expects to widely distribute its financial statements to its shareholders and other users, to evaluate subsequent events through the issuance date of the respective financial statements. In addition, SFAS 165 requires companies to reflect in their financial statements the effects of subsequent events that provide additional evidence about conditions at the balance-sheet date (recognized subsequent events). The Statement prohibits companies from reflecting in their financial statements the effects of subsequent events that provide evidence about conditions that arose after the balance-sheet date (nonrecognized subsequent events), but requires information about the events to be disclosed if the financial statements would otherwise be misleading. These disclosures include the nature of the event and either an estimate of its financial effect or a statement that an estimate cannot be made. SFAS 165 is effective for interim and annual financial periods ending after June 15, 2009 and should be applied prospectively. The Company does not expect the adoption of SFAS 165 to have any material impact on its consolidated financial statements.

In April 2009, the FASB issued FASB Staff Position (“FSP”) SFAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“FSP 141(R)-1”). FSP FAS 141(R)-1 amends the provisions in Statement 141R for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. The FSP eliminates the distinction between contractual and noncontractual contingencies, including the initial recognition and measurement criteria, in Statement 141R and instead carries forward most of the provisions in FASB Statement No. 141, Business Combinations, for acquired contingencies. The FSP also amends the subsequent measurement and accounting guidance, and disclosure requirements in Statement 141R. No subsequent accounting guidance is provided in the FSP, and the Board expects an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. The FSP is effective for contingent assets or contingent liabilities acquired in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company will evaluate the impact of FSP 141 (R)-1 on its consolidated financial statements in the event future business combinations are consummated.

(continued)

Resource Real Estate Opportunity REIT, Inc. and Subsidiary

(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 17, 2009

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

12. Recent Accounting Pronouncements – (continued)

In April 2008, the FASB issued FSP No. 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”). FSP 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, Goodwill and Other Intangible Assets. This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. FSP 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. Early adoption is prohibited. The Company does not expect the adoption of FSP 142-3 to have any material impact on its consolidated financial statements.

In February 2008, the FASB issued FSP No. SFAS 157-2, “Effective Date of FASB Statement No. 157,” (FSP SFAS 157-2). FSP SFAS 157-2 amends SFAS 157, to delay the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis. For items within its scope, FSP SFAS 157-2 defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The Company is in the process of determining what effect, if any, the adoption of FSP SFAS 157-2 will have on its consolidated financial statements.

In October 2008, the FASB issued FSP No. SFAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP 157-3”) which clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 for financial assets carried at fair value, and years beginning after November 15, 2008 for non-financial assets not carried at fair value. The Company is in the process of determining what effect, if any, the adoption of FSP SFAS 157-3 will have on its consolidated financial statements.

In April 2009, the FASB issued FSP No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP 157-4”) amends SFAS No. 157 and provides additional guidance for estimating fair value in accordance with SFAS No. 157 when the volume and level of activity for the asset and liability have significantly decreased, as well as provides guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual periods ending after June 15, 2009. The Company is in the process of determining what effect, if any, the adoption of FSP SFAS 157-4 will have on its consolidated financial statements.

(continued)

Resource Real Estate Opportunity REIT, Inc. and Subsidiary

(A Maryland Corporation in the Developmental Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 17, 2009

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

12. Recent Accounting Pronouncements – (continued)

In April 2009, the FASB issued FSP SFAS 107-1/APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP 107-1”). FSP FAS 107-1 amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. This FSP applies to all financial instruments within the scope of Statement 107 held by publicly traded companies, as defined by APB 28, and requires that a publicly traded company shall include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. FSP 107-1 shall be effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company is in the process of determining what effect, if any; the adoption of FSP SFAS 107-1 will have on its consolidated financial statements.

NOTE C – RELATED PARTY TRANSACTIONS

The Company will be externally managed and advised by the Advisor, a wholly owned subsidiary of Resource Real Estate, Inc. (“RRE”), which is an indirect wholly owned subsidiary of RAI. Pursuant to the terms of the advisory agreement, the Advisor will provide the Company with its management team, including its officers, along with appropriate support personnel. Each of the Company’s officers is an employee of RRE or one of its affiliates. The Company does not expect to have any employees. The Advisor is not obligated to dedicate any specific portion of its or their time to the Company’s business. The Advisor is at all times subject to the supervision and oversight of the Company’s board of directors and has only such functions and authority as the Company delegates to it.

The Advisor will advance funds to the Company for certain accrued organization and offering costs totaling $306,032 at June 17, 2009. These amounts will be reimbursed to the Advisor from the proceeds from the offering although there can be no assurance that the Company’s plans to raise capital will be successful.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (the “Tables”) provide information relating to closed or completed real estate investment programs (the “Prior Real Estate Programs”) sponsored by Resource Real Estate, Inc. and its affiliates, who control our advisor. Each of the Prior Real Estate Programs presented has investment objectives similar or identical to Resource Real Estate Opportunity REIT, Inc. and was formed for the purpose of investing in commercial real estate similar to the type in which Resource Real Estate Opportunity REIT, Inc. intends to invest.

Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in the “Prior Performance Summary” contained herein.

Investors in Resource Real Estate Opportunity REIT, Inc. will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties and real estate-related debt investments. Resource Real Estate, Inc. controls our advisor and was a sponsor of the Prior Real Estate Programs. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Resource Real Estate, Inc. was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The tables presented in this section provide summary unaudited information related to the Prior Real Estate Programs. By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in this section were conducted through privately-held entities that may not have been subject to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

The information in this section should be read together with the summary information in this prospectus under “Prior Performance Summary.” The following tables are included in this section:

•	Table I – Experience in Raising and Investing Funds;

•	Table II – Compensation to Sponsor; and

•	Table III – Annual Operating Results of Prior Real Estate Programs.

For information regarding the acquisitions of our Prior Real Estate Programs during the three years ending December 31, 2006, see Table VI contained in Part II of the registration statement, which is not a part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table sets forth a summary of the experience of the sponsors of Prior Real Estate Programs that have closed offerings since January 1, 2006 and that have similar or identical investment objectives to Resource Real Estate Opportunity REIT, Inc. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of May 31, 2009.

	SR Real Estate Investors, L.P.		SR Real Estate Investors II, L.P.		Resource Real Estate Investors, L.P.
Dollar amount offered	$20,000,000		$20,000,000		$20,000,000

Dollar amount raised	$20,000,000	100.00%	$5,262,138	26.31%	$8,100,000	40.50%
Less offering expenses:
Selling commissions and discounts	—	0.00%	—	0.00%	(521,024)	-6.43%
Underwriting	(192,000)	-0.96%	(40,497)	-0.77%	(133,776)	-1.65%
Organization and offering expenses paid to general partner or its affiliates	(576,000)	-2.88%	(77,969)	-1.48%	(219,000)	-2.70%
Reserves	(885,275)	-4.43%	(37,008)	-0.70%	(48,600)	-0.92%

Proceeds available for investment	$18,346,725	91.73%	$5,106,664	97.05%	$7,177,600	88.61%

Acquisition costs:
Prepaid items	2,613,233	3.23%	311,872	1.73%	618,762	2.36%
Closing costs	1,815,429	2.24%	483,815	2.69%	1,071,856	4.08%
Cash down payment	10,562,300	13.06%	3,346,330	18.57%	3,712,925	14.14%
Debt proceeds	62,348,000	77.06%	12,868,890	71.43%	19,606,600	74.66%
Acquisition fees paid to general partner	2,881,332	3.56%	446,720	2.48%	752,295	2.86%
Property level reserves	684,958	0.85%	558,424	3.10%	496,998	1.89%

Total acquisition cost	$80,905,252	100.00%	$18,016,051	100.00%	$26,259,436	100.00%

Percent leverage	77.06%		71.43%		74.66%
Date offering commenced	10/28/2002		9/15/2003		5/3/2004
Date offering closed	4/15/2003		5/31/2004		12/31/2004
Length of offering (in months)	6		9		8
Months to invest 90% of amount available for investment	14		9		10

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Resource Real Estate Investors II, L.P.		Resource Real Estate Investors III, L.P.		Resource Real Estate Investors IV, L.P.
Dollar amount offered	$20,000,000		$25,000,000		$30,000,000

Dollar amount raised	$14,200,250	71.00%	$25,000,000	100.00%	$29,593,716	98.65%
Less offering expenses:
Selling commissions and discounts	(1,009,163)	-7.11%	(1,858,736)	-7.43%	(2,198,807)	-7.43%
Underwriting	(257,428)	-1.81%	(469,387)	-1.88%	(553,949)	-1.87%
Organization and offering expenses paid to general partner or its affiliates	(282,260)	-1.99%	(486,563)	-1.95%	(466,839)	-1.58%
Reserves	(85,202)	-0.60%	(428,081)	-1.71%	(715,876)	-2.42%

Proceeds available for investment	$12,566,198	88.49%	$21,757,233	87.03%	$25,658,245	86.70%

Acquisition costs:
Prepaid items	1,951,468	4.89%	2,716,635	3.92%	5,676,748	8.60%
Closing costs	716,682	1.79%	2,027,033	2.92%	2,006,382	3.04%
Cash down payment	7,465,937	18.69%	14,450,000	20.83%	15,674,002	23.73%
Debt proceeds	28,275,000	70.78%	47,600,000	68.63%	40,384,850	61.15%
Acquisition fees paid to general partner	1,161,994	2.91%	1,968,313	2.84%	1,791,560	2.71%

Property level reserves	376,752	0.94%	595,251	0.86%	509,555	0.77%

Total acquisition cost	$39,947,833	100.00%	$69,357,232	100.00%	$66,043,097	100.00%

Percent leverage	70.78%		68.63%		61.15%
Date offering commenced	2/15/2005		8/18/2005		7/17/2006
Date offering closed	7/15/2005		6/16/2006		12/31/2006
Length of offering (in months)	5		11		6
Months to invest 90% of amount available for investment	9		13		8

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Resource Real Estate Investors V, L.P.		Resource Real Estate Investors 6, L.P.		Resource Real Estate Investors 7, L.P.
Dollar amount offered	$35,000,000		$35,000,000		$55,000,000

Dollar amount raised	$35,000,000	100.00%	$36,842,105	105.00%	$25,564,248	46.00%
Less offering expenses:
Selling commissions and discounts	(2,580,051)	-7.37%	(2,720,909)	-7.39%	(1,956,761)	-7.65%
Underwriting	(664,080)	-1.90%	(699,180)	-1.90%	(489,190)	-1.91%
Organization and offering expenses paid to general partner or its affiliates	(831,194)	-2.37%	(888,521)	-2.41%	(639,106)	-2.50%
Reserves	(132,970)	-0.38%	(1,490,848)	-4.05%	(330,804)	-1.29%

Proceeds available for investment	$30,791,705	87.98%	$31,042,647	84.26%	$22,148,387	86.64%

Acquisition costs:
Prepaid items	7,074,835	8.49%	8,266,675	10.85%	11,529,374	17.43%
Closing costs	2,421,000	2.90%	2,549,563	3.35%	1,510,219	2.28%
Cash down payment	17,922,000	21.50%	17,475,288	22.93%	10,057,000	15.20%
Debt proceeds	52,575,000	63.06%	45,274,000	59.41%	41,243,000	62.34%
Acquisition fees paid to general partner	2,265,098	2.72%	2,123,259	2.79%	1,821,267	2.75%

Property level reserves	1,108,772	1.33%	515,419	0.68%	—	0.00%

Total acquisition cost	$83,366,705	100.00%	$76,204,204	100.00%	$66,160,860	100.00%

Percent leverage	63.06%		59.41%		62.34%
Date offering commenced	2/19/2007		10/1/2007		6/16/2008
Date offering closed	8/31/2007		5/19/2008		N/A
Length of offering (in months)	7		8		N/A
Months to invest 90% of amount available for investment	8		5		N/A

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Resource Real Estate Opportunity Fund, L.P.
Dollar amount offered	$50,000,000

Dollar amount raised	$7,912,808	16.00%
Less offering expenses:
Selling commissions and discounts	(395,640)	-5.00%
Underwriting	(158,256)	-2.00%
Organization and offering expenses paid to general partner or its affiliates	—	0.00%
Reserves	—	0.00%

Proceeds available for investment	$7,358,912	93.00%

Acquisition costs:
Prepaid items	—	0.00%
Closing costs	—	0.00%
Cash down payment	—	0.00%
Debt proceeds	—	0.00%
Acquisition fees paid to general partner	—	0.00%
Property level reserves	—	0.00%

Total acquisition cost	$—	0.00%

Percent leverage	N/A
Date offering commenced	1/19/2009
Date offering closed	N/A
Length of offering (in months)	N/A
Months to invest 90% of amount available for investment	N/A

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table sets forth the compensation received by affiliates of Resource Real Estate, Inc., including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for Prior Real Estate Programs that have closed offerings since January 1, 2006 and that have similar or identical investment objectives to Resource Real Estate Opportunity REIT, Inc. All figures are as of May 31, 2009.

	SR Real Estate Investors, L.P.	SR Real Estate Investors II, L.P.	Resource Real Estate Investors, L.P.	Resource Real Estate Investors, II, L.P.	Resource Real Estate Investors, III, L.P.	Resource Real Estate Investors IV, L.P.
Date offering commenced	10/28/2002	9/15/2003	5/3/2004	2/15/2005	8/18/2005	7/17/2006
Date offering closed	4/15/2003	5/31/2004	12/31/2004	7/15/2005	6/16/2006	12/31/2006

Dollar amount raised	$20,000,000	$5,262,138	$8,100,000	$14,200,250	$25,000,000	$29,593,716

Amount paid to sponsor from proceeds of offering:
Underwriting fees	192,000	40,497	133,776	257,428	469,387	553,949
Acquisition fees:
- real estate commissions	—	—	—	—	—	—
- advisory fees for property acquisition	1,501,124	248,950	407,905	667,182	1,135,313	1,084,825
- debt placement fees	1,380,207	197,770	344,390	494,813	833,000	706,735
Other - organization and offering expenses	576,000	77,969	219,000	282,260	486,563	466,839

Dollar amount of cash generated from operations before deducting payments to sponsors	5,815,999	1,404,000	1,002,680	2,923,930	4,276,707	7,210,002

Amount paid to sponsor from operations:
Property management fees	114,052	—	58,613	120,119	185,289	23,452
Partnership management fees	318,302	35,890	54,560	—	—	—
Reimbursements	—	—	—	—	—	—
Leasing commissions	—	—	—	—	—	—
Other (identify and quantify)	—	—	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
- cash	3,414,126	888,490	1,500,583	—	—	—
- notes	—	—	—	—	—	—

Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—	—	—
Incentive fees	—	—	—	—	—	—
Other (identify and quantify)	—	—	—	—	—	—

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR (cont’d)

	Resource Real Estate Investors V, L.P.	Resource Real Estate Investors 6, L.P.	Resource Real Estate Investors 7, L.P.	Resource Real Estate Opportunity Fund, L.P.
Date offering commenced	2/19/2007	10/1/2007	6/16/2008	1/19/2009
Date offering closed	8/31/20007	5/23/2008	N/A	N/A

Dollar amount raised	$35,000,000	$36,842,105	$25,564,248	$7,912,808

Amount paid to sponsor from proceeds of offering:
Underwriting fees	664,080	699,180	489,190	158,256
Acquisition fees:
- real estate commissions	—	—	—	—
- advisory fees for property acquisition	1,345,035	1,330,964	1,099,514	—
- debt placement fees	920,063	792,295	721,753	—
Other - organization and offering expenses	831,194	888,521	639,106	—

Dollar amount of cash generated from operations before deducting payments to sponsor	4,502,030	1,959,268	233,172	—

Amount paid to sponsor from operations:
Property management fees	9,295	—	—	—
Partnership management fees	—	—	—	—
Reimbursements	—	—	—	—
Leasing commissions	—	—	—	—
Other (identify and quantify)	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
- cash	—	—	—	—
- notes	—	—	—	—

Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—
Incentive fees	—	—	—	—
Other (identify and quantify)	—	—	—	—

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings since January 1, 2004 and that have similar or identical investment objectives Resource Real Estate Opportunity REIT, Inc. All results are through December 31, 2008.

Resource Real Estate presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. The Table III presentation of Revenues, Expenses and Net Income for the public program has been prepared and presented by Resource Real Estate in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporates accrual basis accounting. Resource Real Estate presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all private programs are prepared and presented by Resource Real Estate in accordance with the cash method of accounting for income tax purposes.

Although SEC rules and regulations allow Resource Real Estate to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described below:

•

The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•

GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•

GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•

GAAP requires that when a building is purchased, certain intangible assets and liabilities (such as above-and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•

GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s-length transaction.

When a real estate program owns 100% of the property, 100% of the program’s operating results are presented for the relevant years. When a real estate program directly invests in and owns a partial tenant-in-common interest in the property (as an example, 25.0%) and the remaining interest of the property (75.0%) is owned by unaffiliated tenants-in-common, only the operating results relating to the program’s ownership in the property (25.0%) are presented for the relevant years. The allocation is based on the public or private program’s effective ownership in the property.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

	SR Real Estate Investors, L.P. (1)
	2003	2004	2005	6/30/2006
Gross Revenue	$6,169,378	$12,315,732	$12,729,828	$6,571,801
Income/loss on investment in unconsolidated entity	—	(23,502)	(8,440)	—
Profit on sale of properties	—	—	1,198,501	—
Less: Operating expenses	(3,211,354)	(6,492,334)	(6,494,583)	(3,954,750)
Interest expense	(2,145,842)	(4,105,704)	(4,089,112)	(1,929,905)
Depreciation	(1,470,384)	(2,914,185)	(3,100,880)	(1,654,181)
Depreciation from pass thru investments	—	(144,459)	(145,210)	—

Net Income – GAAP Basis	(658,202)	(1,364,452)	90,104	(967,035)

Taxable Income
- from operations	(339,220)	(2,124,488)	(822,912)	(1,525,284)
- from gain on sale	—	296,602	1,408,222	(945,804)

Cash generated from operations	812,182	1,717,694	2,146,133	687,146
Cash generated from equity investments	—	20,490	—	—
Cash generated from sales and refinancing(2)	—	—	3,414,126	—
Cash generated from recapitalization	—	—	—	17,981,681

Cash generated from operations, sales and refinancing	812,182	1,738,184	5,560,259	18,668,827
Add: Investment Management Fees (2)	—	—	—	—

Less: Cash distributions to investors
- from operating cash flow	(680,600)	(1,584,117)	(1,598,806)	(669,642)
- from reserves	—	—	—	—
- from sales and refinancing	—	—	(3,293,021)	—
- from liquidating distributions	—	—	—	(17,711,991)

Cash generated (deficiency) after cash distributions	131,582	154,067	668,432	287,194
Less: Special Items	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	131,582	154,067	668,432	287,194

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	(20)	(106)	(49)	(90)
- from portfolio interest income	4	1	1	—
- from recapture	—	—	—	—
Capital gain (loss)	—	15	83	(56)

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	34	78	95	40
- Reserves	—	—	—	—
- Return of capital	—	—	195	1,047

Source (on cash basis)
- Sales	—	—	195	1,047
- Refinancing	—	—	—	—
- Reserves	—	—	—	—
- Real estate operations	34	78	95	40

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	85.8%	N/A

(1)	On June 30, 2006, AR Real Estate Investors, LLC (“AR”) acquired 99.9% of the limited partnership interests of SR Real Estate Investors, L.P. (“SR I”) and SR Real Estate Investors II, L.P. (“SR II”). Effective July 1, 2006, SR I and SR II were consolidated into AR.
(2)	Cash generated solely from sales.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

	SR Real Estate Investors, II, L.P.(1)
	2003	2004	2005	6/30/2006
Gross Revenue	$208	$9,808	$26,364	$11,657
Income/loss on investment in unconsolidated entity	10,960	199,981	504,978	280,786
Profit on sale of properties	—	—	488,278	—
Less: Operating expenses	(6,348)	(154,884)	(148,360)	(68,605)
Interest expense	—	—	—	—
Depreciation	—	—	—	—
Depreciation from pass thru investments	(8,262)	(352,409)	(646,063)	(308,860)

Net Income – GAAP Basis	(3,442)	(297,504)	225,197	(85,022)

Taxable Income
- from operations	10,999	(384,859)	(238,516)	(387,300)
- from gain on sale	—	61,028	366,471	(246,135)

Cash generated from operations	4,820	54,905	382,982	223,838
Cash generated from equity investments	—	218,834	308,467	174,264
Cash generated from sales and refinancing(2)	—	—	888,490	—
Cash generated from recapitalization	—	—	—	4,142,044

Cash generated from operations, sales and refinancing	4,820	273,739	1,579,939	4,540,146

Add: Investment Management Fees	—	—	—	—

Less: Cash distributions to investors
- from operating cash flow	—	(184,938)	(416,447)	(176,186)
- from reserves	—	—	—	—
- from sales and refinancing	—	—	(856,965)	—
- from liquidating distributions	—	—	—	(4,015,364)

Cash generated (deficiency) after cash distributions	4,820	88,801	306,527	348,596
Less: Special Items	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	4,820	88,801	306,527	348,596

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	11	(75)	(60)	(91)
- from portfolio interest income	—	2	6	3
- from recapture	—	—	—	—
Capital gain (loss)	—	12	83	(56)

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	—	35	95	40
- Reserves	—	—	—	—
- Return of capital	—	784	195	912

Source (on cash basis)
- Sales	—	784	195	912
- Refinancing	—	—	—	—
- Reserves	—	—	—	—
- Real estate operations	—	35	95	40

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	85.8%	N/A

(1)

On June 30, 2006, AR Real Estate Investors, LLC (“AR”) acquired 99.9% of the limited partnership interests of SR Real Estate Investors, L.P. (“SR I”) and SR Real Estate Investors II, L.P. (“SR II”). Effective July 1, 2006, SR I and SR II were consolidated into AR.

(2)	Cash generated solely from sales.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

	AR Real Estate Investors, LLC(1)
	2006	2007	2008
Gross Revenue	$6,742,709	$13,709,068	$13,722,918
Income/loss on investment in unconsolidated entity	—	—	—
Profit on sale of properties	—	—	—
Less: Operating expenses	(3,393,214)	(6,696,002)	(6,855,617)
Interest expense	(1,985,724)	(3,896,101)	(3,845,269)
Depreciation	(1,858,270)	(3,800,753)	(3,738,876)
Depreciation from pass thru investments	—	—	—

Net Income – GAAP Basis	(494,499)	(683,788)	(716,844)

Taxable Income
- from operations	421,825	201,164	(404,945)
- from gain on sale	—	—	—

Cash generated from operations	2,258,480	3,585,144	3,643,184
Cash generated from equity investments	—	—	—
Cash generated from sales and refinancing(2)	—	—	—
Cash generated from recapitalization	—	—	—

Cash generated from operations, sales and refinancing	2,258,480	3,585,144	3,643,184

Add: Investment Management Fees	100,139	194,401	208,272

Less: Cash distributions to investors
- from operating cash flow	(856,720)	(1,750,400)	(1,786,089)
- from reserves	—	—	—
- from sales and refinancing	—	—	—
- from liquidating distributions	—	—	—

Cash generated (deficiency) after cash distributions	1,501,899	2,029,145	2,065,367
Less: Special Items	—	—	—

Cash generated (deficiency) after cash distributions and special items	1,501,899	2,029,145	2,065,367

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	14	7	(16)
- from portfolio interest income	3	1	—
- from recapture	—	—	—
Capital gain (loss)	—	—	—

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	33	68	70
- Reserves	—	—	—
- Return of capital	—	—	—

Source (on cash basis)
- Sales	—	—	—
- Refinancing	—	—	—
- Reserves	—	—	—
- Real estate operations	33	68	70

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	100%

(1)

On June 30, 2006, AR Real Estate Investors, LLC (“AR”) acquired 99.9% of the limited partnership interests of SR Real Estate Investors, L.P. (“SR I”) and SR Real Estate Investors II, L.P. (“SR II”). Effective July 1, 2006, SR I and SR II were consolidated into AR.

(2)	Cash generated solely from sales.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

	Resource Real Estate Investors, L.P.
	2004	2005	2006	2007	2008
Gross Revenue	$69,367	$3,342,387	$3,689,367	$3,670,367	$3,701,209
Income/loss on investment in unconsolidated entity	—	(3,765)	—	—	—
Profit on sale of properties	—	486,532	—	—	—
Less: Operating expenses	(89,132)	(1,231,746)	(1,993,588)	(2,002,642)	(2,005,338)
Interest expense	(24,395)	(1,402,925)	(1,465,290)	(1,465,294)	(1,500,763)
Depreciation	(41,403)	(2,106,747)	(955,054)	(964,134)	(984,369)
Depreciation from pass thru investments	—	(63,782)	—	—	—

Net Income – GAAP Basis	(85,563)	(980,046)	(724,565)	(761,703)	(789,261)

Taxable Income
- from operations	(42,599)	(764,482)	(755,318)	(722,370)	(789,420)
- from gain on sale	—	546,583	—	—	—

Cash generated from operations	(111,874)	129,681	685,055	(206,885)	393,530
Cash generated from equity investments	—	—	—	—	—
Cash generated from sales and refinancing(1)	—	1,500,583	—	—	—
Cash generated from recapitalization	—	—	—	—	—

Cash generated from operations, sales and refinancing	(111,874)	1,630,264	685,055	(206,885)	393,530

Add: Investment Management Fees(2)	—	38,061	42,557	65,994	65,994

Less: Cash distributions to investors
- from operating cash flow	—	(168,344)	(541,776)	—	(459,524)
- from reserves	—	(232,349)	—	(541,776)	(82,252)
- from sales and refinancing	—	(1,499,981)	—	—	—
- from liquidating distributions	—	—	—	—	—

Cash generated (deficiency) after cash distributions	(111,874)	(232,349)	185,836	(682,667)	(82,252)
Less: Special Items	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	(111,874)	(232,349)	185,836	(682,667)	(82,252)

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	(11)	(119)	(118)	(112)	(122)
- from portfolio interest income	1	1	1	2	3
- from recapture	—	—	—	—	—
Capital gain (loss)	—	83	—	—	—

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	—	26	82	—	70
- Reserves	—	35	—	82	12
- Return of capital	—	227	—	—	—

Source (on cash basis)
- Sales	—	227	—	—	—
- Refinancing	—	—	—	—	—
- Reserves	—	35	—	82	12
- Real estate operations	—	26	82	—	70

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	84.9%	84.9%	84.9%	84.9%

(1)	Cash generated solely from sales.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

	Resource Real Estate Investors, II, L.P.
	2005	2006	2007	2008
Gross Revenue	$594,041	$815,679	$872,532	$848,233
Income/loss on investment in unconsolidated entity	34,431	130,342	210,058	187,192
Profit on sale of properties	—	—	—
Less: Operating expenses	(425,932)	(650,784)	(645,463)	(641,532)
Interest expense	(260,970)	(330,237)	(331,074)	(331,912)
Depreciation	(287,629)	(274,501)	(240,700)	(243,781)
Depreciation from pass thru investments	(832,625)	(1,385,729)	(976,726)	(1,015,032)

Net Income – GAAP Basis	(1,178,684)	(1,695,230)	(1,111,373)	(1,196,832)

Taxable Income
- from operations	(640,820)	(1,309,211)	(956,248)	(1,090,820)
- from gain on sale	—	—	—	—
Cash generated from operations	926,883	(680,056)	(42,097)	33,541
Cash generated from equity investments	234,935	769,689	797,337	763,579
Cash generated from sales and refinancing	—	—	—	—
Cash generated from recapitalization	—	—	—	—

Cash generated from operations, sales and refinancing	1,161,818	89,633	755,240	797,120

Add: Investment Management Fees	66,037	142,002	142,002	142,002

Less: Cash distributions to investors
- from operating cash flow	(386,340)	(231,635)	(897,242)	(939,122)
- from reserves	—	(774,457)	(108,704)	(65,217)
- from sales and refinancing	—	—	—	—
- from liquidating distributions	—	—	—	—

Cash generated (deficiency) after cash distributions	841,515	(774,457)	(108,704)	(65,217)
Less: Special Items	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	841,515	(774,457)	(108,704)	(65,217)

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	(47)	(98)	(72)	(78)
- from portfolio interest income	2	6	5	1
- from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	27	16	63	66
- Reserves	—	55	8	5
- Return of capital	—	—	—	—

Source (on cash basis)
- Sales	—	—	—	—
- Refinancing	—	—	—	—
- Reserves	—	55	8	5
- Real estate operations	27	16	63	66

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	100%	100%

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

	Resource Real Estate Investors, III, L.P.
	2005	2006	2007	2008
Gross Revenue	$21,332	$4,149,574	$6,952,194	$6,921,667
Income/loss on investment in unconsolidated entity	1,849	(7,110)	34,709	49,408
Profit on sale of properties	—	—	—	—
Less: Operating expenses	(26,410)	(2,582,210)	(4,648,977)	(4,862,867)
Interest expense	—	(1,135,500)	(2,162,554)	(2,167,999)
Depreciation	—	(1,504,627)	(2,166,940)	(1,431,668)
Depreciation from pass thru investments	(4,484)	(915,093)	(465,597)	(471,755)

Net Income – GAAP Basis	(7,713)	(1,994,966)	(2,457,165)	(1,963,214)

Taxable Income
- from operations	(11,187)	(761,780)	(1,537,715)	(2,102,081)
- from gain on sale	—	—	—	—

Cash generated from operations	87,626	1,259,613	534,977	1,101,128
Cash generated from equity investments	—	349,650	379,212	379,212
Cash generated from sales and refinancing	—	—	—	—
Cash generated from recapitalization	—	—	—	—

Cash generated from operations, sales and refinancing	87,626	1,609,263	914,189	1,480,340

Add: Investment Management Fees	—	138,455	250,000	250,000

Less: Cash distributions to investors
- from operating cash flow	—	(1,054,978)	(1,164,189)	(1,637,532)
- from reserves	—	—	(473,343)	—
- from sales and refinancing	—	—	—	—
- from liquidating distributions	—	—	—	—

Cash generated (deficiency) after cash distributions	87,626	692,740	(473,343)	92,808
Less: Special Items	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	87,626	692,740	(473,343)	92,808

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	(1)	(45)	(67)	(85)
- from portfolio interest income	4	15	5	1
- from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	—	42	47	65
- Reserves	—	—	19	—
- Return of capital	—	—	—	—

Source (on cash basis)
- Sales	—	—	—	—
- Refinancing	—	—	—	—
- Reserves	—	—	19	—
- Real estate operations	—	42	47	65

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	100%	100%

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

	Resource Real Estate Investors, IV, L.P.
	2006	2007	2008
Gross Revenue	$663,428	$10,310,314	$10,250,403
Income/loss on investment in unconsolidated entity	30,150	76,987	117,676
Profit on sale of properties	—	—	—
Less: Operating expenses	(260,781)	(5,115,118)	(6,520,432)
Interest expense	(148,591)	(2,843,510)	(3,002,570)
Depreciation	(258,520)	(4,394,187)	(2,507,531)
Depreciation from pass thru investments	(102,891)	(300,541)	(295,400)

Net Income – GAAP Basis	(77,205)	(2,266,055)	(1,957,854)

Taxable Income
- from operations	108,945	(677,543)	(2,318,338)
- from gain on sale	—	—	—

Cash generated from operations	804,358	4,322,870	1,520,445
Cash generated from equity investments	42,725	248,076	248,076
Cash generated from sales and refinancing	—	—	—
Cash generated from recapitalization	—	—	—

Cash generated from operations, sales and refinancing	847,083	4,570,946	1,768,521

Add: Investment Management Fees	20,556	279,900	295,404

Less: Cash distributions to investors
- from operating cash flow	(72,770)	(1,657,945)	(1,779,891)
- from reserves	—	—	—
- from sales and refinancing	—	—	—
- from liquidating distributions	—	—	—

Cash generated (deficiency) after cash distributions	794,869	3,192,901	284,034
Less: Special Items	—	—	—

Cash generated (deficiency) after cash distributions and special items	794,869	3,192,901	284,034

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	—	(40)	(82)
- from portfolio interest income	4	13	4
- from recapture	—	—	—
Capital gain (loss)	—	—	—

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	3	65	70
- Reserves	—	—	—
- Return of capital	—	—	—

Source (on cash basis)
- Sales	—	—	—
- Refinancing	—	—	—
- Reserves	—	—	—
- Real estate operations	3	65	70

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	100%

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

	Resource Real Estate Investors V, L.P.		Resource Real Estate Investors 6, L.P.		Resource Real Estate Investors 7, L.P.
	2007	2008	2007	2008	2008
Gross Revenue	$5,828,382	$10,757,366	$103,328	$7,555,547	$934,142
Income/loss on investment in unconsolidated entity	—	—	—	—	—
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	(2,193,598)	(5,217,976)	(59,098)	(5,269,225)	(483,291)
Interest expense	(2,493,956)	(4,434,639)	(27,301)	(2,454,141)	(329,048)
Depreciation	(2,709,880)	(3,965,730)	(39,897)	(3,553,760)	(316,830)
Depreciation from pass thru investments	—	—	—	—	—

Net Income – GAAP Basis	(1,569,052)	(2,860,979)	(22,968)	(3,721,579)	(195,027)

Taxable Income
- from operations	(492,284)	(2,450,195)	3,577	(2,624,767)	(116,847)
- from gain on sale	—	—	—	—	—

Cash generated from operations	1,668,063	2,824,672	748,432	1,210,836	233,172
Cash generated from equity investments	—	—	—	—	—
Cash generated from sales and refinancing	—	—	—	—	—
Cash generated from recapitalization	—	—	—	—	—

Cash generated from operations, sales and refinancing	1,668,063	2,824,672	748,432	1,210,836	233,172

Add: Investment Management Fees	157,506	320,091	2,400	302,933	28,389

Less: Cash distributions to investors
- from operating cash flow	(701,564)	(2,090,985)	0	(1,483,077)	(71,078)
- from reserves	—	—	—	—	—
- from sales and refinancing	—	—	—	—	—
- from liquidating distributions	—	—	—	—	—

Cash generated (deficiency) after cash distributions	1,124,005	1,053,778	750,832	30,692	190,483
Less: Special Items	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	1,124,005	1,053,778	750,832	30,692	190,483

Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
- from real estate rental activities	(23)	(81)	(2)	(83)	(22)
- from portfolio interest income	9	11	2	12	(7)
- from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—

Cash Distributions to Investors Source (on GAAP basis)
- Real estate rental activities	20	60	—	40	9
- Reserves	—	—	—	—	—
- Return of capital	—	—	—	—	—
Source (on cash basis)
- Sales	—	—	—	—	—
- Refinancing	—	—	—	—	—
- Reserves	—	—	—	—	—
- Real estate operations	20	60	—	40	9

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all in program)	100%	100%	100%	100%	100%

APPENDIX B

FORM OF SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT is made and entered into between Resource Real Estate Opportunity REIT, Inc., a Maryland corporation (the “Company”) and the investor(s) whose signature appears below (collectively or individually, the “Investor”). All information required by the Subscription Agreement will remain confidential. The Investor will not be admitted as a stockholder until (1) this Subscription Agreement has been accepted and countersigned by the Company or (2) your admission as a stockholder, which will be evidenced by the Company sending a confirmation of its acceptance. The Company may reject any subscription, in whole or in part, in its sole discretion.

State of Sale:

Amount of Subscription: $

Number of Shares of Common Stock:

☐	Shares are being purchased net of commissions

Instructions

Make your check payable to: “Resource Real Estate Opportunity REIT, Inc., TD Bank, N.A., Escrow Agent.” When the minimum subscription amount of $2,000,000 is reached, checks shall be payable to: “Resource Real Estate Opportunity REIT, Inc.” except that Pennsylvania investors should follow the instructions in the final prospectus of Resource Real Estate Opportunity REIT, Inc., as amended and supplemented as of the date hereof (the “Prospectus”), under “Plan of Distribution—Special Note to Pennsylvania Investors.” Minimum Subscription: 250 shares ($2,500). Send Subscription Documents, completed and signed, with check, to:

Darshan V. Patel

Chadwick Securities, Inc.

1845 Walnut Street, 10th Floor

Philadelphia, Pennsylvania 19103

866.469.0129

1.	INVESTOR INFORMATION

Please note: Investor information is required for all registration types. If this is a custodial investment through an IRA or otherwise, the custodian must provide the information in the Custodian/Trustee Information section in Section 2.

Investor Name	SSN/Tax ID		DOB

Investor Name	SSN/Tax ID		DOB

Street Address	City	State	Zip

Optional Mailing Address	City	State	Zip

Phone (day)	Phone (evening)

Email

☐  US Citizen        ☐  US Citizen residing outside of US        ☐  Foreign citizen, country

(CHECK ONE): I am a:    Calendar Year Taxpayer  ☐    Fiscal Year Taxpayer  ☐

2.	INVESTMENT TYPE (CHECK ONE)

Non-Qualified-	☐	Tenants-in-Common(1)	☐	C Corporation(2)

	☐	Joint Tenants with Right of Survivorship(1)	☐	S Corporation(2)

	☐	Individual	☐	Community Property(1)

	☐	Trust(2)	☐	Limited Liability Company(2)

	☐	Partnership(2)	☐	Other:

	☐	Uniform Gift to Minors Act: State of

	☐	Uniform Transfer to Minors Act: State of

Qualified*-	☐	Traditional (Individual) IRA	☐	Pension or Profit Sharing Plan(2)

	☐	Simple IRA	☐	KEOGH Plan(2)

	☐	SEP IRA	☐	Other:

	☐	ROTH IRA

	☐	Beneficial as Beneficiary for:

Custodian/Trustee Information – To be completed by custodian

Name of Custodian:

Address:

City, State, ZIP:

Telephone #:

Custodian Tax ID #:

Custodian Account #:

*	See “ERISA Considerations” in the Prospectus for a discussion of risks related to an investment in shares by certain tax-exempt or tax-deferred plans.
(1)	All parties must sign.
(2)	Enclose supporting documents.

3.	SUITABILITY (TO BE COMPLETED BY ALL INVESTORS)

Occupation:	Annual Income:	Net Worth:

Investment Objectives:

Nature of Other Investments or Securities Holdings:

4.	DISTRIBUTION INFORMATION (CHOOSE ONE OR MORE OF THE FOLLOWING OPTIONS)

If you select more than one option you must indicate the percentage of your distribution to be applied to each and the sum of the allocations must equal 100%.

% of Distribution
☐	I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.*

☐	Send distributions via check to Investor’s home address (or for Qualified Plans to the address listed in Section 2).

☐	Send distributions via check to alternate payee listed here (not available for qualified plans without custodial approval).

Name:

Address:

City:	State:	Zip Code:

Account No.:

% of Distribution

☐	Direct Deposit (Attach Voided Check) I authorize Resource Real Estate Opportunity REIT, Inc. or its agent (collectively, Resource Real Estate) to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Resource Real Estate in writing to cancel it. In the event that Resource Real Estate deposits funds erroneously into my account, Resource Real Estate is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:	Checking ☐	Savings ☐

ABA/Routing Number:

Account Number:

*	If you elect to participate in the Distribution Reinvestment Plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you will promptly notify the Company in writing of that fact.

5.	INVESTOR SIGNATURES (TO BE COMPLETED BY ALL INVESTORS)

Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

Initials

[ ] (owner)	[ ] (co-owner, if any)	1.	I have received the Prospectus for the Company at least five business days before signing the Subscription Agreement.

[ ] (owner)	[ ] (co-owner, if any)	2.	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

[ ] (owner)	[ ] (co-owner, if any)	3.	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

[ ] (owner)	[ ] (co-owner, if any)	4.	I am purchasing the shares for my own account.

[ ] (owner)	[ ] (co-owner, if any)	5.	I understand that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Taxpayer Identification Number Certification – Check the first box below pursuant to its instructions, unless you are a foreign investor or you are investing as a U.S. grantor trust.

Note: If there is a change in circumstances which makes any of the information provided by you in your certification below incorrect, then you are under a continuing obligation so long as you own shares in the Company to notify the Company and furnish the Company a new certificate within thirty (30) days of the change.

☐	Under penalties of perjury, I certify that:

(1)	the number provided in my Subscription Agreement is my correct “TIN” (i.e., social security number or employer identification number);

(2)	I am not subject to backup withholding because (a) I am exempt from backup withholding under §3406(g)(1) of the Internal Revenue Code and the related regulations, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. person (which includes U.S. citizens, resident aliens, entities or associations formed in the U.S. or under U.S. law, and U.S. estates and trusts other than grantor trusts.)

Note: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

☐	Foreign Investor. I have provided the Company with the appropriate Form W-8 certification or, if a joint account, each joint account owner has provided the Company the appropriate Form W-8 certification, and if any one of the joint account owners has not established foreign status, that joint account owner has provided the Company with a certified TIN.

☐	U.S. Grantor Trusts. Under penalties of perjury, I certify that:

(1)	the trust designated as the Investor on my Subscription Agreement is a United States grantor trust which I can amend or revoke during my lifetime;

(2)	under subpart E of subchapter J of the Internal Revenue Code (check only one of the boxes below):

☐	(a) 100% of the trust is treated as owned by me;

☐	(b) the trust is treated as owned in equal shares by me and my spouse; or

☐	(c) % of the trust is treated as owned by , and the remainder is treated as owned % by me and % by my spouse); and

(3)	each grantor or other owner of any portion of the trust as certified by me in (2)(a), (b) or (c) above, has provided the Company with the appropriate Form W-8 or Form W-9 certification.

Note: If you check the box in (2)(c), you must insert the information called for by the blanks.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

IN WITNESS WHEREOF, I have executed this execution page this          day of             , 200    .

X

X
Investor(s) Signature(s)

Title, if applicable

TO BE COMPLETED BY REGISTERED REPRESENTATIVE (For Commission and Other Purposes)

The Investor’s Registered Representative must sign below to complete the order. The Registered Representative hereby warrants that he or she is duly licensed and may lawfully sell shares of common stock in the state designated as the Investor’s legal residence. The Registered Representative agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the Investor for a period of six years. The undersigned confirms by his or her signature that he or she (i) has reasonable grounds to believe that the information and representations concerning the Investor identified herein are true, correct and complete in all respects; (ii) has discussed such Investor’s prospective purchase of shares with such Investor; (iii) has advised such Investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) has delivered the Prospectus to such Investor; (v) has reasonable grounds to believe that the Investor is purchasing these shares for his or her own account; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such Investor, that such Investor meets the suitability standards applicable to such Investor as set forth in the Prospectus, and that such Investor is in a financial position to enable such Investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I understand this Subscription Agreement is for Resource Real Estate Opportunity REIT, Inc.

Name of Registered Representative and CRD Number	Name of Broker/Dealer

Signature of Registered Representative	Broker/Dealer CRD Number

Registered Representative Office Address:	Broker/Dealer E-mail Address:

NOTICE TO BROKER-DEALER

Only original, completed copies of the Subscription Agreement can be accepted. Send Subscription Documents, completed

and signed, with check MADE PAYABLE TO: “Resource

Real Estate Opportunity REIT, Inc., TD Bank, N.A.,

Escrow Agent” to:

Phone Number:

Facsimile Number:

E-mail Address:	Darshan V. Patel
Chadwick Securities, Inc.
1845 Walnut Street, 10th Floor
Company Name (if other than Broker/Dealer Name)	Philadelphia, Pennsylvania 19103

When the minimum subscription proceeds of $2,000,000 have been received, checks may be payable to “Resource Real Estate Opportunity REIT, Inc.” except that Pennsylvania investors should follow the instructions in the Prospectus under the “Plan of Distribution—Special Note to Pennsylvania Investors.”

TO BE COMPLETED BY RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

ACCEPTED THIS day	RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.
of , 200

By:
Name:
Title:

APPENDIX C

DISTRIBUTION REINVESTMENT PLAN

Resource Real Estate Opportunity REIT, Inc., a Maryland corporation (the “Company”), has adopted a Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Number of Shares Issuable. The number of shares of Common Stock authorized for issuance under the DRP is 7,500,000.

2. Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3. Distribution Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. Such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on shares of Common Stock purchased in the DRP.

4. Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid monthly as authorized and declared by the Company’s board of directors.

5. Purchase of Shares. Until completion of the Company’s offering stage, Participants will acquire Common Stock at a price of $9.50 per share. No later than 18 months after completion of the Company’s offering stage, Participants will acquire Common Stock at a price equal to the estimated value of the Company’s Common Stock, as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose; provided however, that the time frame before which an estimated value per share is established may be different depending on regulatory requirements or if necessary to assist broker dealers who sell shares in the Company’s offering. The Company’s offering stage will be complete when the Company is no longer publicly offering equity securities and has not done so for one year. For the purpose of determining when the Company’s offering stage is complete, public equity offerings do not include offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan or redemption of interests in Resource Real Estate Opportunity OP, LP, the Company’s operating partnership. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

6. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7. Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

C-1

9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

10. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11. Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ written notice to the Participants.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law. The DRP shall be governed by the laws of the State of Maryland.

C-2

Until             , 2009 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 25, to read about risks you should consider before buying shares of our common stock.

Maximum Offering of

82,500,000 Shares

of Common Stock

Minimum Offering of

200,000 Shares

of Common Stock

PROSPECTUS

CHADWICK SECURITIES, INC.

, 2009

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Resource Real Estate Opportunity REIT, Inc. (the “Company”) in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee. All amounts are estimated except the SEC registration fee and FINRA filing fee.

Item	Amount
SEC registration fee	$45,826
FINRA filing fee	75,500
Legal fees and expenses	2,000,000
Blue sky fees and expenses	104,000
Accounting fees and expenses	1,000,000
Sales and advertising expenses	412,500
Issuer costs regarding bona fide training and education meetings and retail seminars	150,000
Printing	2,202,750
Postage and delivery of materials	825,000
Transfer agent and escrow fees	253,750
Due diligence expenses	825,000
Telephone	107,250
Other expenses related to registration and offering of the securities	3,045,000

Total	$11,046,576

Item 32.	Sales to Special Parties

The Company’s directors and officers and (to the extent consistent with applicable laws and regulations) the employees of Resource Real Estate Opportunity Advisor, LLC and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives will be allowed to purchase shares in the Company’s primary offering at a discount from the public offering price. The purchase price for such shares will be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to the Company from such sales made net of commissions will be substantially the same as the net proceeds the Company receives from other sales of share in the primary offering.

Item 33.	Recent Sales of Unregistered Securities

In connection with its organization, on June 17, 2009, the Company issued 20,000 shares of its common stock to Resource Real Estate Opportunity Advisor at a purchase price of $10.00 per share for an aggregate purchase price of $200,000. The Company issued these shares in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

Item 34.	Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (“SEC”) and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a)	Financial Statements. See Index to Consolidated Balance Sheet and Prior Performance Tables.

(b)	Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description
1.1	Form of Dealer Manager Agreement*

3.1	Form of Amended and Restated Articles of Incorporation

3.2	Form of Bylaws

4.1	Form of Subscription Agreement, included as Appendix B to prospectus

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)*

4.3	Distribution Reinvestment Plan, included as Appendix C to prospectus

4.4	Share Redemption Program*

4.5	Escrow Agreement*

5.1	Opinion of DLA Piper LLP (US) re legality*

8.1	Opinion of DLA Piper LLP (US) re tax matters*

10.1	Form of Advisory Agreement*

10.2	Form of Property Management Agreement*

21.1	Subsidiaries of the Company*

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)*

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney, included on signature page of registration statement

*	To be filed by amendment.

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each material property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for the material properties acquired during the distribution period if such financial statements would be due under Items 2.01 and 9.01 of Form 8-K.

(g) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM

Table VI presents summary information on properties acquired since January 1, 2006 by Prior Real Estate Programs having similar or identical investment objectives to those of Resource Real Estate Opportunity REIT, Inc. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are through December 31, 2008.

	Fund	Location	Type of Property	Number of Units	Total Square Feet of Units	Date of Purchase	Mortgage financing at date of purchase	Cash Down Payment	Contract price plus acquisition fee	Other cash expenditures expensed	Other cash expenditures capitalized	Total Acquisition cost
Santa Fe	R3	El Paso, TX	Multi- Family	272	186,144	1/27/2006	8,080,000	2,409,000	10,112,900	—	376,505	10,489,405

Fox Glove	R3	El Paso, TX	Multi- Family	176	163,232	1/27/2006	6,000,000	1,940,000	7,634,500	—	305,407	7,939,907

Howell Bridge	R3	Atlanta, GA	Multi- Family	256	296,008	9/22/2006	12,900,000	7,727,000	19,887,563	—	2,494,805	22,382,368

Grove at White Oak	R3	Houston, TX	Multi- Family	156	113,960	9/28/2006	9,000,000	3,038,000	11,613,125	—	900,546	12,513,671

Wind Tree	R4	El Paso, TX	Multi- Family	176	154,080	2/28/2007	7,097,500	2,493,000	9,228,194	—	1,694,386	10,922,580

Pear Tree	R4	El Paso, TX	Multi- Family	130	140,039	3/30/2007	5,480,000	1,966,000	7,089,400	—	1,715,817	8,805,217

Magnolia Villas	R5	Savannah, GA	Multi- Family	144	161,200	6/28/2007	9,040,000	3,210,000	11,680,099	—	1,830,254	13,510,353

West Wind	R5	Savannah, GA	Multi- Family	192	215,780	6/28/2007	14,880,000	5,530,000	19,218,868	—	2,635,205	21,854,073

Ryan’s Crossing	R5	El Paso, TX	Multi- Family	248	173,840	9/28/2007	8,255,000	5,734,000	13,098,121	—	2,467,082	15,565,203

Memorial Towers	R6	Houston, TX	Multi- Family	112	109,928	12/18/2007	7,400,000	2,525,000	9,573,123	—	2,264,178	11,837,301

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM

	Fund	Location	Type of Property	Number of Units	Total Square Feet of Units	Date of Purchase	Mortgage financing at date of purchase	Cash Down Payment	Contract price plus acquisition fee	Other cash expenditures expensed	Other cash expenditures capitalized	Total Acquisition cost
Villas of Henderson Pass	R6	San Antonio, TX	Multi- Family	228	167,739	12/27/2007	10,800,000	3,546,000	13,803,723	—	2,305,535	16,109,258

Foxcroft	R6	Scarborough, ME	Multi- Family	104	98,800	1/29/2008	8,760,000	3,994,000	12,385,971	—	1,756,103	14,142,074

Coach Lantern	R6	Scarborough, ME	Multi- Family	90	97,860	1/29/2008	7,884,000	3,583,000	11,152,891	—	1,874,611	13,027,502

Park Hill	R6	San Antonio, TX	Multi- Family	288	202,000	2/29/2008	10,430,000	5,695,000	15,385,087	—	3,123,159	18,508,246

Tamarlane	R7	Scarborough, ME	Multi- Family	115	101,801	7/31/2008	9,931,000	1,020,469	12,660,300	—	1,793,869	14,454,169

Bent Oaks	R7	Austin, TX	Multi- Family	146	105,993	12/10/2008	6,120,000	1,967,311	7,935,980	—	2,780,308	10,716,288

Cape Cod	R7	San Antonio, TX	Multi- Family	212	145,168	12/10/2008	6,362,000	2,179,635	8,448,135	—	2,690,308	11,138,443

Woodhollow	R7	Austin, TX	Multi- Family	108	96,840	12/12/2008	5,240,000	1,655,325	6,787,899	—	2,012,503	8,800,402

Woodland Hills	R7	Decatur, GA	Multi- Family	228	266,142	12/19/2008	13,590,000	3,914,770	17,288,951	—	3,762,607	21,051,558

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 7th day of July, 2009.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

By:	/s/ Alan F. Feldman
Alan F. Feldman Chief Executive Officer

We, the undersigned officers and directors of Resource Real Estate Opportunity REIT, Inc., hereby severally constitute Alan F. Feldman, Kevin M. Finkel and Steven R. Saltzman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Resource Real Estate Opportunity REIT, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Alan F. Feldman	Chief Executive Officer and Director (Principal Executive Officer)	July 7, 2009
Alan F. Feldman

/s/ Steven R. Saltzman	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	July 7, 2009
Steven R. Saltzman

/s/ Jonathan Z. Cohen	Director	July 7, 2009
Jonathan Z. Cohen